As Filed with the Securities and Exchange Commission on June 18, 2015
Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-3
REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.
 (Exact name of Registrant as specified in its charter)
Delaware	27-5333184
(State of Incorporation)	(I.R.S. Employer Identification No.)
110 East 59th Street
New York, New York 10022
(212) 938-5000
 (Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Anthony Orso
CCRE Commercial Mortgage Securities, L.P.
110 East 59th Street
New York, New York 10022
(212) 938-5000
 (Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Lisa Pauquette, Esq. Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, New York 10281 (212) 504-6298

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(2)
Commercial Mortgage Pass‑Through Certificates, issued in Series Commercial Mortgage-Backed Notes, issued in Series	$1,000,000	100%	$1,000,000	$116.20

(1)            Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(2)            In addition, the Registrant previously filed a Registration Statement on Form S-3 (Registration No. 333-172863) (the "Prior Registration Statement").  The Prior Registration Statement has $1,958,140,000 of unsold Commercial Mortgage Pass-Through Certificates available to the Registrant.  A filing fee of $227,340.10 was paid in connection with such unsold Commercial Mortgage Pass-Through Certificates at the time the Prior Registration Statement became effective.  Pursuant to Rule 415(a)(6) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, such unsold securities are being included on this Registration Statement, and the filing fee paid in connection with such unsold securities shall continue to be applied to such unsold securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
This Registration Statement contains a combined prospectus consisting of a base prospectus and a form prospectus supplement relating to the offer and sale of mortgage and asset-backed securities of CCRE Commercial Mortgage Securities, L.P.  The form of prospectus supplement for the offered certificates follows immediately after this explanatory note.  The base prospectus follows immediately after the form of prospectus supplement.

SUBJECT TO COMPLETION DATED JUNE 18, 2015

PROSPECTUS SUPPLEMENT
 (To Base Prospectus dated ________, 20[__])
$[_____] (Approximate)
CCRE Commercial Mortgage Securities Trust, Series [_____]
as Issuing Entity
CCRE Commercial Mortgage Securities, L.P.
as Depositor
Cantor Commercial Real Estate Lending, L.P.
[_____]
as Sponsors and Loan Sellers
Commercial Mortgage Pass‑Through Certificates,
 Series [_____]
The Commercial Mortgage Pass‑Through Certificates, Series [_____] will include [_____] classes of certificates that CCRE Commercial Mortgage Securities, L.P. is offering pursuant to this prospectus supplement.  The Series [_____] certificates represent the beneficial ownership interests in the issuing entity only and will not represent the obligations of the depositor, the sponsors or any of their affiliates.  The trust's main assets will be a pool of [_____] fixed rate mortgage loans secured by first liens on various types of commercial and multifamily properties.  Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

	Initial Certificate Principal or Notional Amount(1)	Approximate Initial Pass‑Through Rate(2)	Pass‑Through Rate Description	[Anticipated Ratings [_____](3)]	[Rated Final Distribution Date]
Class [A‑1]	$[_______]	[_____]%	[_____]	[_____(sf)]	[_____]
Class [A‑2]	$[_______]	[_____]%	[_____]	[_____(sf)]	[_____]
Class [A‑3]	$[_______]	[_____]%	[_____]	[_____(sf)]	[_____]
Class [X]	$[_______](6)	[_____]%	[_____](7)	[_____(sf)]	[_____]
Class [B]	$[_______]	[_____]%	[_____](8)	[_____(sf)]	[_____]
Class [C]	$[_______]	[_____]%	[_____](8)	[_____(sf)]	[_____]
Class [D]	$[_______]	[_____]%	[_____](8)	[_____(sf)]	[_____]
Class [E]	$[_______]	[_____]%	[_____](8)	[_____(sf)]	[_____]

_____________________
(Footnotes to table begin on page S‑[__])
THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING BASE PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.
You should carefully consider the "risk factors" beginning on page S-[__] of this prospectus supplement and page [_] of the base prospectus.
Each class of certificates will receive distributions of interest, principal or both monthly, commencing on [_____], 20[__].  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under "Description of the Offered Certificates—Subordination" in this prospectus supplement.
The underwriters, Cantor Fitzgerald & Co., [_____], [_____] and [_____], will purchase the offered certificates from CCRE Commercial Mortgage Securities, L.P. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale.  See "Plan of Distribution" in this prospectus supplement.  The underwriters expect to deliver the offered certificates to purchasers in book‑entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about [_____], 20[__].  CCRE Commercial Mortgage Securities, L.P. expects to receive from this offering approximately $[_____], plus accrued interest from [_____], 20[__], before deducting expenses payable by the depositor.
The issuing entity will be relying upon an exclusion or exemption from the definition of "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a "covered fund" for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in "Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates" in this prospectus supplement).  See also "Legal Investment" in this prospectus supplement.

Cantor Fitzgerald & Co.	[____________]
[___________________]	[____________]
The date of this prospectus supplement is [_____________]

CERTIFICATE SUMMARY	S-9
SUMMARY OF PROSPECTUS SUPPLEMENT	S-11
RISK FACTORS	S-36
Risks Related to the Market	S-36
Risks Related to the Mortgage Loans	S-41
Risks Related to the Certificates	S-75
Risks Related to Conflicts of Interest	S-82
DESCRIPTION OF THE MORTGAGE POOL	S-87
General	S-87
[Certain Variances from Underwriting Standards	S-88
Certain Calculations and Definitions	S-88
Certain Characteristics of the Mortgage Loans	S-88
Additional Indebtedness	S-89
The Split-Loans	S-94
[Significant Obligors]	S-95
Representations and Warranties	S-95
Sale of Mortgage Loans; Mortgage File Delivery	S-95
Cures, Repurchases and Substitutions	S-96
Additional Information	S-99
TRANSACTION PARTIES	S-99
The Issuing Entity	S-99
The Depositor	S-99
The Sponsors and Loan Sellers	S-100
The Originators	S-102
The Trustee	S-104
Servicers	S-106
The Master Servicer	S-106
[Primary Servicer	S-107
[Affiliated Sub‑Servicers	S-108
[Significant Sub‑Servicers	S-108
The Special Servicer	S-108
Servicing and Other Compensation and Payment of Expenses	S-109
Affiliations and Certain Relationships	S-112
DESCRIPTION OF THE OFFERED CERTIFICATES	S-112
General	S-112
Distributions	S-113
Subordination	S-125
Appraisal Reductions	S-126
Voting Rights	S-128
Delivery, Form and Denomination	S-129
Book‑Entry Registration	S-130
Certificateholder Communication	S-132
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	S-133
Yield	S-133
Yield on the Class [X] Certificates	S-135
Weighted Average Life of the Offered Certificates	S-135
Price/Yield Tables	S-139
THE POOLING AND SERVICING AGREEMENT	S-144
General	S-144
Assignment of the Mortgage Loans	S-144
Servicing of the Mortgage Loans	S-144
Servicing of the Split-Loans	S-148
Advances	S-148
Accounts	S-151
Withdrawals from the Collection Account	S-152
Enforcement of "Due‑On‑Sale" and "Due‑On‑Encumbrance" Clauses	S-153
Inspections	S-154
Evidence as to Compliance	S-154
Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor	S-155
Events of Default	S-156
Rights Upon Event of Default	S-157
Waivers of Events of Default	S-158
Termination of the Special Servicer Without Cause	S-158
Amendment	S-159
Realization Upon Mortgage Loans	S-160
Controlling Class Representative	S-165
Operating Advisor	S-168
Asset Status Reports	S-172
Termination; Retirement of Certificates	S-173
Optional Termination; Optional Mortgage Loan Purchase	S-173
Reports to Certificateholders; Available Information	S-174
USE OF PROCEEDS	S-179
FEDERAL INCOME TAX CONSEQUENCES	S-179
STATE TAX AND LOCAL CONSIDERATIONS	S-180
ERISA CONSIDERATIONS	S-180
LEGAL INVESTMENT	S-182
PLAN OF DISTRIBUTION	S-182
LEGAL MATTERS	S-183
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-184
[RATINGS	S-184
INDEX OF SIGNIFICANT DEFINITIONS	S-186

ANNEX A	MORTGAGE POOL INFORMATION
ANNEX B	TOP TEN LOAN SUMMARIES
ANNEX C	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ANNEX D	STRUCTURAL AND COLLATERAL TERM SHEET
ANNEX E	SPONSOR REPRESENTATIONS AND WARRANTIES

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
 PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS
Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this prospectus supplement are intended to supplement the terms contained in the accompanying base prospectus.  References in the accompanying prospectus to "prospectus supplement" should, in general, be treated as references to this prospectus supplement insofar as they relate to the certificates offered by this prospectus supplement.
We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this prospectus supplement does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission's internet website (http://www.sec.gov).
You should rely only on the information contained in this prospectus supplement (including the annexes hereto) and the base prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the base prospectus.  The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.
This prospectus supplement begins with two introductory sections describing the Series [_____] certificates and the issuing entity in abbreviated form:
•	Certificate Summary, commencing on page S‑[__] of this prospectus supplement, which sets forth important statistical information relating to the Series [_____] certificates; and
•
Summary of Prospectus Supplement, commencing on page S‑[__] of this prospectus supplement, which gives a brief introduction to the key features of the Series [_____] certificates and a description of the underlying mortgage loans.

You should carefully review the Risk Factors section commencing on page S‑[__] of this prospectus supplement, which describes risks that apply to the Series [_____] certificates which are in addition to those described in the base prospectus with respect to the securities issued by the issuing entity generally.
This prospectus supplement and the accompanying base prospectus include cross references to sections in these materials where you can find further related discussions.  The Tables of Contents in this prospectus supplement and the base prospectus identify the pages where these sections are located.
Certain capitalized terms are defined and used in this prospectus supplement and the base prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Significant Definitions" commencing on page S‑[___] of this prospectus supplement.  The capitalized terms used in the base prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page [__] of the base prospectus.
In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to CCRE Commercial Mortgage Securities, L.P.

References to "lender" with respect to the mortgage loans generally should be construed to mean the trustee as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under the "The Pooling and Servicing Agreement" in this prospectus supplement.
EUROPEAN ECONOMIC AREA
IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:
(i)      TO ANY LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE;
(ii)    TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE), AS PERMITTED UNDER THE PROSPECTUS DIRECTIVE; OR
(iii)   IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE:
PROVIDED THAT NO SUCH OFFER OF CERTIFICATES SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.
FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE BASE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "BASE PROSPECTUS DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION "2010 PD AMENDING DIRECTIVE" MEANS DIRECTIVE 2010/73/EU.
ARTICLE 122A
PROSPECTIVE INVESTORS SHOULD NOTE THAT NEITHER THE DEPOSITOR NOR ANY OF ITS AFFILIATES HAS COMMITTED TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THIS TRANSACTION.  THAT HAS CERTAIN CONSEQUENCES FOR EUROPEAN UNION ("EU") CREDIT INSTITUTIONS WHO ARE SUBJECT TO THE PROVISIONS OF ARTICLE 122A OF THE BANKING CONSOLIDATION DIRECTIVE 2006/48/EC (AS AMENDED).  PROSPECTIVE INVESTORS ARE REFERRED TO "RISK FACTORS—RISKS RELATED TO THE MARKET—LEGAL AND

REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION ON ARTICLE 122A.
UNITED KINGDOM
EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:
(A)                  IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKET ACT (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND
(B)                   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.
NOTICE TO UNITED KINGDOM INVESTORS
WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY EITHER AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, "EXEMPT PERSONS").  IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE ISSUER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS "RELEVANT PERSONS").  THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.
POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.
FORWARD‑LOOKING STATEMENTS
In this prospectus supplement and the base prospectus, we use certain forward‑looking statements.  These forward‑looking statements, together with the related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations."  Forward‑looking statements are also found elsewhere in this prospectus supplement and base prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:
•       economic conditions and industry competition,
•       political and/or social conditions, and

•       the law and government regulatory initiatives.
We will not update or revise any forward‑looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY
Class	Initial Certificate Principal or Notional Amount(1)	Approximate Credit Support	Approximate Initial Pass‑Through Rate(2)	Pass‑Through Rate Description	[Ratings [_____](3)]	Weighted Avg. Life (yrs.)(4)	Principal Window(4)
Offered Certificates
[A‑1]	$[_____]	[_____](5)%	[_____]%	[_____]	[_____(sf)]	[_____]	[_____]
[A‑2]	$[_____]	[_____](5)%	[_____]%	[_____]	[_____(sf)]	[_____]	[_____]
[A‑3]	$[_____]	[_____](5)%	[_____]%	[_____]	[_____(sf)]	[_____]	[_____]
[X]	$[_____](6)	[_____]%	[_____]%	[_____](7)	[_____(sf)]	[_____]	[_____]
[B]	$[_____]	[_____]%	[_____]%	[_____](8)	[_____(sf)]	[_____]	[_____]
[C]	$[_____]	[_____]%	[_____]%	[_____](8)	[_____(sf)]	[_____]	[_____]
[D]	$[_____]	[_____]%	[_____]%	[_____](8)	[_____(sf)]	[_____]	[_____]
[E]	$[_____]	[_____]%	[_____]%	[_____](8)	[_____(sf)]	[_____]	[_____]
Non‑Offered Certificates
[F]	$[_____]	[_____]%	[_____]%	[_____](9)	[_____(sf)]	[_____]	[_____]
[G]	$[_____]	[_____]%	[_____]%	[_____](9)	[_____(sf)]	[_____]	[_____]
[H]	$[_____]	N/A	[_____]%	[_____](9)	[N/A]	[_____]	[_____]
[R](10)	N/A	N/A	N/A	N/A	[N/A]	N/A	N/A

_____________________
(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	Approximate as of the closing date.
[(3)	Ratings shown are those of [_____]. Subject to the discussion under "Ratings" in this prospectus supplement, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable Rated Final Distribution Date. Certain nationally recognized statistical ratings organizations ("NRSROs") that were not hired by the Depositor may use information they receive pursuant to Rule 17g‑5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to rate the Certificates. We cannot assure you as to what ratings a non‑hired NRSRO would assign. See "Risk Factors—Risks Related to the Certificates—Ratings of the Offered Certificates May Not Accurately Reflect Risks and May Be Withdrawn or Downgraded" in this prospectus supplement. The Rating Agencies have informed us that the "(sf)" designation in the ratings represents an identifier of structure finance product ratings and was implemented by the Rating Agencies for ratings of structured finance products as of August 2010. For additional information about this identifier, prospective investors may register and log onto [insert rating agency website addresses].]
(4)	Assuming no prepayments and according to the modeling assumptions described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.
(5)	The credit support percentages set forth for the Class [A‑1], Class [A-2] and Class [A‑3] certificates are represented in the aggregate.
(6)	The Class [X] certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class [X] certificates at its pass‑through rate based upon its notional amount. The notional amount of the Class [X] certificates will initially be $[_____], which will be equal to the aggregate initial principal amounts of the Class [A‑1], Class [A-2], Class [A‑3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] certificates.
(7)	The pass‑through rate on the Class [X] certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360‑day year consisting of twelve 30‑day months), over (ii) the weighted average of the pass‑through rates of the Class [A‑1], Class [A-2], Class [A‑3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] certificates as described in this prospectus supplement.
(8)	For any distribution date, the pass‑through rates on the Class [B], Class [C], Class [D] and Class [E] certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360‑day year consisting of twelve 30‑day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)	For any distribution date, the pass‑through rates on the Class [F], Class [G] and Class [H] certificates will each be equal to a per annum rate equal to the lesser of [___]% and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360‑day year consisting of twelve 30‑day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.
(10)	The Class [R] certificates will not have a certificate principal amount, notional amount, pass‑through rate, rating or rated final distribution date. The Class [R] certificates represent the residual interests in each Trust REMIC, as further described in this prospectus supplement. The Class [R] certificates will not be entitled to distributions of principal or interest.
The Class [F], Class [G], Class [H] and Class [R] certificates are not offered by this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT
The following is only a summary.  Detailed information appears elsewhere in this prospectus supplement and in the accompanying base prospectus.  That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates.  To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying base prospectus.  See "Index of Significant Definitions" in this prospectus supplement and "Index of Defined Terms" in the base prospectus for definitions of capitalized terms.
Title, Registration and Denomination of Certificates
The certificates to be issued are known as the CCRE Commercial Mortgage Securities Trust, Series [_____], Commercial Mortgage Pass‑Through Certificates, Series [_____].  The offered certificates will be issued in book‑entry form through The Depository Trust Company, or DTC, and its participants.  You may hold your certificates through:  (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe.  Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.  See "Description of the Offered Certificates—Book‑Entry Registration" in this prospectus supplement and "Description of the Securities—General" in the base prospectus.  We will issue the offered certificates in denominations of $[_____] and integral multiples of $1 above $[_____].
Transaction Parties
Issuing Entity	CCRE Commercial Mortgage Securities Trust, Series [_____], a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement will issue the certificates. For additional information regarding the issuing entity, see "Transaction Parties—The Issuing Entity" in this prospectus supplement.

Depositor	CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership, is the depositor. As depositor, CCRE Commercial Mortgage Securities, L.P. will acquire the mortgage loans from the sponsors and deposit them into the issuing entity. The depositor's address is 110 East 59th Street, New York, New York 10022 and its telephone number is (212) 938‑5000. For additional information regarding the depositor, see "Transaction Parties—The Depositor" in this prospectus supplement and "The Depositor" in the base prospectus. All references to the depositor in this prospectus supplement are references to the depositor in the base prospectus.

Sponsors and Loan Sellers	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership, and [_____], a [insert entity type and jurisdiction of organization], are the sponsors of this transaction. The sponsors have organized and initiated the transaction in which the certificates will be issued. The sponsors will sell the mortgage loans to the depositor. For additional information regarding the sponsors and loan sellers, see "Transaction Parties—The Sponsors and Loan Sellers" in this prospectus supplement.

Originators	The mortgage loans were originated by:

• Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership ([_____]%); and

• with respect to [_____] mortgage loans, [_____] and [_____], on a joint basis ([_____]%).

For additional information regarding the originators, see "Transaction Parties—The Originators" in this prospectus supplement.

[CCRE Lending varied from the underwriting standards described under "Transaction Parties—Originators—CCRE" in this prospectus supplement in the underwriting or origination of certain Mortgage Loans.  [Insert description of the nature of any material exceptions granted by the originator to its underwriting standards, including the number and percentage of loans with such exceptions.]  See "Description of the Mortgage Pool—Certain Variances from Underwriting Standards" in this prospectus supplement.]

Trustee	[_____], a [insert entity type and jurisdiction of organization], will act as trustee. The trustee will initially act as trustee, custodian, paying agent, certificate registrar and authenticating agent. The principal corporate trust offices of the trustee are located at [_____]. For additional information regarding the trustee, see "Transaction Parties—The Trustee" in this prospectus supplement.

Master Servicer
[_____], a [insert entity type and jurisdiction of organization].  The master servicer will initially service all of the mortgage loans pursuant to the pooling and servicing agreement.  The Master Servicer may elect to retain one or more primary servicers or sub-servicers to perform some or all of its servicing duties.   For additional information regarding the master servicer, see "Transaction Parties—The Master Servicer" and "—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

[Primary Servicer	[_____] will act as primary servicer with respect to those mortgage loans sold to issuing entity by [_____]. For additional information regarding the primary servicer, See "Transaction Parties —Primary Servicer" in this prospectus supplement.]

[Affiliated Sub-Servicers	Each of the following entities will be or is expected to be a sub-servicer of mortgage loans and is affiliated with us, one of the sponsors or one of the underwriters:
Affiliated Sub- Servicer	Number of Mortgage Loans	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]
__________________ For additional information regarding affiliated sub-servicers, see "Transaction Parties—Affiliated Sub-Servicers" in this prospectus supplement.]

[Significant Sub-Servicers
Each of the following entities will be or is expected to be a sub-servicer of mortgage loans constituting in the aggregate 10% or more of the initial pool balance and is not affiliated with us, any of the sponsors or any of the underwriters:

Sub-Servicer	Number of Mortgage Loans	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]
__________________ For additional information regarding significant sub-servicers, see "Transaction Parties—Significant Sub-Servicers" in this prospectus supplement.]

Special Servicer
[_____], a [insert entity type and jurisdiction of organization].  The Special Servicer will service specially serviced mortgage and any REO properties pursuant to the pooling and servicing agreement.  For additional information regarding the special servicer, see "Transaction Parties—The Master Servicer" and "—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

Controlling Class	(i) During a subordinate control period, the controlling class is the most subordinate class of the Class [F], Class [G] and Class [H] certificates that has an outstanding certificate principal amount, net of any appraisal reduction amounts notionally allocated thereto, that is at least equal to 25% of its initial certificate principal amount or (ii) during the collective consultation period, the controlling class is the most subordinate class of the Class [F], Class [G] and Class [H] certificates that has an outstanding certificate principal amount, without regard to appraisal reduction amounts, that is at least equal to 25% of its initial certificate principal amount. No other class of certificates will be eligible to act as the controlling class. For additional information regarding the controlling class, see "The Pooling and Servicing Agreement—Controlling Class Representative" in this prospectus supplement.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).  It is anticipated that [_____] will be the initial controlling class representative.

During a subordinate control period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

During the collective consultation period, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

During the senior consultation period, all of the consent and consultation rights of the controlling class representative will terminate.

The controlling class representative will not have any approval or consultation rights with respect to a split-loan during a companion loan control period for such split-loan.

The controlling class representative will have certain rights to direct and consult with the special servicer as described under "The Pooling and Servicing Agreement—Controlling Class Representative" in this prospectus supplement.  For instance, during a subordinate control period, the controlling class representative may direct the special servicer to take actions that conflict with and adversely affect the interests of holders of certain classes of the certificates.  See "Risk Factors—Risks Related to Conflicts of Interest—The Controlling Class RepresentativeMay Have Interests that Conflict With and Adversely Affect Interests of Certificateholders" in this prospectus supplement.

To the extent the B-Piece Buyer is acting as the controlling class representative, the B-Piece Buyer may have interests that differ from or are in conflict with those of certificateholders and its decisions may not be in the best interest of or may be adverse to  certificateholders.  The B-Piece Buyer was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal or re‑sizing or other features of some or all of the mortgage loans.  We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B‑Piece Buyer or that the final pool as influenced by the B‑Piece Buyer's feedback will not adversely affect the performance of your certificates and benefit the performance of the B‑Piece Buyer's certificates.  Because of the differing subordination levels, the B‑Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B‑Piece Buyer but that does not benefit other investors.  See "Risk Factors—Risks Related to Conflicts of Interest—Selection of the Underlying Mortgage Loans By the B-Piece Buyer May Adversely Affect the Performance of Your Certificates" in this prospectus supplement.

In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the controlling class representative or the split-loan directing holder, as applicable, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  Additionally, the special servicer may be removed without cause by the controlling class representative[, or with respect to [identify split loans], the split loan directing holder].  As a result of these rights, the controlling class representative and the holder of the companion loan may have interests in conflict with those of the other certificateholders.  See "Risk Factors—Risks Related to Conflicts of Interest—The Controlling Class Representative May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders" and "—Split-Loan Directing Holders May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders" in this prospectus supplement.

For additional information regarding the controlling class representative, see "The Pooling and Servicing Agreement—Controlling Class Representative" in this prospectus supplement.

Split-Loan Directing Holders
The split-loan directing holder with respect to each split-loan is the holder of the related subordinate companion loan.  During a companion loan control period with respect to each split-loan, the related split-loan directing holder will have the rights of the controlling class representative described in this prospectus supplement with respect to such split-loan and thereafter, the controlling class representative will have such rights for so long as a subordinate control period is in effect.  It is expected that the initial split-loan directing holder for the [_____] split-loan will be [_____], the initial split-loan directing holder for the [_____] split-loan will be [_____] and the initial split-loan directing holder for the [_____] split-loan will be [_____].

Notwithstanding anything to the contrary in this prospectus supplement, the rights of a split-loan directing holders will be unaffected by the occurrence of any subordinate control period, collective consultation period or senior consultation period.  Further, the operating advisor will not have any consultation rights with respect to a split-loan during a companion loan control period for such split-loan.

For additional information regarding the split-loan directing holder, see "Description of the Mortgage Pool—The Split-Loans" in this prospectus supplement.

The split-loan directing holder for a split-loan will not be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loan.  Further, a split-loan directing holder may have interests that are in conflict with those of certificateholders and its decisions may not be in the best interest of certificateholders.  See "Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Controlling Class Representative and the Split-Loan Directing Holders May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders" in this prospectus supplement.

Operating Advisor
[_____], a [insert entity type and jurisdiction of organization] will be the initial operating advisor.  The operating advisor will generally review the special servicer's operational practices in respect of specially serviced mortgage loans and prepare an annual report to be provided to the trustee for the benefit of the certificateholders (and made available through the trustee's website) setting forth its assessment of the special servicer's performance of its duties under the pooling and servicing agreement on a platform‑level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

In addition, during a collective consultation period and a senior consultation period, the operating advisor will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

The operating advisor will not have any consultation rights with respect to a split-loan during a companion loan control period for such split-loan.

The operating advisor may have interests that are in conflict with those of certificateholders and its advice and consultations may not be in the best interest of certificateholders.  See "Risk Factors—Risks Related to Conflicts of Interest—The Operating Advisor May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders" in this prospectus supplement.

For additional information regarding the operating advisor, see "The Pooling and Servicing Agreement—Operating Advisor" and "Transaction Parties—The Operating Advisor" in this prospectus supplement.]

Conflicts of Interest	The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

•
the relationships, including financial dealings, of the master servicer, a subservicer, the special servicer, the operating advisor or any of their respective affiliates, especially if the master servicer, a subservicer, the special servicer, the operating advisor or any of their respective affiliates holds certificates or companion loans, or has financial interests in or other financial dealings with a borrower or a sponsor;

•
the broker-dealer activities of the underwriters and their respective affiliates, including investing or taking long or short positions in the offered certificates and rendering services to, and engaging in transactions with the borrowers, the sponsors and their respective affiliates;

	•	the obligation of the special servicer to take actions at the direction of the controlling class representative and the split-loan directing holder;

	•	the ownership of any certificates by the depositor, loan sellers, underwriters, master servicer, special servicer or any of their affiliates;

•
the relationships between the managers of the mortgaged properties and the borrowers, particularly because a substantial number of mortgaged properties are managed by property managers affiliated with the respective borrowers;

	•	the consent rights of the controlling class representative and the operating advisor to certain actions taken by the special servicer;

	•	the opportunity of the B-Piece Buyer to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

	•	the activities of the master servicer, a subservicer, special servicer, mortgage loan sellers or any of their affiliates in connection with any other transaction.

	•	the opportunity of the B-Piece Buyer to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

See "Risk Factors—Risks Related to Conflicts of Interest" in this prospectus supplement.

Significant Affiliations and Relationships

Cantor Commercial Real Estate Lending, L.P. and its affiliates are playing several roles in this transaction.  CCRE Commercial Mortgage Securities, L.P., is the depositor and an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor and an originator, and Cantor Fitzgerald & Co., an underwriter for the offering of the certificates.  [Disclose any other affiliations with parties to the securitization.]

These roles and other potential relationships may give rise to conflicts of interest as further described under "Risk Factors— Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest" in this prospectus supplement.

[Significant Obligors	The borrowers related to the mortgage loans identified on Annex C to this prospectus supplement as [_____], [_____] and [_____], [are affiliated and] represent [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date. See "Description of the Mortgage Pool—[Significant Obligors]" in this prospectus supplement. [Include for any borrower representing 10% of more of pool, if any.]

The mortgaged properties related to the underlying mortgage loans identified on Annex A to this prospectus supplement as [_____], [_____] and [_____], [are related and] represent [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date.  See "Description of the Mortgage Pool—[Significant Obligors]" in this prospectus supplement.  [Include for any mortgaged property representing 10% of more of pool, if any.]

Certain of the lessees occupying all or a portion of the mortgaged properties related to the underlying mortgage loans identified on Annex A to this prospectus supplement as [______], [_____] and [_____], [are affiliated and] and represent [__]% of the [cash flow of the] initial mortgage pool.  See "Description of the Mortgage Pool—[Significant Obligors]" in this prospectus supplement.  [Include for any lessor accounting for 10% or more of cash flow, if any.]

Servicing and Administrative Fees
Each of the trustee, the master servicer, the special servicer and the operating advisor is entitled to certain fees for the performance of its duties under the pooling and servicing agreement.  Certain of those fees are set forth in the table below.  The trustee, the master servicer, the special servicer and the operating advisor are also entitled to additional fees and amounts as set forth under "Transaction Parties—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.  The master servicer will be solely responsible for paying the fees of the primary servicers and sub-servicers.

Fee	Fee Rate or Range
Trustee Fee	[___]%
Servicing Fee	[___]%
Special Servicing Fee	[___]%
Operating Advisor Fee	[___]%
The trustee fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan in the issuing entity at the trustee fee rate. The servicing fee and the operating advisor fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each companion loan at the applicable rate [(although with respect to a companion loan, the servicing fee may be lower than the servicing fee rate for the related mortgage loan)].  The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (or split-loan) that is a specially serviced mortgage loan at the special servicing fee rate.  Each of the trustee fee rate, the master servicing fee rate, the special servicing fee rate and the operating advisor fee rate will be calculated on a 30/360 basis and prorated for any partial period.  See "Transaction Parties—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

The administrative fee rate set forth on Annex C to this prospectus supplement is the sum of the trustee fee rate, the master servicing fee rate and the operating advisor fee rate for each mortgage loan.

The trustee fees, the master servicing fees and the operating advisor fees will be paid prior to distributions to certificateholders of the available distribution amount as described under "The Pooling and Servicing Agreement —Withdrawals from the Collection Account," "Description of the Offered Certificates—Distributions—Method, Timing and Amount" and "Transaction Parties—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

Significant Dates and Periods

Cut‑off Date	With respect to each mortgage loan, the later of the due date in [_____] 20[__] for that mortgage loan and the date of origination for that mortgage loan.

Closing Date	The date of the initial issuance of the certificates will be on or about [_____], 20[__].

Determination Date	The [__]th day of the calendar month of the related distribution date or, if the [__]th day is not a business day, the next business day. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date	The trustee will make distributions on the certificates, to the extent of available funds, on the [__]th day of each month or, if any [__]th day is not a business day, on the next business day, provided that the distribution date will be at least [__] business days following the determination date beginning in [_____] 20[__], to the holders of record at the end of the previous month. The first distribution date will be [_____], 20[__].

Expected Final Distribution Date	The expected final distribution dates for each class of offered certificates are as follows:

Class [A‑1]	[_____], 20[__]
Class [A‑2]	[_____], 20[__]
Class [A-3]	[_____], 20[__]
Class [X]	[_____], 20[__]
Class [B]	[_____], 20[__]
Class [C]	[_____], 20[__]
Class [D]	[_____], 20[__]
Class [E]	[_____], 20[__]

The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates.

[Rated Final Distribution Date
The rated final distribution date as to each class of certificates is the distribution date in [_____] 20[__].  The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X certificates, the ultimate distribution of principal due on the certificates of that class on or before the rated final distribution date.]

Collection Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the related distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs. Amounts available for distribution on the certificates on any distribution date will depend on the payments and other collections received on or with respect to the mortgage loans during the related collection period.

Control and Consultation Periods

A. General	The rights of various parties to replace the special servicer and approve or consult with respect to certain major decisions of the special servicer will vary according to defined periods and other provisions, as summarized below.

B. Subordinate Control Period	A subordinate control period will exist when the Class [F] certificates have an outstanding certificate principal amount, net of any appraisal reduction amounts notionally allocated in reduction of the principal amount of that class, that is not less than 25% of its initial principal amount. During a subordinate control period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

C. Collective Consultation Period	A collective consultation period will exist when the Class [F] Certificates have an outstanding certificate principal amount that

• as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal amount, but

• without regard to any appraisal reduction amounts allocable to that class, is still 25% or more of its initial principal amount.

During any collective consultation period, the controlling class representative and the operating advisor will have consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

D. Senior Consultation Period	A senior consultation period will exist when the Class [F] Certificates have an outstanding certificate principal amount, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal amount. During any senior consultation period, the operating advisor will have consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters and no controlling class representative will be recognized or have any right to approve or be consulted with respect to any matter.

E. Companion Loan Control Period	With respect to any split-loan, a companion loan control period will exist when:

•
(a) the original principal balance of the related companion loan, net of (i) any payments of principal received on such companion loan, (ii) any appraisal reductions allocated to such companion loan and (iii) any realized losses allocated to such companion loan, is not less than (b) 25% of its original principal balance, net of any payments of principal received on such companion loan; and

• the related companion loan holder is not the related borrower or an affiliate of the related borrower.

During a companion loan control period with respect to a split-loan, the related split-loan directing holder will have the rights of the controlling class representative described in this prospectus supplement with respect to such split-loan.

Transaction Overview
On the closing date, each sponsor and loan seller will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  This common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of [_____], 20[__], among the depositor, the master servicer, the special servicer, the operating advisor and the trustee.
The transfers of the mortgage loans from the sponsors and loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

The Mortgage Pool	The issuing entity's primary assets will be [_____] fixed rate mortgage loans secured by first liens on [_____] commercial and multifamily properties located in [_____] states and the [District of Columbia]. See "Risk Factors—Risks Related to the Mortgage Loans—Net Operating Income May be Adversely Affected by Negative Characteristics of the Mortgaged Properties," "—Net Operating Income May be Adversely Affected by General Market Conditions" and "—Volatility of Net Operating Income May Adversely Affect Your Certificates" in this prospectus supplement.

As of the cut‑off date, the mortgage loans are expected to have the following characteristics:

All Mortgage Loans
Initial Cut-off Date Pool Balance(1)	$[_____]
Number of Mortgage Loans	[_____]
Number of Mortgaged Properties	[_____]
Average Cut‑off Date Mortgage Loan Balance	$[_____]
Weighted Average Mortgage Loan Rate(2)	[_____]%
Range of Mortgage Loan Rates(2)	[_____]%
Weighted Average Cut‑off Date Loan‑to‑Value Ratio(2)(3)	[_____]%
Weighted Average Cut‑off Date Remaining Term to
Maturity (months) (2)	[_____]
Weighted Average Cut‑off Date DSCR(2)(4)	[_____]
Full‑Term Amortizing Balloon Mortgage Loans	[_____]%
Interest‑Only Balloon Mortgage Loans	[_____]%
Partial Interest‑Only Balloon Mortgage Loans	[_____]%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Companion loans are not included for purposes of calculating the loan-to-value ratio, DSCR, mortgage loan rate, amortization term or maturity of the mortgage loans unless otherwise indicated.

(3)	"Cut‑off Date Loan‑to‑Value Ratio" means, with respect to any mortgage loan, the ratio, expressed as a percentage of (i) the principal balance of such mortgage loan as of the cut‑off date, divided by (ii) the appraised value of the mortgaged property or mortgaged properties securing such mortgage loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction).

(4)	"Cut‑off Date DSCR" for any mortgage loan is equal to the adjusted in‑place net cash flow from the related mortgaged property or mortgaged properties divided by the annual debt service for such mortgage loan, as adjusted by using the first 12 amortizing payments due instead of the actual interest‑only payment, in the case of mortgage loans in a partial interest‑only period, for required amortization during the amortization period.

[Insert disclosure if any mortgage loans were the subject of a material modification that occurred in connection with a work-out, including the number and percentage of such modified loans included and the nature of such modifications.]

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360‑day year.

[[_____] of the mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, are secured in whole or in part by mortgaged properties recently constructed [within [__] calendar months] of the cut off date that either have no prior operating history or do not have historical financial information. See "Description of the Mortgage Pool—General" in this prospectus supplement.]

[[_____] of the mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, are secured in whole or in part by mortgaged properties that were recently acquired by the related borrowers [within [__] calendar months] of the cut off date that either have no prior operating history or do not have historical financial information.  See "Description of the Mortgage Pool—General" in this prospectus supplement.]

[Additionally, [_____] of the mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, that were constructed or acquired prior to the cut off date, are secured in whole or in part by mortgaged properties that were underwritten based [solely] on projections of future income.][Insert description of assumptions used in underwriting recently constructed or acquired properties or other properties underwritten based on projections of future income, to the extent material.]  See "Description of the Mortgage Pool—General" in this prospectus supplement.]

[Further, [_____] of the mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, have material lease early termination options.  See "Description of the Mortgage Pool—General" in this prospectus supplement.]

The Split-Loans
[_____] of the mortgage loans included in the mortgage pool, identified on Annex A to this prospectus supplement as [_____], [_____] and [_____], representing approximately [__]%, [__]% and [__]%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, are the senior notes in a split-loan structure for which the same mortgage instrument also secures a B note that will not be included in the issuing entity.  The B note is subordinate in right of payment to the related mortgage loan to the extent described under "Description of the Mortgage Pool—The Split-Loans" in this prospectus supplement.  Each subordinate note is referred to in this prospectus supplement as a "companion loan" and the companion loan, together with the related mortgage loan held by the issuing entity, as the "split-loan."

Each split-loan is identified in the following chart.

Split-Loans

Mortgage Loan	Trust Mortgage Cut‑off Date Loan Balance	Trust Mortgage Loan as a % of Initial Mortgage Pool Balance	Non‑Trust B Note Original Balance
[_____]	$[_____]	[__]%	$[_____]
[_____]	$[_____]	[__]%	$[_____]
[_____]	$[_____]	[__]%	$[_____]
[_____]	$[_____]	[__]%	$[_____]
_____________________ For more information regarding split-loans, see "Description of the Mortgage Pool—The Split-Loans" in this prospectus supplement.

Due Dates and Grace Periods	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
[_____]	[_____]	[_____]	[_____]%
[_____]	[_____]	[_____]	[_____]%
[_____]	[_____]	[_____]	[_____]%
[_____]	[_____]	[_____]	[_____]%

As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under each mortgage loan. See Annex C for information on the number of days before late payment charges are due under each mortgage loan.

Amortization Characteristics	All but [_____] of the mortgage loans (which are interest‑only until maturity) provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. [_____] of these mortgage loans provide for an interest‑only period ranging from [_____] months to [_____] months. These mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Prepayment Restrictions	The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. [_____] mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, permit the related borrower after a lockout period to substitute U.S. government securities as collateral and obtain a release of the mortgaged property instead of prepaying the mortgage loan.

[_____] mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, permit the related borrower to either (a) prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium at any time during the term of the mortgage loan or (b) substitute U.S. government securities as collateral at any time after the expiration of a defeasance lockout period.

[_____] mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, permit the related borrower after a lockout period to either (a) prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium or (b) substitute U.S. government securities as collateral and obtain a release of the mortgaged property.

[_____] of the mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, permit the borrower after a lockout period to prepay with the payment of the greater of a yield maintenance charge or a prepayment premium of 1%.

[_____] mortgage loan, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, permits prepayment at any time after the related closing date with the payment of the greater of a yield maintenance charge or a prepayment premium of 1%.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited "open period" immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
[_____]	[_____]	[_____]%
[_____]	[_____]	[_____]%
[_____]	[_____]	[_____]%
[_____]	[_____]	[_____]%
Total	[_____]	[_____]%

Adding or Removing Mortgage Loans from the Trust Fund

A.	Generally	No mortgage loan may be added or removed from the trust fund other than as described below.

B.	Required Repurchase of Mortgage Loans	Under the circumstances described in this prospectus supplement, the related sponsor will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a material breach or material document defect affecting such mortgage loan. See "Description of the Mortgage Pool—Cures, Repurchases and Substitutions" in this prospectus supplement.

C.	Sale of Defaulted Mortgage Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and (subject to the controlling class representative's right of first refusal) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in "The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties" in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and companion loan holder constituted a single lender). See "The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties" in this prospectus supplement.

Pursuant to the intercreditor agreement with respect to any split-loan, the related companion loan holder has a right to purchase the related defaulted mortgage loan as described in "Description of the Mortgage Pool—The Split-Loans" in this prospectus supplement.

Numerical Considerations	The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut‑off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut‑off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this "Summary of Prospectus Supplement" are calculated as described under "Description of the Mortgage Pool—Additional Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut‑off date.

When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C to this prospectus supplement.

All information presented in this prospectus supplement with respect to a mortgage loan with a companion loan is calculated without regard to the companion loan, unless otherwise indicated. See "Description of the Mortgage Pool—The Split-Loans" in this prospectus supplement for more information regarding the aggregate debt service coverage ratio and debt service coverage ratio for mortgage loans with a companion loan.

The Securities

The Certificates	We are offering the following classes of Commercial Mortgage Pass‑Through Certificates from the Series [_____]:

• Class [A‑1]

• Class [A‑2]

• Class [A‑3]

• Class [X]

• Class [B]

• Class [C]

• Class [D]

• Class [E]

The Series [_____] will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the base prospectus: Class [F], Class [G], Class [H] and Class [R] certificates.

Certificate Principal Amounts or Notional Amounts	Your certificates will have the approximate aggregate initial principal amount or notional amounts set forth below, subject to a variance of plus or minus 5%:

Class [A‑1]	$ [_____]
Class [A‑2]	$ [_____]
Class [A‑3]	$ [_____]
Class [X]	$ [_____](1)
Class [B]	$ [_____]
Class [C]	$ [_____]
Class [D]	$ [_____]
Class [E]	$ [_____]
____________ (1) Notional Amount.

See "Description of the Offered Certificates—General" in this prospectus supplement.

Pass‑Through Rates

A. Offered Certificates
Your certificates will accrue interest at an annual rate called a pass‑through rate which is set forth below for each class (in every case adjusted to accrue on the basis of a 360‑day year consisting of twelve 30‑day months).  The initial pass‑through rate for each class of certificates is set forth below.

Class [A‑1]	[_____]%
Class [A‑2]	[_____]%(1)
Class [A-3]	[_____]%(2)
Class [X]	[_____]%(3)
Class [B]	[_____]%(4)
Class [C]	[_____]%(4)
Class [D]	[_____]%(4)
Class [E]	[_____]%(4)
Class [F]	[_____]%(5)
Class [G]	[_____]%(5)
Class [H]	[_____]%(5)

(1)	For any distribution date, the pass‑through rate on the Class [A‑2] certificates will equal a per annum rate equal to the lesser of [___]% and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360‑day year consisting of twelve 30‑day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(2)	For any distribution date, the pass‑through rate on the Class [A‑3] certificates will equal a per annum rate equal to the lesser of [___]% and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360‑day year consisting of twelve 30‑day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(3)	The pass‑through rate on the Class [X] certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months), over (ii) the weighted average of the pass‑through rates of the Class [A‑1], Class [A‑2], Class [A‑3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] certificates as described in this prospectus supplement.

(4)	For any distribution date, the pass‑through rates on the Class [B], Class [C], Class [D] and Class [E] certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360‑day year consisting of twelve 30‑day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(5)	For any distribution date, the pass‑through rates on the Class [F], Class [G] and Class [H] certificates will each be equal to a per annum rate equal to the lesser of [__]% and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360‑day year consisting of twelve 30‑day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B.	Interest Rate Calculation Convention	Interest on the offered certificates will be calculated based on a 360‑day year consisting of twelve 30‑day months, or a "30/360" basis. For purposes of calculating the pass‑through rate on the Class [X] certificates and any other class of certificates that has a pass‑through rate limited by, equal to, or based on, the weighted average net mortgage interest rate (which calculation does not include the related companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency.

In addition, the interest rate for each mortgage loan for any month that is not a 30‑day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under "The Pooling and Servicing Agreement—Accounts" in this prospectus supplement.

See "Description of the Offered Certificates—Distributions—Payment Priorities" in this prospectus supplement.

Distributions

A.	Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

First: To interest on the Class [A‑1], Class [A‑2], Class [A‑3] and Class [X] certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocable to principal received on the mortgage loans:

		(A)	to principal on the Class [A‑1] certificates until their certificate principal amount has been reduced to zero;

		(B)	to principal on the Class [A‑2] certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above; and

		(C)	to principal on the Class [A‑3] certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (B) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class [A‑1], Class [A‑2] and Class [A‑3] certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class [A‑1], Class [A‑2] and Class [A‑3] certificates, pro rata, based on their respective certificate principal amounts.

Third:  To reimburse the Class [A‑1], Class [A‑2] and Class [A‑3] certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth:  To the Class [B] certificates as follows and in the following order:  (a) to interest on the Class [B] certificates in the amount of their interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class [A‑1], Class [A‑2] and Class [A‑3] certificates), to principal on the Class [B] certificates until their certificate principal amount has been reduced to zero; and (c) to reimburse the Class [B] certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

Fifth: To the Class [C] certificates in a manner analogous to the Class [B] certificates allocations of priority Fourth above.

Sixth: To the Class [D] certificates in a manner analogous to the Class [B] certificates allocations of priority Fourth above.

Seventh: To the Class [E] certificates in a manner analogous to the Class [B] certificates allocations of priority Fourth above.

Eighth: To the non‑offered certificates, in the amounts and order of priority described in "Description of the Offered Certificates—Distributions—Payment Priorities" in this prospectus supplement.

For more information, see "Description of the Offered Certificates—Distributions—Payment Priorities" in this prospectus supplement.

B.	Interest and Principal Entitlements	A description of each class's interest entitlement can be found in "Description of the Offered Certificates—Distributions—Method, Timing and Amount" and "—Payment Priorities" in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass‑through rate on your certificate's principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Offered Certificates—Distributions—Method, Timing and Amount" and "—Payment Priorities" in this prospectus supplement.

C.	Prepayment Premiums	The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class [X] certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates—Distributions—Prepayment Premiums" in this prospectus supplement.

D.	Liquidation or Other Performance Triggers	[Insert description of any liquidation or performance triggers, if any.]

Advances

A.	Principal and Interest Advances	As of the cut-off date, it is not anticipated that any monthly mortgage loan payment will be delinquent with respect to any mortgage loan in the trust fund. If a mortgage loan payment becomes delinquent, the master servicer is required to advance such mortgage loan payment if it determines that the advance will be recoverable from collections on the related mortgage loan. The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan's regular interest rate (without considering any default rate) or (c) delinquent monthly payments on companion loans. The master servicer also is not required to advance amounts deemed non‑recoverable, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance. See "The Pooling and Servicing Agreement—Advances" in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee. The master servicer or trustee, as applicable will be entitled to reimbursement from the collection account for advances determined to be non‑recoverable. This may result in losses on your certificates.

B.	Property Protection Advances	The master servicer also is required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to all mortgage loans. In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non‑recoverable. In addition, the special servicer may elect to make certain property protection advances on an emergency basis. See "The Pooling and Servicing Agreement—Advances" in this prospectus supplement. The master servicer or trustee, as applicable will be entitled to reimbursement from the collection account for advances determined to be non‑recoverable. This may result in losses on your certificates.

C.	Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest at the prime rate, compounded annually, on any advances made by them. If the interest on such advances is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal or interest due on a mortgage loan until any grace period applicable to the mortgage loan has expired.

See "Description of the Offered Certificates—Distributions—Realized Losses" and "The Pooling and Servicing Agreement—Advances" in this prospectus supplement.

Subordination		The amount available for distribution will be applied in the order described in "—Distributions—Amount and Order of Distributions" above.

The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.  The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class [A-1], Class [A-2], Class [A-3] and Class [X]certificates).  The payment rights among the Class [A-1], Class [A-2], Class [A-3] and Class [X] certificates will be as more particularly described in "Description of the Offered Certificates—Distributions" in this prospectus supplement.  The chart also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the non-offered certificates).  No principal payments or loan losses will be allocated to the Class [X] certificates, although loan losses will reduce the notional amount of the Class [X] certificates and, therefore, the amount of interest they accrue.

*	Class [X] certificates are interest only.
**	Other than the Class [X] certificates.

[No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.]

See "Description of the Offered Certificates—Subordination" in this prospectus supplement.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class.  No such losses will be allocated to the Class [R] or Class [X] certificates, although loan losses will reduce the notional amount of the Class [X] certificates and, therefore, the amount of interest they accrue.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass‑through rate on your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer's, special servicer's and trustee's right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), the special servicer's right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan's interest rate or principal balance or as a result of other unanticipated trust expenses.  These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities.  In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, based on their respective certificate principal amounts, to reduce the amount of interest payment on the certificates.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall allocated to your certificates with interest at the pass‑through rate on your certificates.

Information Available to Certificateholders	On each distribution date, the trustee will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See "The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information" in this prospectus supplement.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the issuing entity and retire the then‑outstanding certificates.

If the aggregate certificate principal amounts of the Class [A‑1], Class [A‑2], Class [A‑3], Class [B], Class [C], Class [D] and Class [E] certificates have been reduced to zero, the issuing entity could be terminated in connection with an exchange of all the then‑outstanding certificates, including the Class [X] certificates (but excluding the Class [R] certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Other Investment Considerations

Federal Income Tax Consequences	[Two (2)] separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the issuing entity. The designations for each REMIC in the issuing entity (each, a trust REMIC) are as follows:

• The lower‑tier REMIC will hold the mortgage loans and certain other assets and will issue certain classes of uncertificated regular interests to the upper‑tier REMIC.

•
The upper‑tier REMIC will hold the lower‑tier REMIC regular interests and will issue the Class [A‑1], Class [A‑2], Class [A‑3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H] and Class [X] certificates as classes of regular interests in the upper‑tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates will constitute REMIC "regular interests.'

	•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

	•	You will be required to report income on your certificates in accordance with the accrual method of accounting.

It is anticipated that for federal income tax purposes, (i) the offered certificates, other than the Class [__] and Class [__] certificates, will be issued at a premium, (ii) the Class [__] and Class [__] certificates will be issued with a de minimis amount of original issue discount and (iii) the Class [X] certificates will be issued with original issue discount.

For information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the base prospectus.

Yield Considerations	You should carefully consider the matters described under "Risk Factors—Risks Related to the Certificates—Your Yield May be Adversely Affected by Defaults, Prepayments and Other Factors,"
"—Your Yield May be Adversely Affected by Reimbursements of Advances and Expenses," "—Prepayments and Repurchases May Change Your Anticipated Yield" and "—Any Prepayments, Regardless of the Cause, May Have an Effect on Your Investment" in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations	Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the code should carefully review with their legal advisors whether the purchase or holding of the certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to [_____], Prohibited Transaction Exemption [_____], which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b) , transactions relating to the purchase, sale and holding of pass‑through certificates underwritten by a selling group of which [_____] serves as a manager or co‑manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met.  See "ERISA Considerations" in this prospectus supplement and in the base prospectus.

[Ratings	On the closing date, the offered certificates must have the minimum ratings from [_____], [_____] and [_____] set forth below:

	[_____]	[_____]	[_____]
Class [A‑1]	[_____]	[_____]	[_____]
Class [A‑2]	[_____]	[_____]	[_____]
Class [A‑3]	[_____]	[_____]	[_____]
Class [X]	[_____]	[_____]	[_____]
Class [B]	[_____]	[_____]	[_____]
Class [C]	[_____]	[_____]	[_____]
Class [D]	[_____]	[_____]	[_____]
Class [E]	[_____]	[_____]	[_____]

A rating agency may downgrade, qualify or withdraw a rating at any time.  A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g‑5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by [_____], [_____] or [_____]. The issuance of unsolicited ratings on one or more classes of the certificates that are different from the ratings assigned by [_____], [_____] or [_____] may impact the value of that class of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to [_____], [_____] and [_____].  Based on preliminary feedback from those rating agencies at that time, the depositor selected [_____], [_____] and [_____] to rate the certificates and not the other rating agencies due, in part, to those agencies" initial subordination levels for the various classes of certificates. Had the depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that such other rating agencies would have ultimately assigned to the certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that one or all of [_____], [_____] or [_____] no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may have an adverse effect on the market price of the certificates.

The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, or the likelihood of collection of default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, "Risk Factors" in this prospectus supplement and in the base prospectus, and "Description of the Securities" and "Yield Considerations" in the base prospectus.]

Legal Investment	The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the base prospectus.

The issuing entity will be relying upon an exclusion or exemption from the definition of "investment company" under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a "covered fund" for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in "Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates" in this prospectus supplement).

RISK FACTORS
You should carefully consider the following risks and the risks described in "Risk Factors" in the base prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.
The risks and uncertainties described below are not the only ones relating to your certificates.  Additional risks and uncertainties not presently known to us may also impair your investment.
If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.
This prospectus supplement also contains forward‑looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward‑looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.
Risks Related to the Market
The Offered Certificates May Not Be a Suitable Investment for You
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these "Risk Factors" and the risks described in "Risk Factors" in the base prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS
Over the past several years, events in the real estate and securitization markets, as well as the debt markets and the economy generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage‑backed securities ("CMBS"), as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased rent delinquencies and increased vacancies.  Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.
Despite some recent improvement, we cannot assure you that the dislocation in the CMBS market will not re‑occur or become more severe.  Even if the CMBS market continues to recover, the mortgaged properties and therefore, the mortgage loans and the certificates, may nevertheless decline in value.  Any further economic downturn may adversely affect the financial resources of the related borrower under the mortgage loans and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due.  In the event of default by a borrower under the mortgage loans, the issuing entity may suffer a partial or total loss with respect to the certificates.  Any delinquency or loss on the related mortgaged properties would have an adverse effect on the distributions of principal and interest received by holders of the certificates.

In addition to credit factors directly affecting CMBS, the continuing fallout from a downturn in the residential mortgage‑backed securities market and markets for other asset backed and structured products has also affected the CMBS market by contributing to a decline in the market value and liquidity of securitized investments such as CMBS.  The deterioration of other structured products markets may continue to adversely affect the value of CMBS.  Even if CMBS are performing as anticipated, the value of such CMBS in the secondary market may nevertheless decline as a result of a deterioration in general market conditions or in the market for other asset backed or structured products.  Trading activity associated with commercial mortgage‑backed securities indices may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates.  Spreads on those indices may also be affected by a variety of factors, which may or may not be related to the commercial and multifamily real estate markets and may react to factors  that are unknown and cannot be discerned.
If you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid.  This may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates.
The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment
The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of CMBS and other asset‑backed securities and structured financial products.  While the United States economy may technically be coming out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and could slip into an even more significant recession.  Downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate.  Additionally, the lack of credit liquidity, decreases in the value of commercial and multifamily and, in some instances, correspondingly higher mortgage rates have prevented many commercial mortgage borrowers from refinancing their mortgages.  These circumstances have increased delinquency and default rates of existing securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.
The global markets have seen an increase in volatility due to uncertainty surrounding the level and sustainability of sovereign debt of certain countries that are part of the European Union, including Greece, Spain, Portugal and Italy, as well as the sustainability of the European Union itself.  We cannot assure you that this uncertainty will not lead to further disruption of the credit markets in the United States.  In addition, recently‑enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial and multifamily real estate.
Investors should consider that general conditions in the commercial and multifamily real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:
•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;
•
[notwithstanding that [all] of the mortgage loans were recently underwritten and recently originated (and [all] of the mortgage loans have appraisals dated within the past 12 months as of the cut‑off date),] the values of the mortgaged properties may have declined since the related mortgage loans were originated and

•
may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of any particular property;

•
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates.  See "—Your Yield May be Adversely Affected by Defaults, Prepayments and Other Factors" below;

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loans, including related subordinate or mezzanine financing.  See "—Other Potential Conflicts of Interest" below; and

•
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under "Risk Factors" in this prospectus supplement are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.  See also "—Your Yield May be Adversely Affected by Reimbursements of Advances and Expenses" below.
Liquidity of the Certificates May Be Limited Which Could Adversely Affect the Market Value of your Certificates
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market‑making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then‑prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.
The market value of the offered certificates can decline even if the offered certificates and the mortgage loans are performing at or above your expectations.  The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.
The liquidity of the offered certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment.  See "Legal Investment" in this prospectus supplement.
Liquidity May Be Limited Due to Nature of Available Information on the Certificates
The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See "The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information" in this prospectus supplement.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.
Market Value of Your Certificates May Be Limited By Supply and Demand for CMBS
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  In addition, recently‑enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial and multifamily real estate.  A number of factors will affect investors' demand for CMBS, including:
•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;
•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire;
•
investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

•
investors' perceptions regarding the capital markets or the economy in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government‑sponsored economic programs.
If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates
We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:
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Effective January 1, 2014, EU Regulation 575/2013 (the "CRR") imposes on European Economic Area ("EEA") credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the "Retention Requirement") that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the "Due Diligence Requirement") that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.
If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.
Requirements similar to the Retention Requirement and the Due Diligence Requirement (the "Similar Requirements"): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.
None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements.  Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.
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The Dodd Frank Wall Street Reform and Consumer Protection Act (the "Dodd Frank Act") enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies' risk-based capital regulations.  New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord.  These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS.  As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

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The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity is being structured so as not to constitute a "covered fund" for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the "Volcker Rule").  The Volcker Rule generally prohibits "banking entities" (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a "covered fund" and (iii) entering into certain relationships with such funds.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014.  Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions).  In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule.  Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a "covered fund" does not include an issuer that may rely on an exclusion or exemption from the definition of "investment company" under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.  The general effects of the Volcker Rule remain uncertain.  Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties' investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute "mortgage related securities".
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See "Legal Investment" in this prospectus supplement and in the prospectus.
Risks Related to the Mortgage Loans
Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable
Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.
Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.
Adjusted In‑Place Net Cashflow May Not Be an Accurate Indication of Future Performance
As described in "Description of the Mortgage Pool—Certain Calculations and Definitions" and Annex A to this prospectus supplement, adjusted in‑place net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor.  No representation is made that the adjusted in‑place net cash flow set forth in this prospectus supplement as of the cut‑off date or any other date represents future net cash flows.  You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining adjusted in‑place net cash flow.
In the event of the failure of any assumptions or projections used in connection with the calculation of net cash flow, the actual net cash flow could be significantly adversely affected.
In addition, the debt service coverage ratios set forth in this prospectus supplement  for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.
Lack of Reunderwriting of the Mortgage Loans by Depositor May Result in Undiscovered Risks
We have not reunderwritten the mortgage loans (or split-loans).  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders.  These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable mortgage loan purchase agreement).  If we had reunderwritten the mortgage loans (or split-loans), it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See "—Sponsors May Not Be Able To Make a Required Repurchase of a Defective Mortgage Loan Causing the Issuing Entity to Incur a Tax," "Description of the Mortgage Pool—Representations and Warranties" and "—Cures, Repurchases and Substitutions" in this prospectus supplement.
Performance of Other Pools of Mortgage Loans May Not Accurately Reflect Performance of this Pool
While there may be certain common factors affecting the performance and value of income‑producing real properties in general, those factors do not apply equally to all income‑producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income‑producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Generally, each income‑producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in the depositor's trust requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of any other pool of mortgage loans.
As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations of assets of the type to be securitized (known as "static pool data").  Because of the highly heterogeneous nature of the assets in commercial mortgage‑backed securities transactions, static pool data for other pools of mortgage loans, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different.  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans, even if such pools were originated by the same sponsor or sponsors.  Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.
Actual Value of Mortgage Properties May Be Worse than Appraisals
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or split-loan) or at or around the time of the acquisition of the mortgage loan (or split-loan) by the related sponsor.  See Annex C to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.
In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan‑to‑value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties" value without affecting their current net operating income, including:
•	changes in governmental regulations, zoning or tax laws;
•	potential environmental or other legal liabilities;
•	the availability of refinancing; and
•	changes in interest rate levels.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan‑to‑value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.
Mortgage Loan Concentrations May Increase Severity of Loss

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance.  The table below presents information regarding mortgage loans and related mortgage loan concentrations:
Pool of Mortgage Loans
	Aggregate Cut‑off Date Balance	% of Initial Pool Balance
Largest Single Mortgage Loan	$ [_____]	[_____]%
Largest 5 Mortgage Loans	$ [_____]	[_____]%
Largest 10 Mortgage Loans	$ [_____]	[_____]%
Largest Group of Crossed Loans	$ [_____]	[_____]%
Largest Related‑Borrower Concentration(1)	$ [_____]	[_____]%
Next Largest Related‑Borrower Concentration(1)	$ [_____]	[_____]%

(1)	Excluding single mortgage loans.
See "Top Ten Loan Summaries" on Annex B to this prospectus supplement for more information on the largest ten (10) mortgage loans.
The issuing entity will hold [__] mortgage loans, identified as [_____], [_____] and [_____] on Annex C to this prospectus supplement, representing approximately [__]%, [__]% and [__]%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut off date, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan and/or represent separate obligations of each borrower that are cross collateralized and cross defaulted with each other.
A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property.  The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower's mortgaged properties (subject to the master servicer's and the trustee's obligation to make advances for monthly payments) for an indefinite period.  In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.  See "—Bankruptcy Proceedings May Cause Cashflow Disruptions" below.

A concentration of mortgaged property types can pose increased risks.  A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date:
Property Type Concentrations Greater Than 5%
Property Type	Number of Mortgaged Properties	Aggregate Cut‑off Date Balance	% of Initial Pool Balance

[_____]	[_____]	$ [_____]	[_____]%
[_____]	[_____]	$ [_____]	[_____]%
[_____]	[_____]	$ [_____]	[_____]%
[_____]	[_____]	$ [_____]	[_____]%
Geographic Concentration May Increase Severity of Loss
This table shows the states with the concentrations of mortgaged properties of over 5%:
Geographic Distribution
State	Number of Mortgaged Properties	Aggregate Cut‑off Date Balance	% of Initial Pool Balance
[_____]	[_____]	$ [_____]	[_____]%
[_____]	[_____]	$ [_____]	[_____]%
[_____]	[_____]	$ [_____]	[_____]%
[_____]	[_____]	$ [_____]	[_____]%
Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  In recent periods, most regions of the United States have experienced significant real estate downturns.  Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.
Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties.  For example, properties located in [_____], [_____] or [_____] may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, [_____], [_____] and [_____], also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.  Likewise, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 could lead to a regional economic downturn for the gulf coast region of the United States, which could have an adverse impact on mortgaged properties located in, among other places, [_____], [_____] or [_____], states in which mortgaged properties, representing [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date by allocated loan amount, are located.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate‑related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre‑event levels or that the costs of the related clean‑up will not have a material adverse effect on the local or national economy.  See "Certain Legal Aspects of the Mortgage Loans" in this prospectus supplement.
In addition, certain of the mortgaged properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.
Cross‑Collateralization Provisions of Certain Mortgage Loans May be Subject to Challenge and Liens May be Avoided as Fraudulent Conveyances
The issuing entity will include [__] mortgage loans, identified as [_____], [_____] and [_____] on Annex C to this prospectus supplement, representing approximately [__]%, [__]% and [__]%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan and/or represent separate obligations of each borrower that are cross‑collateralized and cross‑defaulted with each other.
Cross‑collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross‑collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.
A lien granted by a borrower entity could be avoided if a court were to determine that:
•
the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.
Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross‑collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:
•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;
•	recover payments made under that mortgage loan; or
•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross‑collateralization.
We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi‑borrower/multi‑property mortgage loan or any payment thereon, would not be avoided as a fraudulent conveyance.
In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

Mortgage Loans Made to Legal Entities Entail Certain Risks of Loss Not Present with Mortgage Loans Made to Individuals
[All] of the borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of the mortgage loans generally require that the borrowers maintain themselves as single‑purpose entities limited in their activities to the ownership of only the related mortgaged property or properties and limited in their ability to incur additional indebtedness or liability for the obligations of other entities.  The borrowers are required to observe additional covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities", in certain such cases, these requirements include the appointment of an independent director, manager or other similar person.  Single‑purpose and special‑purpose covenants and conditions are intended to lessen the possibility that a borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the related loan.  However, we cannot assure you that the borrowers will comply with these requirements or, even if they do comply, that such borrowers will not nonetheless become part of a voluntary or involuntary bankruptcy case, whether on the basis of circumstances related to the mortgaged property and mortgage loan or otherwise.  See "Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues" in this prospectus supplement.
"Bankruptcy-Remote" Structure of Business Organizations May Not Prevent Borrower Bankruptcies
Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or split-loan) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity."  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.
However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.
The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower's parent entities and such parent entities" other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.
In most cases, the terms of the borrowers' organizational documents or the terms of the mortgage loans limit the borrower's activities to the ownership of only the related mortgaged property or properties and limit the borrowers" ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loans in the pool.  However, we cannot assure you that such borrowers will comply with such requirements.  See "Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues" in the base prospectus.

Substantive Consolidation of the Assets of Borrowers with Non-Special Purpose Affiliates May Adversely Affect Distributions on Your Certificates
Creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non‑debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company's assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non‑debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  We cannot assure you that in the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower would not be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.
Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates[, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates].  See "Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues" and "—Anti‑Deficiency Legislation" in this prospectus supplement.
Loans to Borrowers Structured as Tenancies in Common Present Greater risk of Early Prepayment and May Hinder Recovery
[__] mortgage loans secured by the mortgaged properties identified on Annex C to this prospectus supplement as [_____], [_____] and [_____], collectively representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans, have borrowers that own the related mortgaged properties as tenants‑in‑common.  In general, with respect to a tenant‑in‑common ownership structure, each tenant‑in‑common owns an undivided share in the property and if such tenant‑in‑common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant‑in‑common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant‑in‑common proportionally.  As a result, if a tenant‑in‑common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants‑in‑common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant‑in‑common borrowers, particularly if the tenant‑in‑common borrowers file for bankruptcy separately or in series (because each time a tenant‑in‑common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants‑in‑common for the mortgage loans are special purpose entities.  Each related tenant‑in‑common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant‑in‑common borrower or the guarantor if a tenant‑in‑common files for partition.
[Condominium Ownership May Limit Use and Improvements of Mortgaged Properties
With respect to certain of the mortgage loans, the related mortgaged property consists of the borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.
[__] of the mortgage loans secured by mortgaged properties identified on Annex C to this prospectus supplement as [_____], [_____] and [_____], representing approximately [__]%, [__]% and [__]%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, respectively, are secured, in certain cases, in part, by the related borrower's interest in one or more units in a condominium.  With respect to all such mortgage loans [(other than as described below)], the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower's unit without the borrower's consent.]
Lack of Skillful Property Management May Adversely Affect Cashflow
The successful operation of a real estate project depends upon the property manager's performance and viability.  The property manager is responsible for:
•	responding to changes in the local market;
•	planning and implementing the rental structure;
•	operating the property and providing building services;
•	managing operating expenses; and
•	assuring that maintenance and capital improvements are carried out in a timely fashion.
Properties deriving revenues primarily from short‑term sources, such as short‑term or month‑to‑month leases, are generally more management intensive than properties leased to creditworthy tenants under long‑term leases.
Certain of the mortgaged properties are managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans generally permit the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.
We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager is an affiliate of the borrower and may not manage properties for non‑affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Nonrecourse Mortgage Loans Provide for Payment Only from Related Mortgaged Property
The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.
Bankruptcy Proceedings May Cause Cashflow Disruptions
Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceeding.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property subject to certain protections available to lender.  As part of a restructuring plan, a court may reduce the amount of secured indebtedness to the then‑current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then‑current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:  (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.
Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties.  See "—Other Financings (or Ability to Incur Other Financings) Place Additional Stress on  Mortgage Properties" below.  Additionally, the borrower's trustee or the borrower, as debtor‑in‑possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor‑in‑possession subsequent to its bankruptcy.
Under federal bankruptcy law, a lender will be stayed from enforcing a borrower's assignment of rents and leases.  Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.  See "Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues" in the base prospectus.
[Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.]
In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre‑bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.
As a result of the foregoing, the issuing entity's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan.  In each case, the related entity or person has emerged from bankruptcy.  However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.
See also "—Tenant Bankruptcy May Cause Cashflow Disruptions" below.
Environmental Condition of Mortgage Properties Could Reduce or Delay Payments on the Certificates
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.
An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 12 months prior to the cut‑off date.  See Annex A to this prospectus supplement for the date of the environmental report for each mortgaged property.  The environmental reports were prepared pursuant to the American Society for Testing and Materials standard for a  "Phase I" environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos‑containing material, lead‑based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental "Phase II" site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.
None of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those in which the adverse conditions or circumstances were remediated or abated before the closing date and except as in those additional instances specified under "Certain Legal Aspects of the Mortgage Loans—Environmental Risks" in the base prospectus.
In certain cases, the identified condition was related to the presence of asbestos‑containing materials, lead‑based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos‑containing materials and lead‑based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on‑site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.
Additionally, it is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see "Risk Factors—Environmental Law Considerations" and "Certain Legal Aspects of the Mortgage Loans—Environmental Risks" in the base prospectus.
Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.
Costs of Compliance with Applicable Laws and Regulations May Affect Borrower's Ability to Make Payments on its Mortgage Loan
A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with

Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See "Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act" in the base prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.
Litigation and Other Matters May Affect Borrower's Ability to Make Payments on its Mortgage Loan
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation will not have a material adverse effect on your investment.
In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.
Transfer of Ownership of a Mortgage Loan to Less Competent Management May Adversely Affect Performance
The operation and performance of a mortgage loan (or split-loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or split-loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or split-loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.
Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers and the transfer or pledge of less than a controlling portion of the partnership, members" or other non managing member equity interests in a borrower.  Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.
Other Financings (or Ability to Incur Other Financings) Place Additional Stress on  Mortgage Properties
When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the issuing entity is subjected to additional risk.
The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or split-loan) and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.
Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity's ability to foreclose during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.
In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender.  However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property.  In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business.  Moreover, in general, any borrower that does not meet single‑purpose entity criteria may not be restricted from incurring unsecured debt.  See "Description of the Mortgage Pool—General" and "The Pooling and Servicing Agreement—Servicing of the Split-Loans" in this prospectus supplement.
The applicable sponsors have informed us that with respect to [_____] of the mortgage loans, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, the borrower has incurred additional debt secured by the related mortgaged property (not including any mortgage loan that is cross‑collateralized and cross‑defaulted with another mortgage loan in the pool).  See "Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans" in this prospectus supplement.  [______]([___]) of the mortgage loans with other debt secured by the mortgaged property, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, are part of a split-loan structure.  See "Description of the Mortgage Pool—The Split-Loans" in this prospectus supplement.  In addition, with respect to [__] mortgage loans, the borrower has incurred unsecured subordinate debt.  For additional information regarding other additional secured and unsecured indebtedness, see "Description of the Mortgage Pool—Additional Indebtedness" in this prospectus supplement.
Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.
The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the partnership, members" or other non‑managing member equity interests in a borrower.  Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.  Moreover, in general, mortgage loans with borrowers that do not meet single‑purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.
See "Description of the Mortgage Pool—General" in this prospectus supplement.
Mezzanine Debt May Adversely Affect Net Cashflow to Sponsors, Which May Reduce Sponsors' Commitment to Effective Management of the Mortgaged Properties
Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property.  The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.
Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.  Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower's ability to make payments on the related mortgage loan in a timely manner.  Additionally, certain of the mezzanine intercreditor agreements provide that upon a default under the mortgage loan, the mezzanine lender may purchase the defaulted mortgage loan or cure the default.
The applicable sponsors have informed us that [_____] of the mortgage loans, representing approximately [___]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, either have or permit future mezzanine debt as described under "Description of the Mortgage Pool—Additional Indebtedness" in this prospectus supplement.
[Preferred Equity in Borrowers May Adversely Affect Net Cashflow to Sponsors, Which May Reduce Sponsors' Commitment to Effective Management of the Mortgaged Properties
Borrowers under certain of the mortgage loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces the obligor's economic stake in the related mortgaged property, reduces cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.  For additional information, see "Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans—Additional Indebtedness" in this prospectus supplement.
Split Loans May Adversely Affect Net Cashflow to Sponsors,  Which May Reduce Sponsors' Commitment to Effective Management of the Mortgaged Properties
With respect to the split-loans, although the related companion loans are not assets of the issuing entity, the related borrower is still obligated to make interest and principal payments on such other financing.  As a result, the issuing entity is subject to additional risks, including:
•
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•
the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the companion loan upon the maturity of the mortgage loan.

See "Description of the Mortgage Loans—The Split Loans" in this prospectus supplement.
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date
Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully‑amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.
A borrower's ability to repay a mortgage loan (or split-loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or split-loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower's ability to achieve either of these goals will be affected by a number of factors, including:
•	the availability of, and competition for, credit for commercial and multifamily real estate projects, which fluctuate over time;
•	the prevailing interest rates;
•	the net operating income generated by the mortgaged properties;

•	the fair market value of the related mortgaged properties;
•	the borrower's equity in the related mortgaged properties;
•	the borrower's financial condition;
•	the operating history and occupancy level of the mortgaged property;
•	reductions in applicable government assistance/rent subsidy programs;
•	the tax laws; and
•	prevailing general and regional economic conditions.
Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.
The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  See "—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment" above.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.
Other than [__] mortgage loans (identified as [_____] and [_____] on Annex C to this prospectus supplement), representing in the aggregate approximately [__]% of the aggregate principal balance of the pool of the mortgage loans as of the cut‑off date, which are fully amortizing, the mortgage loans (or split-loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates.  This includes [_____] mortgage loans, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, which pay interest‑only for a portion of their respective terms and [_____] mortgage loan, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, which pays interest‑only for its entire term.
We cannot assure you that each borrower will have the ability to repay the remaining certificate principal amounts on its stated maturity date.
See "Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans" in this prospectus supplement.
Security Interest in Mortgaged Properties Secured by Ground Leases May Be Lost Upon a Lease Default
A leasehold interest under a ground lease secures [__] of the mortgaged properties, representing in the aggregate approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date by allocated loan amount. With respect to [_____] mortgaged loans secured by the mortgaged properties identified on Annex C to this prospectus supplement as [_____], [_____] and [_____], representing approximately [__]%, [__]% and [__]%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, the borrower has a leasehold interest in a portion of the mortgaged property and a fee interest in the remaining portion of the mortgaged property.
Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease, although not all these protective provisions are included in each case.

Ground Leases May Be Subject to Termination and Security Interest in Mortgaged Properties Secured by Ground Leases May Be Lost in the Event of the Bankruptcy
Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord's failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.
Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.
A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee's obligations under the ground lease and succeed to the ground lessee's position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.
In addition, we cannot assure you that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in a bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases do not.  See "Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues" in the base prospectus.
With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waiver, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.
One Action Rules May Delay Foreclosure Proceedings
Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly.  Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable.  In the case of a multi‑property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non‑judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See "Certain Legal Aspects of the Mortgage Loans—Foreclosure" in the base prospectus.
Collections on Mortgage Loans May Be Adversely Affected by State Law Limitations on Assignments of Leases and Rents
Generally mortgage loans included in the issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.  See "Certain Legal Aspects of the Mortgage Loans—Leases and Rents" and "—Bankruptcy Issues" in the base prospectus.
Tax Requirements Relating to Management of Foreclosure Property May Reduce Net Cashflow from Operation
If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build‑outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub‑tenant or allocable to a non‑customary service, will subject the lower‑tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%).  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the lower‑tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after‑tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses
Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime or subject to ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to hotels, theater space, automobile dealerships, medical offices, health clubs and warehouses would not easily be converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.
[Furthermore, certain properties may be subject to certain low‑income housing restrictions in order to remain eligible for low‑income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See "—Performance and Value of Mortgage Loans Secured byMultifamily Properties May Be Adversely Affected by Multiple Factors" below.]
Zoning or other restrictions also may prevent alternative uses.  See "—Zoning Non-Compliance and Use Restrictions May Adversely Affect the Cashflow or Value of the Mortgaged Properties" below.
Risks Related to Zoning Non‑Compliance and Use Restrictions May Adversely Affect the Cashflow or Value of the Mortgaged Properties
Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non‑conformity with current zoning laws is otherwise permitted, are considered to be a "legal non‑conforming use"

and/or the improvements are considered to be "legal non‑conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non‑conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue‑producing potential of the property may not be equal to that before the casualty.
In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non‑conforming uses" or "legal non‑conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non‑conforming use" or "legal non‑conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non‑conformities.
In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.
Additionally, certain of the loan documents contain restrictions relating to the use of the mortgaged property.
Inspections of Properties May Not Have Identified All Conditions Requiring Repairs or Replacements
Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.
Earthquake, Flood and Other Insurance May Not Be Adequate or Available to Protect Against Risk of Loss
Although the mortgaged properties are required to be insured, or self‑insured by a sole tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.
In addition, hazard insurance policies will typically contain co‑insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.
Furthermore, [_____] mortgaged properties, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a probable maximum loss in excess of 14%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.
We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the certificates could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.
Terrorism Insurance May Not Be Available or Adequately Insure Against Risks of Terrorism and Similar Acts
Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 which was reauthorized and amended on January 12, 2015 until December 31, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as amended, "TRIPRA").
The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. To facilitate the availability of coverage for acts of terrorism, the Terrorism Insurance Program voids exclusions in property and casualty insurance policies for acts of terrorism; however, it does not expressly void coverage exclusions in such policies, such as those for damage resulting from nuclear, biological, chemical and radiological attacks.
In addition, no compensation is payable under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed a specified threshold, which is $100 million in 2015, subject to annual $20 million increases until the threshold is equal to $200 million. As a result, unless the borrowers obtains separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered. We cannot assure you that the Terrorism Insurance Program will create any long term changes in the availability and cost of insuring terrorism risks.  In addition, we cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.
Under the Terrorism Insurance Program, the federal share of compensation will be equal to 85% in 2015, subject to annual decreases of 1% until equal to 80% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2015 at 20% of an insurer's direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (with the insurers being liable for any amount that exceeds this cap). An insurer that paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

In addition, certain of the mortgage loans contain limitations on the borrower's obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) waiving the requirement that such borrowers are required to maintain terrorism insurance, or limiting the amount of such insurance, for mortgaged properties in certain locations or for certain property types, (iii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount or a cap based on a percentage or multiple factor in order to obtain such terrorism insurance, or, in the event such terrorism insurance is not available from a "qualified carrier", then the borrower may be permitted to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting certain tenants to insure or to self-insure as to risks of terrorism at mortgaged properties that may only be occupied (or are predominantly occupied) by such tenants, or (v) allowing for a deductible (which may be substantial in certain instances) for such terrorism insurance.
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.  See "Top Ten Loan Summaries" in Annex B to this prospectus supplement for a description of the requirement for terrorism insurance for each of the ten (10 largest mortgage loans.
We cannot assure you that the Terrorism Insurance Program will create any long term changes in the availability and cost of insuring terrorism risks.  In addition, we cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.
Blanket Insurance Policies May Be Insufficient to Cover All  Insurable Risks
Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks. In addition, with respect to some of the mortgaged properties, a sole tenant is allowed to provide self‑insurance against risks.
For example, in the case of [__] mortgage loans, identified as [_____], [_____] and [_____], representing approximately [__]%, [__]% and [__]%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, the related borrower maintains insurance under blanket policies.
Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.
Other mortgaged properties securing mortgage loans may also be insured under blanket policies or by a sole tenant.
Market Value of, and Income from, Mortgaged Properties May Be Adversely Affected By Negative Leasing Activity
The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:
•	space in the mortgaged properties could not be leased or re‑leased;
•
leasing or re‑leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re‑leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
•	tenants were unwilling or unable to meet their lease obligations;
•	a significant tenant were to become a debtor in a bankruptcy case;
•	rental payments could not be collected for any other reason; or
•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.
Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.  Certain of the mortgaged properties may be leased in whole or in part by government‑sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations.  Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.  Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single‑tenant mortgaged properties, during the term of the related mortgage loans.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.
Furthermore, many of the other mortgaged properties have anchor tenants with lease expiration dates that occur on or near the maturity of the mortgage loan.  See "—Mortgage Loans Secured by Office Properties Have Special Risks" and "—Presence or Absence of Anchor Tenants In Retail Properties May Affect Value of the Properties" below.
Tenants with Purchase Options and Rights of First Refusal May Adversely Affect the Ability to Maximize Value of the Mortgaged Properties
With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.  Below are certain purchase options and rights of first refusal with respect to mortgaged properties securing the top 10 mortgage loans.
[Insert any applicable descriptions]
Leases that are Not Subordinated to, or Inconsistent with, the Related Mortgage May Adversely Affect the Lender's Rights
If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.
Properties with High Tenant Concentration Carry More Concentrated Risk of Tenant Rollover and Default
A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner‑occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.  In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.  Mortgaged properties that are owner‑occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant's business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:
•	the financial effect of the absence of rental income may be severe;
•	more time may be required to re‑lease the space; and
•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.
[__] of the mortgaged properties securing [__] mortgage loans, representing in the aggregate approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date by allocated loan amount, are leased to a single tenant.  No mortgaged property leased to a single tenant secures a mortgage loan representing more than approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date.  With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan.  See Annex C to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.
Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See "——Tenant Bankruptcy May Cause Cashflow Disruptions" above.
Mortgaged Properties Leased to Multiple Tenants May Also Carry Risk of Tenant Rollover and Default
If a mortgaged property has multiple tenants, re‑leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi‑tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi‑tenanted mortgaged property expires prior to the maturity date of the related mortgage loan. In certain cases, the leases of all of the tenants of a mortgaged property expire prior to the maturity date of the related mortgage loan.  Additionally, certain loans may have clauses permitting termination of the lease prior to the maturity date upon the occurrence of certain events, such as violations of non‑compete clauses or, in the case of governmental tenants, the lack of appropriations.  See "—Early Termination Options of Tenants May Adversely Affect Borrower's Ability to Meet Its Obligations Under the Loan Documents" below.  See Annex C to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property.
[Certain tenants of the mortgaged properties have executed leases, but have not yet taken occupancy.  In these cases we cannot assure you that these tenants will take occupancy of the related mortgaged properties.  In addition, in some cases, tenants at a mortgaged property may have signed a letter of intent but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related mortgaged property.  In addition, the underwritten occupancy and net cash flow for some of the mortgage loans may reflect rents from tenants whose lease terms are under negotiation but not yet signed.  If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re‑leasing costs that may adversely affect cash flow on the related mortgage loan.]

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities May Present Conflicts of Interest
If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  [In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property.  These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens.]  These risks may be mitigated when mortgaged properties are leased to unrelated third parties.  See "—Tenant Bankruptcy May Cause Cashflow Disruptions" below.
Tenant Bankruptcy May Cause Cashflow Disruptions
Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants' sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.
The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, in retail properties may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under Title 11 of the United States Code (the "Bankruptcy Code"), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant.  In addition, a lessor's damages for lease rejection are limited to the amount owed for the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease (but not to exceed three years" rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loans become, a debtor in a bankruptcy proceeding.
We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.
Section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party's insolvency, but the Bankruptcy Code allows the debtor to accept or reject a lease in full (which, as a practical matter, gives the debtor leverage to seek amendments to the lease in order to avoid a rejection).  Following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under each such lease until the debtor decides whether to assume or reject the lease.  The Bankruptcy Code provides certain additional protections with respect to non‑residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease.
If the leased premises are located in a "shopping center" as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a "shopping center" in this prospectus supplement) would be considered shopping centers by a court considering the question.
Early Termination Options of Tenants May Adversely Affect Borrower's Ability to Meet Its Obligations Under the Loan Documents
Leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant's use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant's use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant's use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease, (viii) if third parties take certain actions that adversely affect such tenants' business or operations, or (ix) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  In each identified instance the borrower may have interests adverse to the lender, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.
We also cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights of the related tenant.
In addition, it is common for non‑anchor tenants at anchored or shadowed anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if non‑anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non‑anchor tenant's ability to operate, which may in turn adversely impact the borrower's ability to meet its obligations under the related loan documents.  If an anchor tenant goes dark, generally the borrower's only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.
In addition to termination options tied to certain triggers as set forth above common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.
Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re‑letting of the space.  We cannot assure you that any vacated space could or would be re‑let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower's ability to meet its obligations under the related loan documents.
Potential Absence of Attornment Provisions May Have an Adverse Impact on Ability to Foreclose
Some tenant leases contain provisions that require the tenant to attorn to a successor owner of the related property following foreclosure.  Some of the leases may be either subordinate to the liens created by any related mortgage loans or else contain provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non‑disturbance agreement.  In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above‑market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.
Net Operating Income May be Adversely Affected by Negative Characteristics of the Mortgaged Properties
The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.
The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:
•	the age, design and construction quality of the properties;
•	perceptions regarding the safety, convenience and attractiveness of the properties;
•	the characteristics of the neighborhood where the property is located;
•	the proximity and attractiveness of competing properties;
•	the adequacy of the property's management and maintenance;
•	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;
•	an increase in the capital expenditures needed to maintain the properties or make improvements;
•	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;
•	a decline in the financial condition of a major tenant;
•	an increase in vacancy rates; and
•	a decline in rental rates as leases are renewed or entered into with new tenants.
[Certain mortgaged properties are secured in whole or in part by recently constructed mortgaged properties or recently acquired properties that have no prior operating history and lack historical financial figures and information.  See "—Limited Information May Cause Difficulties in Analyzing the Historical Performance of Mortgaged Properties" below.]
Net Operating Income May be Adversely Affected by General Market Conditions
In addition to the factors set forth above under "—Net Operating Income May be Adversely Affected by Negative Characteristics of the Mortgaged Properties," the following factors, which are more general in nature, may adversely affect the net operating incomes and property values of the mortgaged properties:
Other factors are more general in nature, such as:
•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	retroactive changes in building codes.

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

Volatility of Net Operating Income May Adversely Affect Your Certificates
The volatility of net operating income will be influenced by many of the factors set forth above under "—Net Operating Income May be Adversely Affected by Negative Characteristics of the Mortgaged Properties" and "—Net Operating Income May be Adversely Affected by General Market Conditions," as well as by the following factors:
•
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•
the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short‑term revenue sources, such as short‑term or month‑to‑month leases, and may lead to higher rates of delinquency or defaults.
In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See "—Adjusted In‑Place Net Cashflow May Not Be an Accurate Indication of Future Performance" above.
Increases in Real Estate Taxes May Reduce Funds Available for Debt Service
Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of "payment in lieu of taxes" programs or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Mortgage Loans Secured by Office Properties Have Special Risks
[__] office properties secure, in whole or in part, [__] of the mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date by allocated loan amount.
A large number of factors may adversely affect the value of office properties, including:
•	the quality of an office building's tenants;
•	an economic decline in the business operated by the tenant;
•
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
•	the diversity of an office building's tenants (or reliance on a single or dominant tenant);
•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
•	the desirability of the area as a business location;
•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and
•
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government‑sponsored insurers.  Issues related to reimbursement (ranging from non‑payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.  See "—Risks Relating to Loan Concentrations" above.
If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.
Furthermore, some of the mortgaged properties have significant leases or a significant concentration of leases that expire before the maturity of the related mortgage loan.  See Annex A to this prospectus supplement for the lease termination dates for each of the three largest tenants by square footage with respect to each mortgaged property.  Even if none of the top three tenants at a particular mortgaged property have leases that expire before the maturity of the related mortgage loan, there may be a significant percentage of leases at a particular mortgaged property that expire in a single calendar year, a rolling 12‑month period or prior to the maturity of a mortgage loan.  There are certain other mortgaged properties at which similar or greater percentages of leases expire within a relatively short period of time and prior to the maturity of a mortgage loan.  We cannot assure you that such leases will be renewed or, even if renewed, will be renewed at the same rate.
Office properties are also subject to risks of tenant concentration.  See "Properties with High Tenant Concentration Carry More Concentrated Risk of Tenant Rollover and Default" above.

Presence or Absence of Anchor Tenants In Retail Properties May Affect Value of the Properties
[__] retail properties secure, in whole or in part, [__] mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date by allocated loan amount.  The value of the retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property's value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.
Whether a retail property is "anchored", "shadow anchored" or "unanchored" is also an important consideration.  The presence or absence of an "anchor tenant" or a "shadow anchor tenant" in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties securing one or more mortgage loans also have shadow anchor tenants.  An "anchor tenant" is located on the related mortgaged property, usually proportionately larger in size than most other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A "shadow anchor tenant" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:
•	an anchor tenant's or shadow anchor tenant's failure to renew its lease or termination of an anchor tenant's or shadow anchor tenant's lease;

•	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self‑owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self‑owned anchor (notwithstanding its continued payment of rent).

[__] of the mortgaged properties, securing mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, are retail properties that are considered by the applicable sponsor to have an "anchor tenant."  [_____] of the mortgaged properties, securing mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, are retail properties that are considered by the applicable sponsor to be "shadow anchored."  [__] of the mortgaged properties, securing mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, are retail properties that are considered by the applicable sponsor to be "unanchored."
We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.
Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the mortgaged properties are paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or not yet in occupancy.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.
Operating and Maintenance Covenants for Retail Properties May Expire and Fail to Be Obtained in the Future
Retail properties that have anchor tenant‑owned stores often have reciprocal easement and operating agreements (each, an "REA") between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property.  Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  A number of the anchor tenant leases and REAs at the mortgaged properties have co‑tenancy clauses which permit such stores to abate or reduce the rent payable, cease operating and/or terminate their leases if certain other anchor tenants and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.
Disputes Among Tenants of Retail Properties May Adversely Affect Ability of Borrowers to Repay Loans
Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans (or split-loans) identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.
Borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.
Competition from Competing Retail Properties May Adversely Affect the Market Value of, and Income Received from, Retail Properties Included in the Mortgage Pool
Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.
Inability to Replace Tenants in Retail Properties May Have Adverse Economic Consequences
Some of the mortgaged properties have significant leases or a significant concentration of leases that expire before the maturity of the related mortgage loan.  See Annex A to this prospectus supplement for the lease termination dates for each of the three largest tenants by square footage with respect to each mortgaged property.  Even if none of the top three tenants at a particular mortgaged property has a lease that expires before the maturity of the related mortgage loan, there may be a significant percentage of smaller leases at a particular mortgaged property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a mortgage loan.  We cannot assure you that such leases will be renewed or, even if renewed, will be renewed at the same rate.
In addition, certain tenants may be completing buildouts at the related mortgaged property, and may have yet to take occupancy and/or commence paying rent.  See "—Mortgaged Properties Leased to Multiple Tenants May Also Carry Risk of Tenant Rollover and Default" above.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases under certain conditions including without limitation certain other stores not being open for business at the mortgaged property, certain "shadow anchors" not being open for business or a subject store not meeting the minimum sales requirement under its lease.  In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  We cannot assure you that tenants will not exercise such termination options on their leases or that replacement tenants will be found.  We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.
Various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.
Properties with Theaters Are Exposed to Unique Risks
Certain of the retail mortgaged properties, including the mortgaged properties identified on Annex C to this prospectus supplement as [_____] and [_____], representing in the aggregate approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date in the aggregate, have theaters as part of the mortgaged property.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See "—Tenant Bankruptcy May Cause Cashflow Disruptions" above.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.
Properties with Health Clubs May be Adversely Affected by Multiple Factors
Certain of the mortgaged properties, including [__] of the mortgaged properties securing the mortgage loan identified as [_____] on Annex C to this prospectus supplement, which mortgaged property represents approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date by allocated loan amount, have health clubs as part of the mortgaged property.  Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management's ability to control membership growth and attrition;

•	competition in the tenant's marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi‑purpose clubs from single‑purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Performance of Mortgage Loans Secured by Hospitality Properties May be Adversely Affected by Multiple Factors
[__] hospitality properties secure, in whole or in part, [__] mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date by allocated loan amount.
Various factors may adversely affect the economic performance of a hospitality property, including:
•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the quality of hospitality property management;

•	the presence or construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

•
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

•	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and hotel management company's affiliation, each of which affects the economic performance of a hotel; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow.  Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.  See "—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment" below.
Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full‑service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.
Risks Relating to Affiliation with a Franchise or Hotel Management Company
[__] of the hospitality properties that secure mortgage loans, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, are affiliated with a franchise or hotel management company through a franchise or management agreement.  The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;
•	the public perception of the franchise or hotel chain service mark; and
•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.
The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.
Performance and Value of Mortgage Loans Secured by Multifamily Properties May Be Adversely Affected by Multiple Factors
[__] multifamily properties secure, in whole or in part, [__] mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date.
A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
•	the quality of property management;
•	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;
•	the ability of management to provide adequate maintenance and insurance;
•	the types of services or amenities that the property provides;

•	the property's reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	rent concessions and month‑to‑month leases, which may impact cash flow at the property;

•	the presence of competing properties in the local market;

•
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

•
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well‑being of the college or university to which it relates, competition from on‑campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;

•	state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.
Regulation of Multifamily Properties May Impair a Borrower's Ability to Repay its Loan
Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors.  Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.
In addition to state regulation of the landlord‑tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

[Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans
Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and
•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.]
Value of Mortgage Loans Secured by Industrial Properties May Be Adversely Affected by Multiple Factors

[__] industrial properties secure [__] of the mortgage loans, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.
Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.
Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.
In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.
Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Mortgage Loans Secured by Self‑Storage Properties Are Subject to Competition and May Become Unprofitable
[__] self storage properties secure, in whole or in part, [__] of the mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date by allocated loan amount.  Self storage properties are considered vulnerable to competition, because both acquisition costs and break‑even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

•	decreased demand;
•	competition;
•	lack of proximity to apartment complexes or commercial users;
•	apartment tenants moving to single‑family homes;
•	decline in services rendered, including security;
•	dependence on business activity ancillary to renting units;
•	age of improvements; or
•	other factors

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.
Storage Units at Self Storage Properties Are Not Subject to Environmental Inspections and May Contain Hazardous Substances
Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Self Storage Properties May Be Adversely Affected by Affiliation with Franchises
Certain mortgage loans secured by self‑storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self‑storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.
Risks Related to the Certificates
Your Yield May be Adversely Affected by Defaults, Prepayments and Other Factors
The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;
•	the rate and timing of principal payments on the mortgage loans;
•	the receipt and allocation of prepayment premiums and/or yield maintenance charges;
•	the allocation of principal payments to pay down classes of certificates;
•	interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments; and
•
the purchase of a mortgage loan whether by (i) a sponsor as a result of a material breach of a representation or warranty made by that sponsor, (ii) the holder of a related companion loan, (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or (v) any other party with a purchase option.

In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.  See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations" in the base prospectus.
Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of the weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.
In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on mortgage loans will affect distributions on the certificates and their timing.  See "—Borrower Defaults Will Affect Yield and May Cause Losses" below.

In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.  Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related mortgage loan documents.  See "Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans" in this prospectus supplement.

We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates.  See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.
Your Yield May be Adversely Affected by Reimbursements of Advances and Expenses
If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount of the certificates.  See "Description of the Offered Certificates—Distributions" in this prospectus supplement.  Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.  See "Description of the Offered Certificates—Distributions" in this prospectus supplement.
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment
The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001, as well as a number of reported thwarted planned attacks, such as the May 2010 attempted bombing in Times Square, suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future.  The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.
Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism.  The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.
Further, it is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate‑related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.
Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.
Prepayments and Repurchases May Change Your Anticipated Yield
The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, repurchases upon breaches of representations and warranties, or purchases by a companion loan holder or mezzanine holder pursuant to a purchase option.  See "The Pooling and Servicing Agreement—Servicing of the Mortgage Loans" and "—Servicing of the Split-Loans" in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.
Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.
In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:
•
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.
Defeasance and Yield Maintenance Provisions May Not Adequately Deter Borrowers From Prepaying Their Mortgage Loans
Although all of the mortgage loans have a degree of voluntary prepayment protection in the form of defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a specified period (ranging from approximately 0 to 6 months) prior to the stated maturity date.  See "Description of the Mortgage Pool" in this prospectus supplement.  In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.
Additionally, certain mortgage loans may provide that in the event of the exercise of a purchase option by a tenant, that the related mortgage loans may be prepaid in part prior to the expiration of a defeasance lockout provision. See "Description of the Mortgage Pool—Additional Indebtedness—Partial Releases" in this prospectus supplement.
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Escrows
With respect to [__] mortgage loans secured by the mortgaged properties identified on Annex C to this prospectus supplement as [_____], [_____] and [_____], representing approximately [__]%, [__]% and [__]%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, each have earnout escrows that were established at origination in amounts equal to $[_____], $[_____] and $[_____], respectively.  If certain conditions are not met pursuant to the respective loan documentation then all or part of the earnout escrow amounts may be used to prepay or partially defease the related mortgage loan. For more detail on these earnout escrows, see Annex A to this prospectus supplement.
Prepayments and Losses Will Adversely Affect Yield on Interest–Only Certificates
The Class [X] certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amounts. Because the notional amount of the Class [X] certificates is based upon the outstanding certificate principal amounts of the Class [A‑1], Class [A‑2], Class [A‑3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] certificates, the yield to maturity on the Class [X] certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates with principal balances.  A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class [X] certificates. Investors in the Class [X] certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.
Any Prepayments, Regardless of the Cause, May Have an Effect on Your Investment
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  However, the rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;
•	the length of any prepayment lockout period;
•	the level of prevailing interest rates;
•	the availability of mortgage credit;
•	the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
•	the master servicer's or special servicer's ability to enforce those charges or premiums;
•	the failure to meet certain requirements for the release of escrows;
•	the occurrence of casualties or natural disasters; and
•	economic, demographic, tax, legal or other factors.
Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount.  In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable.  Additionally, mezzanine lenders and holders of companion loans (or in the case of any mezzanine lender, may) have the option to purchase the related mortgage loan after certain defaults, and the purchase price will (or in the case of a mezzanine lender, may) not include any yield maintenance payments or prepayment charges.  In some cases, the related co‑lender agreement for a subordinate companion loan permits prepayment of such subordinate companion loan provided, that, among other things, no collateral securing the related mortgage loan is released.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see "Description of the Mortgage Pool—Representations and Warranties" and "The Pooling and Servicing Agreement—Realization Upon Mortgage Loans" in this prospectus supplement.
In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re‑amortized over the remaining amortization term.  For more detail with respect to such mortgage loans, see Annex A to this prospectus supplement.
Borrower Defaults Will Affect Yield and May Cause Losses
The rate and timing of mortgage loan delinquencies and defaults will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	their rate of principal payments; and

•	their weighted average lives.
If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class).
If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, that yield could be negative.  In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.
Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the issuing entity and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass‑through rate on your certificates.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.
Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.
Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See "Certain Legal Aspects of the Mortgage Loans—Foreclosure" in the base prospectus.
Interest on Advances and Special Servicing Compensation May Cause Shortfalls on Your Certificates
To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.
There Is No Source of Payments for Your Certificates Other Than the Assets of the Issuing Entity
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the trustee or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See "Description of the Securities—General" in the base prospectus.

Sponsors May Not Be Able To Make a Required Repurchase of a Defective Mortgage Loan Causing the Issuing Entity to Incur a Tax
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  Neither we nor any of our affiliates (except Cantor Commercial Real Estate Lending, L.P. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor's representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See "Description of the Mortgage Pool—Representations and Warranties" and "—Cures, Repurchases and Substitutions" in this prospectus supplement for a summary of certain representations and warranties.
Subordinate Offered Certificates Are Subject to a Greater Risk of Loss
As described in this prospectus supplement, unless your certificates are Class [A‑1], Class [A‑2] and Class [A‑3] certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with a higher distribution priority.  In addition, because their Notional Amount is based upon the Certificate Principal Amount of the Class [A‑1], Class [A‑2], Class [A‑3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] certificates, the Class [X] certificates will be adversely affected by losses allocated to such Classes of Certificates.  See "Description of the Offered Certificates—Subordination" in this prospectus supplement.
Book‑Entry Registration May Hinder the Exercise of Investor Rights and Remedies and May Delay Receipt of Payments and Report
Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.
Since transactions in the classes of book‑entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

•
the liquidity of book‑entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•
your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•
your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•
you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to The Depository Trust Company and The Depository Trust Company will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through The Depository Trust Company's participating organizations.

See "Description of the Offered Certificates—Book‑Entry Registration" in this prospectus supplement and "Description of the Securities—General" in the base prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Limited Information May Cause Difficulties in Analyzing the Historical Performance of Mortgaged Properties
Some of the mortgage loans that we intend to include in the issuing entity are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.
Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.
[Ratings of the Offered Certificates May Not Accurately Reflect Risks and May Be Withdrawn or Downgraded
The ratings assigned to the offered certificates by the rating agencies are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  The ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  The ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.
Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates was determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis, the rating agencies' assumptions regarding the performance of the mortgage loans related to such CMBS were not, in all cases, correct.
We are not obligated to maintain any particular rating with respect to any class of offered certificates.  Changes affecting the mortgaged properties, the sponsors, the trustee, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the offered certificates, and thus on the market value of the offered certificates, although such adverse changes would not necessarily be an event of default under the applicable mortgage loan.  See "Ratings" in this prospectus supplement.
In addition, any ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan to purchase those offered certificates.  See "ERISA Considerations" in this prospectus supplement.
Other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates relying on information they receive pursuant to Rule 17g‑5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by [_____].  The issuance of unsolicited ratings on one or more classes of the offered certificates that are different from the ratings assigned by [_____] may impact the value of that class of offered certificates.
As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to [_____].  Based on preliminary feedback from those three rating agencies at that time, the depositor selected [_____] to rate the offered certificates and not [_____]. due in part to those agencies' initial subordination levels for the various classes of offered certificates.  Had the depositor selected [_____] to rate the offered certificates, we cannot assure you as to the ratings that [_____] would have ultimately assigned to the offered certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.
Furthermore, the Securities and Exchange Commission may determine that [_____] no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a No Downgrade Confirmation, the pooling and servicing agreement will require delivery of a no downgrade confirmation only from [_____].]
Risks Related to Conflicts of Interest
Relationships Involving the Master Servicer and the Special Servicer Present Potential Conflicts of Interest and Associated Risks
The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See "The Pooling and Servicing Agreement—Servicing of the Mortgage Loans" in this prospectus supplement.
Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in or other financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a non‑offered class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series [_____] non‑offered certificates or the related companion loans.
Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.
Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.
Interests and Incentives of the Underwriter Entities May Be Contrary to Interests of Certificateholders
The activities and interests of the underwriters and their respective affiliates (collectively, the "Underwriter Entities") will not align with, and may in fact be directly contrary to, those of Certificateholders.  The Underwriter Entities and their respective affiliates may retain, or own in the future, classes of offered certificates, and any voting rights of that class held by the Underwriter Entities could be exercised by them in a manner that could adversely impact the other offered certificates.  Certain of the Underwriter Entities may invest or take long or short positions in securities or instruments, including the offered certificates, that are different from your position as investor in the offered certificates.  If that were to occur, that Underwriter Entities' interests will not be aligned with your interests in the offered certificates you acquire.
The Underwriter Entities include broker‑dealers, market makers, principal investors, investment advisors and asset managers whose business include a broad range of financial market activities, including executing securities and derivative transactions on their own behalf as principals and on behalf of clients and providing recommendations, market color or trading ideas.  Accordingly, the Underwriter Entities and clients acting through them or upon their advice from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in Underwriter Entities and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Investment recommendations and views communicated by the Underwriter Entities may be negative with respect to one or more classes of offered certificates, or result in trading strategies that have a negative impact on the market for any such securities or instruments.  Further, Underwriter Entities may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the offered certificates.  The positions of the Underwriter Entities or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value.  In conducting such activities, no Underwriter Entity (including the related underwriter) has any obligation to take into account the interests of the offered certificateholders or holders of companion loans or any possible effect that such activities could have on them.  The Underwriter Entities and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders or holders of companion loans.
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee and will have no authority to advise the master servicer, the special servicer or the trustee or to direct their actions.
Relationships Involving the Underwriter Entities Present Potential Conflicts of Interest and Associated Risks
Furthermore, the underwriters and their respective affiliates expect to have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity or investors in the offered certificates, on the other hand.  See "Summary of Prospectus Supplement—Significant Affiliations and Relationships" in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  In addition, completing this offering could enhance each of the Underwriter Entities' relationships with these or other parties, facilitate additional business development and enable them to obtain additional business and generate additional revenue.  Cantor Fitzgerald & Co., an underwriter, is the affiliate of CCRE Commercial Mortgage Securities, L.P., the depositor, and Cantor Commercial Real Estate Lending, L.P., a sponsor and an originator.
See "Summary of Prospectus Supplement—Significant Affiliations and Relationships" in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.
Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.
The Controlling Class Representative May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders
It is expected that [_____] (as agent for one or more managed accounts), will be the initial controlling class representative.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class representative may have interests in conflict with those of the other certificateholders.  As a result, during a Subordinate Control Period the controlling class representative may direct the special servicer to take actions that conflict with and adversely affect the interests of holders of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under "The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause" in this prospectus supplement, the special servicer may be removed without cause by the controlling class representative or the split-loan directing holder, as applicable.  See "The Pooling and Servicing Agreement—Controlling Class Representative" and "The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause" in this prospectus supplement.
The controlling class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.
Split-Loan Directing Holders May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders
It is expected that the initial split-loan directing holder for the [_____] split-loan will be [_____], the initial split-loan directing holder for the [_____] split-loan will be [_____] and the initial split-loan directing holder for the [_____] split-loan will be [_____].  The split-loan directing holder does not have any duties to the holders of any class of certificates and may have interests in conflict with those of the certificateholders.  As a result, during a Companion Loan Control Period with respect to a split-loan, the related split-loan directing holder may direct the special servicer to take actions with respect to the related split-loan that conflict with and adversely affect the holders of some or all of the classes of certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under "The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause" in this prospectus supplement, during a Companion Loan Control Period the special servicer may be removed with respect to a split-loan by the related split-loan directing holder.  See "The Pooling and Servicing Agreement—Controlling Class Representative" and "The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause" in this prospectus supplement.
By your purchase of offered certificates, you acknowledge that each split-loan directing holder: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests, without regard to your interests; (iii) does not have any duties to any other person, including the holders of any class of certificates; (iv) may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against any split-loan directing holder or any director, officer, employee, agent or principal of the split-loan directing holder for having so acted.
The Operating Advisor May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders
[__________] has been appointed as the initial operating advisor. See "Transaction Parties—The Operating Advisor" in this prospectus supplement.  During a Collective Consultation Period or a Senior Consultation Period, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer, except that such consultation is not permitted in connection with any split-loan during the Companion Loan Control Period with respect to such split-loan.  Additionally, during a Collective Consultation Period or a Senior Consultation Period, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See "The Pooling and Servicing Agreement—The Directing Holder" in this prospectus supplement.
Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Selection of the Underlying Mortgage Loans By the B-Piece Buyer May Adversely Affect the Performance of Your Certificates
The anticipated initial investor (the "B‑Piece Buyer") in the Class [__], Class [__] and Class [__] certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re‑sizing or change in other features of some or all of the mortgage loans.  [The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.]
We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B‑Piece Buyer or that the final pool as influenced by the B‑Piece Buyer's feedback will not adversely affect the performance of your certificates and benefit the performance of the B‑Piece Buyer's certificates.  Because of the differing subordination levels, the B‑Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B‑Piece Buyer but that does not benefit other investors.  In addition, the B‑Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B‑Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B‑Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class [__], Class [__] and Class [__] certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B‑Piece Buyer's acceptance of a mortgage loan.  The B‑Piece Buyer's acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.
The B‑Piece Buyer or its designee will constitute the initial controlling class representative.  The controlling class representative will have certain rights to direct and consult with the special servicer as described under "The Pooling and Servicing Agreement—Controlling Class Representative" in this prospectus supplement.
Because the incentives and actions of the B‑Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.
Conflicting Interests of Managers and Borrowers May Adversely Affect Your Certificates
The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.
None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.  The borrowers may have other relationships and affiliations, and the borrowers under the mortgage loan identified as [_____] on Annex C to this prospectus supplement, representing [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut‑off date, may have relationships or affiliations with the related residual value insurer or one or more parties to the pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.
Special Servicer May Be Directed To Take Actions That Could  Adversely Affect Your Investment
In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder.  Similarly, the special servicer may, at the direction of a split-loan directing holder, take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under "Description of the Mortgage Pool—the Split-Loans" in this prospectus supplement.  See "The Pooling and Servicing Agreement—The Controlling Class Representative" in this prospectus supplement.  The controlling class representative will be controlled by the controlling class certificateholders.  Each of the (i) controlling class representative and (ii) in the case of a split-loan, the related split-loan directing holder, may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the controlling class representative or, in the case of a split-loan, the related split-loan directing holder, may direct the special servicer to take actions that conflict with the interests of some or all classes of the offered certificates.  However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity
Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), as in effect on the date such appraisal was obtained.  Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant.  Such increased cost could result in losses to the issuing entity.  Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation.  In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.
Rights of the Operating Adviser and the Controlling Class Representative Could Adversely Affect Your Investment
In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan, the special servicer generally will be required to obtain the consent or to consult with the controlling class representative or the operating advisor (other than with respect to a split-loan if the holder of the related companion loan is the related split-loan directing holder).  During a Subordinate Control period, the special servicer generally will be required to obtained the consent of the controlling class representative, during a collective consultation period, the special servicer generally will be required to consult with both the controlling class representative and the operating advisor, and during a senior consultation period, the special servicer generally will be required to consult with the operating advisor (in each case, other than with respect to a split-loan if the holder of the related companion loan is the related split-loan directing holder). These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See "The Pooling and Servicing Agreement—Controlling Class Representative" and "The Pooling and Servicing Agreement—Operative Advisor" in this prospectus supplement for a list of actions and decisions requiring consent of, or consultation with, the controlling class representative or consultation with the operating advisor. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.
DESCRIPTION OF THE MORTGAGE POOL
General
The assets of the Issuing Entity created pursuant to the Pooling and Servicing Agreement will consist of a pool of fixed rate mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") with an aggregate principal balance as of the later of the due date for such Mortgage Loan in [_____] or the date of origination of such Mortgage Loan (the "Cut‑off Date"), after deducting payments of principal due on such date, of approximately $[_____] (with respect to each Mortgage Loan, the "Cut‑off Date Balance" and, in the aggregate, the "Initial Pool Balance").  As used herein, the term "Mortgage Loan" with respect to any Split-Loan includes the note or notes included in the Mortgage Pool, but does not include any related Companion Loans.  See "—The Split-Loans" below.  Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interest in a retail, office, hospitality, multifamily, industrial, self storage or other commercial property (each, a "Mortgaged Property").  The Mortgage Loans are generally non recourse loans.  In the event of a borrower default on a non recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower's other assets.
When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C to this prospectus supplement.
Of the Mortgage Loans to be included in the Issuing Entity:

•	[_____] Mortgage Loans (the "[_____]"), representing approximately [__]% of the Initial Pool Balance, were originated by CCRE Lending; and
•	[_____] Mortgage Loans (the "[_____]"), representing approximately [__]% of the Initial Pool Balance, were originated or acquired by [_____].
CCRE Lending and [_____] are referred to in this prospectus supplement as the "Originators."  CCRE Commercial Mortgage Securities, L.P. (the "Depositor") will acquire the Mortgage Loans from CCRE Lending and [_____] (collectively, the "Sponsors") on or about [_____], 20[__] (the "Closing Date").  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.
[[______] Mortgage Loans, representing approximately [___]% of the Initial Pool Balance, are secured in whole or in part by Mortgaged Properties recently constructed [within [___] calendar months] of the cut off date that either have no prior operating history or do not have historical financial information.]
[[______] Mortgage Loans, representing approximately [___]% of the Initial Pool Balance, are secured in whole or in part by Mortgaged Properties that were recently acquired by the related borrowers [within [___] calendar months] of the cut off date that either have no prior operating history or do not have historical financial information.]

[Additionally, [______] Mortgage Loans, representing approximately [___]% of the Initial Pool Balance, that were constructed or acquired prior to the cut off date, are secured in whole or in part by Mortgaged Properties that were underwritten based [solely] on projections of future income.][Insert description of assumptions used in underwriting recently constructed or acquired properties or other properties underwritten based on projections of future income, to the extent material.]]
[Further, [_____] Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, have material lease early termination options.  In particular, [Insert description of material lease termination options].]
[Certain Variances from Underwriting Standards
CCRE Lending varied from the underwriting standards described under "Transaction Parties—Originators—CCRE" in this prospectus supplement in the underwriting or origination of certain Mortgage Loans. [Insert description of the nature of any material exceptions granted by the originator to its underwriting standards, including the number and percentage of loans with such exceptions.]]
Certain Calculations and Definitions
This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A and Annex B may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex D to this prospectus supplement with respect to the Mortgage Loans (or Split-Loans) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related adjusted in‑place net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.
All information presented in this prospectus supplement with respect to a Mortgage Loan that has a Companion Loan is calculated without regard to the related Companion Loan, unless otherwise indicated.
See Annex A for certain definitions used in the calculations in the prospectus supplement.
Certain Characteristics of the Mortgage Loans
General Mortgage Loan Characteristics
 (As of the Cut‑off Date, unless otherwise indicated)
All Mortgage Loans
Initial Cut‑off Date Pool Balance(1)	$[_____]
Number of Mortgage Loans	[_____]
Number of Mortgaged Properties	[_____]
Average Cut‑off Date Mortgage Loan Balance	$[_____]
Weighted Average Mortgage Loan Rate(2)	[_____]%
Range of Mortgage Loan Rates(2)	[_____]% ‑ [_____]%
Weighted Average Cut‑off Date Loan‑to‑Value Ratio(2) (3)	[_____]%
Weighted Average Cut‑off Date Remaining Term to Maturity (months)(2)	[_____]
Weighted Average Cut‑off Date DSCR(2)	[_____]x
Full Term Amortizing Balloon Mortgage Loans
Interest‑Only Balloon Mortgage Loans	[_____]%
Partial Interest‑Only Balloon Mortgage Loans	[_____]%

________________________
(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Companion loans are not included for purposes of calculating the loan-to-value ratio, DSCR, mortgage loan rate, amortization term or maturity of the mortgage loan unless otherwise indicated.

(3)	"LTV" or "Loan‑to‑Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut‑off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction). Additional adjustments for the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement.
(4)
"DSCR" for any Mortgage Loan is equal to the net cash flow from the related Mortgaged Property or Properties divided by the annual debt service for such Mortgage Loan.  See "Risk Factor—Mortgage Loans Secured by Office Properties Have Special Risks" in this prospectus supplement for more information.  Additional adjustments for the Mortgage Loan(s) with earnout provisions are described on Annex A to this prospectus supplement.

Additional Indebtedness
The terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.
Mortgage loans that are secured in part by letters of credit and/or cash reserves:
(i)     will be released to the related borrower upon satisfaction by the related borrower of certain performance-related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
(ii)     if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance-related conditions are not satisfied within specified time periods.
Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single‑purpose entity criteria may not be restricted from incurring unsecured debt.
Additionally, although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non‑managing membership equity interests in a borrower. However, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single‑purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut‑off Date, each Sponsor has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

Mortgaged Property Name	Aggregate Cut‑Off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt	Interest Rate on Mezzanine Loan	Maturity Date of Mezzanine Loan
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[_____]

__________________
[Insert required footnotes]
In the case of each of the above‑described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the Mortgage Loan from the Issuing Entity if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.
With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted, as listed in the following chart.
The applicable Sponsors have informed us that equity owners of the borrowers under certain Mortgage Loans are permitted to incur future mezzanine debt, as described below.

Mortgaged Property Name	Mortgage Loan Cut‑off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
[__________]	$ [_____]	[___]%	[___] x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	[___]x

__________________
[Insert required footnotes]
Furthermore, the respective Mortgaged Properties that secure a Mortgage Loan that has a Companion Loan also secure the related Companion Loan on a subordinate basis, as described in "—The Split-Loans" below.

Certain risks relating to additional debt are described in "Risk Factors—Risks Related to the Mortgage Loans—Other Financings (or Ability to Incur Other Financings)Place Additional Stress on  Mortgage Properties" in this prospectus supplement.
Due Dates; Mortgage Rates; Calculations of Interest.  Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a "Due Date") that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Mortgage Pool Balance

[___]	[___]	[___]	[___]%
[___]	[___]	[___]	[___]%
[___]	[___]	[___]	[___]%
[___]	[___]	[___]	[___]%
[___]	[___]	[___]	[___]%
[___]	[___]	[___]	[___]%

__________________
[Insert required footnotes]
As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under each Mortgage Loan.  See Annex C for information on the number of days before late payment charges are due under the Mortgage Loan.
All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.
All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360‑day year ("Actual/360 Basis").  [_____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination ranging from [_____] months to [_____] months.  [_____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates.  The remaining [_____] Mortgage Loans, representing approximately [__]% of the Mortgage Loans (of the Initial Pool Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a "Balloon Mortgage Loan").  These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.
    "Due‑On‑Sale" and "Due‑On‑Encumbrance" Provisions.  The Mortgage Loans generally contain "due‑on‑sale" and "due‑on‑encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:
(i)     no event of default has occurred,
(ii)    the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,
(iii)   the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,
(iv)   the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements, and

(v)    the assumption fee has been received (which assumption fee will be paid as described under "Transaction Parties—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.
Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will also result in a permitted transfer.  See "Description of the Mortgage Pool—Additional Indebtedness" above.
In addition, certain of the Mortgage Loans permit certain transfers specified in the related loan documents such as transfers to an entity or type of entity specifically described in the related loan documents, transfers to affiliates, transfers for estate planning purposes and transfers that result from changes in ownership interests in the borrower.  Generally, the Mortgage Loans do not prohibit transfers of non‑controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant‑in‑common borrowers, transfers to new tenant‑in‑common borrowers.
[In addition, there are in some cases pending transfers of interests in a related mortgage borrower that have been approved or are anticipated to be approved but have not been, or may not be, completed, or may be completed at a later date.]
The Master Servicer (with respect to non‑Specially Serviced Mortgaged Loans and with the Special Servicer's consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to the approval of the Controlling Class Representative.  See "Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due‑on‑Sale Provisions" in the base prospectus.  The Depositor makes no representation as to the enforceability of any due‑on‑sale or due‑on‑encumbrance provision in any Mortgage Loan.
Defeasance; Collateral Substitution.  The terms of [_____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the "Defeasance Lock‑Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option") in connection with a defeasance.  With respect to [all] of the Mortgage Loans, the Defeasance Lock‑Out Period ends at least 2 years after the Closing Date.
The Defeasance Option is also generally conditioned on, among other things, the borrower (a) providing the mortgagee with at least 30 days prior written notice of the date of such defeasance, (b) paying on any Due Date (the "Release Date") (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan up to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan (or Split-Loan) and all other loan documents executed in connection with the Defeasance Option and (iii) an amount (the "Defeasance Deposit") that will be sufficient to (x) purchase non‑callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other "government securities" (within the meaning of Section 2(a)16 of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral) providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan, or the defeased portion of the Mortgage Loan in the case of a partial defeasance and (y) any costs and expenses incurred in connection with the purchase of such government securities and (c) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.
Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing government securities in connection with a defeasance on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the

Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.
Certain of the mortgage loans permit partial defeasance as described under "—Partial Releases" below.
In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.
Voluntary Prepayments.  [_____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance permit the borrower after a lockout period to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium.
[_____] Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, permit the related borrower after a lockout period to either (a) prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium or (b) substitute U.S. government securities as collateral and obtain a release of the mortgaged property.
[_____] Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, permit the related borrower to either (a) prepay the Mortgage Loan with the greater of a yield maintenance charge or a prepayment premium at any time during the term of the Mortgage Loan or (b) substitute U.S. government securities as collateral and obtain a release of the Mortgaged Property at any time after the expiration of a defeasance lockout provision.
[_____] Mortgage Loan, representing approximately [__]% of the Initial Pool Balance, permit prepayment at any time after the related closing date (or after a lockout period that has already expired) with the payment of the greater of a yield maintenance charge or a prepayment premium of 1%.
The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited "open period" immediately prior to and including the stated maturity date as follows:
Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
[___]	[___]	[___]%
[___]	[___]	[___]%
[___]	[___]	[___]%
[___]	[___]	[___]%
[___]	[___]	[___]%
Total	[___]	[___]%
See "Risk Factors—Risks Related to the Mortgage Loans—Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable" in this prospectus supplement.
Partial Releases.  The Mortgage Loans secured by the Mortgaged Properties identified on Annex C to this prospectus supplement as [_____], [_____] and [_____], representing approximately [__]%, [__]% and [__]%, respectively, of the Initial Pool Balance, are secured by more than one Mortgaged Property and permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance or in certain cases partial prepayment, pursuant to which the related borrower is generally required, prior to such release, to, among other things, (a) deliver defeasance eligible collateral to the lender or in certain cases partially prepay the loan (with prepayment consideration determined pursuant to the related Mortgage Loan documents) in an amount generally equal to between [110]% and [125]% of the allocated loan amount or other specified release price for the Mortgaged Property or release parcel, as applicable, [with 100%] (or lower specified percentage) of the net sale or refinancing proceeds, after taking into account paying defeasance costs out of sale proceeds, and/or (b) satisfy certain debt service coverage tests and/or loan‑to‑value ratio tests with respect to the remaining Mortgaged Properties or condominium units after the partial defeasance or partial prepayment (in some cases the partial defeasance or partial prepayment amount may be increased in order to satisfy debt service coverage and/or loan‑to‑value tests with respect to the remaining undefeased debt).  In addition, the cross‑collateralized and cross‑defaulted Mortgage Loans (identified as loan nos. [_____], [_____] and [_____] and loan nos. [_____], [_____] and [_____] on Annex C to this prospectus supplement), each, as a group, collectively representing approximately [__]% and [__]%, respectively, of the Initial Pool Balance, permit the partial defeasance and release of an individual Mortgaged Property, subject generally to the criteria listed above for Mortgage Loans secured by more than one Mortgaged Property, except that the Mortgage Loan being defeased will be fully defeased and the remaining Mortgage Loans will be partially defeased.  The defeased note and the undefeased notes will remain cross‑collateralized and cross‑defaulted.
In addition, certain Mortgage Loans provide for the release or substitution of outparcels or other portions of the Mortgaged Property which were given no value or minimal value in the underwriting process, but that may be improved in the future, provided, however, that the borrower satisfies additional loan‑to‑value and debt service coverage ratio tests.
See "Risk Factors—Risks Related to the Mortgage Loans—Yield Maintenance Charges, Prepayment Premiums or Defeasance ProvisionsMay Not Be Enforceable" in this prospectus supplement.
Escrows. [____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.
[____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.
[____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.
[____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, that are secured by office, retail, industrial and mixed use properties, provide for up‑front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re‑leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.
Many of the Mortgage Loans provide for other escrows and releases, including, in certain cases, reserves for debt service, operating expenses and other shortfalls or reserves to be released under circumstances described in the related loan documents.
[Modified Mortgage Loans.  Insert disclosure if any mortgage loans were the subject of a material modifications, amendments or waivers prior to securitization, including the percentage of modified loans included in the mortgage pool and the nature of the  modifications.]
Additional Mortgage Loan Information.  Each of the tables presented in Annex A sets forth selected characteristics of the pool of Mortgage Loans as of the Cut‑off Date, if applicable.  For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex C to this prospectus supplement.  For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see Annex B to this prospectus supplement.
The Split-Loans
[____] of the Mortgage Loans (each, a "Split-Loan"), representing approximately [__]% of the Initial Pool Balance, are part of a split-loan structure.  The Split-Loans, identified on Annex C to this prospectus supplement as

[_____], [_____] and [_____], representing approximately [__]%, [__]% and [__]%, respectively, of the Initial Pool Balance, are part of a split-loan structure where one or more notes are included in the Mortgage Pool and hence constitute a Mortgage Loan as the term is used in this prospectus supplement and one or more companion notes that are subordinate in right of payment to the related Mortgage Loan (each, a “Companion Loan”) are held outside the Mortgage Pool.  Each Companion Loan is secured by the same mortgage instrument on the related Mortgaged Property as its related Mortgage Loan.  In each such case, the entire Split-Loan (i.e. the Mortgage Loan and the related Companion Loan) will be serviced pursuant to the Pooling and Servicing Agreement.

The table below identifies each of the pooled Mortgage Loans that have corresponding Companion Loans.
Mortgage Loan	Cut-off Date Principal Loan Balance	% of Initial Pool Balance	Subordinate Companion Loan Original Balance	Original Split- Loan LTV	Original Split- Loan DSCR
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[___]x
[__________]	$ [_____]	[___]%	$ [_____]	[___]%	[___]x

[Significant Obligors]

[Include information required by Item 1112 of Reg. AB, if applicable – with respect to any obligor that represents 10% or more of the pool balance.]

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E to this prospectus supplement.  These representations and warranties are subject to the exceptions described in the mortgage loan purchase agreements, each to be dated on or about [_____], 20[__] (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.  The exceptions are also available upon request from the Underwriters and can be found as an exhibit to the applicable Mortgage Loan Purchase Agreement. [Any material exceptions to the representations and warranties are also disclosed on Annex E to this prospectus supplement.]

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan, the related Mortgaged Property or the interests of the Certificateholders in the subject Mortgage Loan, then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to the Trustee or to a document custodian appointed by the Trustee (a “Custodian”), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”): (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office), with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office); (v) an original executed assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office); (vi) the original executed assignments of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or mortgage note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, together with its endorsements, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy or, in case such Mortgage Loans is not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of such Mortgage Loan; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of the related guaranty of payment under, or a copy of the original letter of credit in connection with, a Mortgage Loan, if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee or in blank; (xvi) in the case of a Split-Loan, a copy of the related Intercreditor Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee; (xviii) an original or copy of any mezzanine intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) copies of any letters of credit relating to a Mortgage Loan and any related assignment thereof; and (xxi) copies of any franchise agreement and related comfort letters relating to such Mortgage Loan and any related assignment thereof.

Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, if any, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the trustee will be required to be prepared or delivered.  Instead, the related mortgage sponsor will be required to take all actions as are necessary to cause the trustee to be shown as (and the trustee will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicers.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian or other appropriate party under the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

 If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor, as applicable, will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution, or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—
(i) the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

(ii) all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

(iii) all unreimbursed property protection advances relating to that Mortgage Loan, plus

(iv) all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan, plus

(v) to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional trust fund expenses related to that Mortgage Loan, plus

(vi) if the affected Mortgage Loan is not repurchased by the Sponsor within 180 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.
A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan, the related Mortgaged Property or the interests of the Certificateholders in the affected Mortgage Loan.

A “Material Document Defect” is a document defect that materially and adversely affects the value of the Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) [not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date]; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior No Downgrade Confirmation from each Rating Agency (the cost, if any, of obtaining the No Downgrade Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Subordinate Control Period is in effect, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on either the Upper-Tier REMIC or the Lower-Tier REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Loan Rate (net of the Servicing Fee and the Trustee Fee) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to or based on the WAC Rate) of any Sequential Pay Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the Trustee and, during a Subordinate Control Period or a Collective Consultation Period, the Controlling Class Representative.

A “No Downgrade Confirmation” is a written confirmation from each Rating Agency then in business that was engaged by or on behalf of the Depositor to initially rate the Certificates that each credit rating of each Class of Certificates, as applicable, to which it has assigned a rating immediately prior to the occurrence of the event with respect to which the No Downgrade Confirmation is sought, will not be qualified, downgraded or withdrawn as a result of the occurrence of the event, which confirmation may be waived, granted or withheld in that Rating Agency’s sole and absolute discretion.  Any party requesting a No Downgrade Confirmation shall provide 10 days prior written notice of such request to each Rating Agency and shall provide to each Rating Agency at least 5 days prior to the date of such requested No Downgrade Confirmation, to the extent within such requesting party’s reasonable control, a follow-up request together with all information and documents with respect to the applicable Mortgage Loan, the applicable Mortgaged Property, the applicable borrower or such action for which No Downgrade Confirmation is required that would be reasonably required for such Rating Agency to provide such No Downgrade Confirmation with respect to the proposed action.  If a Rating Agency provides a written waiver or other written acknowledgment indicating its decision not to review the matter for which such confirmation is sought, a No Downgrade Confirmation will not be required from that Rating Agency.  If a Rating Agency has not replied to a request for a No Downgrade Confirmation within 5 days of the follow-up request described above, the applicable No Downgrade Confirmation requirement will be deemed to have been waived.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of the related Material Breach or Material Document Defect, as the case may be.  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the series [_____] certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, any other Sponsor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

Additional Information

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “Commission”) on or prior to the date of the filing of this prospectus supplement.

TRANSACTION PARTIES

The Issuing Entity

The Issuing Entity with respect to the Offered Certificates will be the CCRE Commercial Mortgage Securities Trust, Series [_____] (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Master Servicer,” “—The Special Servicer,” “—The Operating Advisor” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.”

The Depositor

CCRE Commercial Mortgage Securities, L.P. (the “Depositor”) was formed in the State of Delaware on February 9, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The principal executive offices of the Depositor are located at 110 East 59th Street, New York, New York 10022. Its telephone number is (212) 938-5000. The Depositor will not have any material assets other than the trust funds.

The Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties will include:  (i) the duty to appoint a successor trustee in the event of the removal of the Trustee, (ii) pay any ongoing fees of the Rating Agencies, (iii) to promptly deliver to the Trustee any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the affected parties, (v) to provide information in its possession with respect to the certificates to the Trustee to the extent necessary to perform REMIC and grantor trust tax administration, (vi) to indemnify the Issuing Entity, the Trustee, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement, (vii) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity, and (viii) to mail the notice of a succession of Trustee to all Certificateholders.

The Depositor is an affiliate of CCRE Lending, a Sponsor and an Originator, and Cantor Fitzgerald & Co., an Underwriter.

On the Closing Date, the Depositor will acquire the mortgage loans from each Sponsor and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the base prospectus.

The Sponsors and Loan Sellers

Cantor Commercial Real Estate Lending, L.P. and [______] are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.  The Sponsors will sell the mortgage loans to the Depositor.

Cantor Commercial Real Estate Lending, L.P.

General.  Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor.  CCRE Lending is a Delaware limited partnership.  CCRE Lending is an affiliate of the Depositor and an affiliate of Cantor Fitzgerald & Co., one of the Underwriters.  CCRE Lending was formed in 2010.  Its general partner is Cantor Commercial Real Estate Lending Holdings, LLC and its limited partner is Cantor Commercial Real Estate Company, L.P.  CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

[According to its consolidated balance sheet (audited), as of [_____], 2014, CCRE and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $[__________], total liabilities of approximately $[__________] and total partners’ equity of approximately $[__________].  According to its consolidated balance sheet (unaudited), as of [__________], 2013, CCRE and its consolidated subsidiaries had total assets of approximately $[__________], total liabilities of approximately $[__________] and total partners’ equity of approximately $[__________].]

Certain third party lenders provide warehouse financing to an affiliate of CCRE (the “CCRE Financing Affiliate”) through a repurchase facility.  Some or all of the mortgage loans transferred to the Depositor by CCRE Lending are subject to such repurchase facility.  If such is the case at the time the certificates are issued, then CCRE Lending will use the proceeds from its sale of the mortgage loans to the Depositor to, among other things, acquire the warehoused mortgage loans from the CCRE Financing Affiliate, and the CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused mortgage loans from Metropolitan Life Insurance Company free and clear of any liens.

CCRE Lending’s Securitization Program.  As a sponsor, CCRE Lending originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other [sponsors or] mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including CCRE Commercial Mortgage Securities, L.P., Cantor Commercial Mortgage Securities, L.P. or another entity that acts in a similar capacity.  In coordination with its affiliates, and other underwriters, CCRE Lending works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

It is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as sponsor.  CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations.  CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Since its founding in July 2010, CCRE Lending originated or acquired approximately [__] fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $[________] and has acted as a sponsor and mortgage loan seller on [___] fixed and floating-rate commercial mortgage backed securitization transactions.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

CCRE Lending’s Repurchase History.  The following tables provide information regarding the demand, repurchase and replacement history with respect to the commercial mortgage loans securitized by CCRE Lending during the period from [____] to [____]

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator
[_________]			[____]	$[_____]	[___]%
[_________]			[____]	$[_____]	[___]%
Total			[____]	$[_____]

Name of Issuing Entity	Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)
[_________]	[____]	$[_____]	[___]%	[____]	$[_____]	[___]%	[____]	$[_____]	[___]%
[_________]	[____]	$[_____]	[___]%	[____]	$[_____]	[___]%	[____]	$[_____]	[___]%
Total	[____]	$[_____]		[____]	$[_____]		[____]	$[_____]

Name of Issuing Entity	Demand in Dispute			Demand Withdrawn			Demand Rejected
[_________]	[____]	$[_____]	[___]%	[____]	$[_____]	[___]%	[____]	$[_____]	[___]%
[_________]	[____]	$[_____]	[___]%	[____]	$[_____]	[___]%	[____]	$[_____]	[___]%
Total	[____]	$[_____]		[____]	$[_____]		[____]	$[_____]

[Insert disclosure regarding the most recent Form ABS-15G filed by the securitizer and the CIK number of the securitizer].

    [Additional Sponsor and Loan Sellers]

[Add disclosure required by Item 1104 of Regulation AB with respect to each additional sponsor.]

  Compensation of the Sponsors and Loan Sellers

 In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a) the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights with respect to the Mortgage Loans, over

(b) the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Originators

CCRE Lending and [_____] are the originators of the Mortgage Loans in the Mortgage Pool and, accordingly, are referred to as the “Originators” in this prospectus supplement.

CCRE Lending

General.   CCRE Lending’s commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending.  Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or a wholly-owned affiliate thereof is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or a wholly-owned affiliate thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above-referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each individual loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each mortgage loan as reported in the related prospectus supplement.  Property and loan information is typically updated for securitization, including an update /re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Amortization Requirements.  While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in the related prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

Escrow Requirements.  CCRE Lending may require borrowers to fund escrows for taxes, insurance and replacement reserves.  In addition, CCRE Lending may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CCRE Lending commercial mortgage loans.

[Exceptions:  Describe the nature of any material exceptions granted by the originator to its underwriting guidelines, including the number and percentage of loans with such exceptions.]

Servicing.  Interim servicing for all CCRE Lending loans prior to securitization is typically performed by Wells Fargo Bank, National Association; however, primary servicing may be occasionally retained by certain qualified sub-servicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization.  Otherwise, servicing responsibilities are transferred from Wells Fargo Bank, National Association to the Master Servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, Wells Fargo Bank, National Association may retain primary servicing.

    [Additional Originators]

[Add disclosure required by Item 1110 of Regulation AB with respect to each additional originator that originated 20% or more of the pool assets.]

    Third Party Reports

General.  In addition to or as part of the application of the origination guidelines or reviews described above, in the course of originating their respective Mortgage Loans, the Originators generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Property Analysis.  Prior to closing of a loan, each Originator typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  Each Originator typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio presented for the mortgage loan is generally based on the value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Environmental Report.  Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Originator.  Each Originator, its designated agent or outside environmental counsel typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

Physical Condition Report.  Each Originator generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by a structural engineering firm approved by such Originator.  Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy.  The borrower is required to provide, and each Originator or its counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Each Originator typically requires the borrower to provide one or more of the following insurance policies:  (a) commercial general liability insurance for bodily injury or death and property damage; (b) an “All Risk of Physical Loss” policy; (c) if applicable, boiler and machinery coverage; and (d) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a tenant is responsible for maintaining insurance and may, subject to the satisfaction of underwriting, rating conditions or net worth criteria, be allowed to self-insure against the risks.

    [Exceptions to Origination Criteria]

[Disclose any material deviation from the origination guidelines described above.]

The Trustee

[_____] (the “Trustee”) will act as trustee on behalf of the Certificateholders under the Pooling and Servicing Agreement.  The Trustee is [insert entity type and jurisdiction of organization][and a wholly-owned subsidiary of [_____]].  The Trustee’s principal corporate trust offices are located at [_____] and its office for certificate transfer services is located at [_____].

The Trustee has provided corporate trust services since [_____].  As of [_____], 20[__], the Trustee was acting as trustee on more than [_____] series of commercial mortgage-backed securities with an aggregate principal balance of approximately $[___] billion.  In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

There have been no material changes to the Trustee’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.  In the past three years, the Trustee has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

[The Trustee is acting as custodian of the Mortgage Loan Files pursuant to the Pooling and Servicing Agreement (in such capacity, the “Custodian”).  In that capacity, the Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  The Custodian has been engaged in the mortgage document custody business for more than [__] years.  The Custodian maintains its commercial document custody facilities in [_____].  As of [_____], 20[__], [_____] was acting as custodian of more than [_____] commercial mortgage loan files.]

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, the Trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information) and the filing of annual reports on Form 10-K and other reports on Form 8-K (in accordance with the Pooling and Servicing Agreement) that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  The Trustee has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of [__] years and in connection with commercial mortgage-backed securities since [_____].  It has acted as securities administrator with respect to more the [__] series of commercial mortgage-backed securities, and, as of [_____], 20[__], was acting as securities administrator with respect to more than $[___] billion of outstanding commercial mortgage-backed securities.

The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies.  However, no such resignation shall be effective until a successor has been appointed.  Upon such notice, the Depositor will appoint a successor Trustee reasonably acceptable to the Master Servicer.  If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property.  The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling and Servicing Agreement.  Any successor Trustee must have a combined capital and surplus of at least $50,000,000 and a No Downgrade Confirmation must be obtained.

The Issuing Entity will indemnify the Trustee and certain related persons against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

The Trustee (except for the information under the first [____] paragraphs of “—The Trustee” above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, the Trustee, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the “Commission”), in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

As compensation for the performance of its routine duties under the Pooling and Servicing Agreement, the Trustee will be entitled to receive certain fees and additional compensation as described under “—Servicing and Other Compensation and Payment of Expenses.”

Servicers

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party subservicers.  The Master Servicer will be responsible for paying the servicing fees of any subservicer.  Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee and Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement.  Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

[_____] (the “Master Servicer” will be the master servicer under the Pooling and Servicing Agreement.  The Master Servicer is a [insert entity type and jurisdiction of organization][and is a wholly-owned subsidiary of _____].  The principal offices of the Master Servicer are located at [___________], and its telephone number is [___________].

[_____] has been servicing commercial and multifamily mortgage loans since [_____].  As of [_____], 20[__], [_____] was responsible for servicing approximately [_____] commercial and multifamily mortgage loans, totaling approximately $[_____] in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

No securitization transaction involving commercial or multifamily mortgage loans in which [_____] was acting as master servicer has experienced an event of default as a result of any action or inaction performed by [_____] as master servicer.  In addition, there has been no previous disclosure of material non compliance with servicing criteria by [_____] with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which [_____] was acting as master servicer.

There are no legal proceedings pending against [_____], or to which any property of [_____] is subject, that are material to the Certificateholders, nor does [_____] have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will initially be responsible for servicing all of the Mortgage Loans [specify any exceptions].  Upon any Mortgage Loan becoming a Specially Serviced Mortgage Loan, the servicing of such Mortgage Loan will be transferred to the Special Servicer.  The servicing of any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be transferred back to the Master Servicer.    The Master Servicer may elect to retain one or more primary servicers or sub-servicers to perform some or all of its servicing duties with respect to each of the Mortgage Loans [and it has informed the Depositor that it intends to use one or more [primary servicers][sub-servicers] on certain of the Mortgage Loans].  [In particular, the Master Servicer has informed the Depositor that __________ will act as [primary servicer][sub-servicer] with respect to certain of the Mortgage Loans originated by __________.]

Certain of the duties of the Master Servicer under the Pooling and Servicing Agreement are set forth herein under “The Pooling and Servicing Agreement.” Certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement are described herein under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.”  Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal, replacement, resignation or transfer are described herein under “The Pooling and Servicing Agreement—Events of Default,” “—Rights Upon Event of Default” and “—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.”  As compensation for its performance under the Pooling and Servicing Agreement, the Master Servicer will be entitled to certain compensation as described under “—Servicing and Other Compensation and Payment of Expenses.”

The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it.

The information set forth in this prospectus supplement concerning [_____] has been provided by it.

[Add disclosure required by Item 1108 of Regulation AB with respect to the Master Servicer, to the extent not covered above.]

[Primary Servicer

Except with respect to certain Mortgage Loans sold to the Depositor by [__________], the master servicer will be responsible for the primary servicing of all of the Mortgage Loans.  [Name of Primary Servicer], a [specify entity type and jurisdiction], will act as primary servicer with respect to the Mortgage Loans sold to the Depositor by [__________].

The information set forth in this prospectus supplement concerning the primary servicer has been provided by it.

[Add disclosure required by Item 1108 of Regulation AB with respect to any applicable primary servicer.]]

[Affiliated Sub-Servicers

Each of the following entities will be or is expected to be a sub-servicer of Mortgage Loans and is affiliated with us, one of the Sponsors or one of the Underwriters:
	Sub-Servicer	Number of Mortgage Loans	% of Initial Pool Balance	Affiliate
1.
2.
3.

[Add disclosure required by Item 1108 of Regulation AB with respect to any applicable sub-servicer.]]

[Significant Sub-Servicers

Each of the following entities will be or is expected to be a sub-servicer for mortgage loans constituting in the aggregate 10% or more of the initial Pool Balance and is not affiliated with us, any of the Sponsors or any of the Underwriters:
	Sub-Servicer	Number of Mortgage Loans	% of Initial Pool Balance	Affiliate
1.
2.
3.

[Add disclosure required by Item 1108 of Regulation AB with respect to any significant sub-servicer.]]

The Special Servicer

[_____] will initially be appointed as Special Servicer of all of the Mortgage Loans under the Pooling and Servicing Agreement.  The Special Servicer is a [insert entity type and jurisdiction of organization][and is a wholly-owned subsidiary of _____].  The principal offices of the Special Servicer are located at [___________], and its telephone number is [___________].

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

[_____] has been special servicing commercial and multifamily assets since [_____].  As of [_____], 20[__], [_____] was responsible for special servicing approximately [_____] commercial and multifamily assets, totaling approximately $[_____] in aggregate outstanding principal amounts.

No securitization transaction involving commercial or multifamily mortgage loans in which [_____] was acting as special servicer has experienced an event of default as a result of any action or inaction performed by [_____] as special servicer. In addition, there has been no previous disclosure of material non compliance with servicing criteria by [_____] with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which [_____] was acting as special servicer.

There are no legal proceedings pending against [_____], or to which any property of [_____] is subject, that are material to the Certificateholders, nor does [_____] have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Special Servicer will be responsible for servicing the Specially Serviced Mortgage Loans and any REO properties.  The servicing of any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be transferred to the Master Servicer.

Certain of the duties of the Special Servicer under the Pooling and Servicing Agreement are set forth herein under “The Pooling and Servicing Agreement.” Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described herein under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.”  Certain terms of the Pooling and

Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described herein under “The Pooling and Servicing Agreement—Events of Default,” “—Rights Upon Event of Default” and “—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.”  As compensation for its performance under the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain compensation as described under “—Servicing and Other Compensation and Payment of Expenses.”

The information set forth herein regarding [Name of Special Servicer] has been provided by it.

[Add disclosure required by Item 1108 of Regulation AB with respect to the Special Servicer, to the extent not covered above.]

Servicing and Other Compensation and Payment of Expenses

The Trustee, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement.  Below is a summary of the fees payable to the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor from amounts that the Trust Fund is entitled to receive.  Such fees are payable in accordance with the order of priority set forth under  “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Certain additional fees and costs payable by the related borrowers are allocable to the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.
Fee	Fee Rate or Range
Trustee Fee	[___]%
Servicing Fee	[___]%
Special Servicing Fee	[___]%
Operating Advisor Fee	[___]%
Liquidation Fee	[___]%
Workout Fee	[___]%

Trustee Compensation.  The fee of the Trustee (the “Trustee Fee”) will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor REO Mortgage Loans).  The Trustee Fee will accrue with respect to each Mortgage Loan at a per annum rate (the “Trustee Fee Rate”) which, together with the Servicing Fee Rate and Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex C to this prospectus supplement as the “Administrative Fee Rate” for such Mortgage Loan, on the Stated Principal Balance of such Mortgage Loan and will be calculated on the basis of 30 days in a month, assuming a 360-day year (“30/360 Basis”) and prorated for any partial periods.  The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

Master Servicer Compensation. The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the Mortgage Loans (or Split-Loans, if applicable) (or any successor REO Mortgage Loan or successor REO Companion Loan).  The Servicing Fee will accrue with respect to each Mortgage Loan (or Split-Loan) (or any successor REO Mortgage Loan or successor REO Companion Loan) at a per annum rate (the “Servicing Fee Rate”), which together with the Trustee Fee Rate and the Operating Advisor Fee Rate is equal to the Administrative Fee Rate for such Mortgage Loan (or Split-Loan), on the Stated Principal Balance of such Mortgage Loan and will be calculated on a 30/360 Basis and be prorated for any partial periods.  The Servicing Fee includes all amounts required to be paid to any primary servicer or sub-servicer.

In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage of Modification Fees, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan (which may be zero) and (b) [__]% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Split-Loan).  With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not needed to make Compensating Interest Payments.  The Master Servicer is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer is also entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

“Consent Fees” means, with respect to any Mortgage Loan (or Split-Loan), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan documents that does not involve a modification, assumption, extension, waiver or amendment of the terms of the Mortgage Loan or Split-Loan documents.

“Modification Fees” means, with respect to any Mortgage Loan (or Split-Loan), any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan (or Split-Loan) documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Split-Loan) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, and excluding any amounts allocable to a Companion Loan pursuant to the related Intercreditor Agreement.

“Ancillary Fees” means, with respect to any Mortgage Loan (or Split-Loan), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, assumption fees and assumption application fees) actually received from the borrower.

“Assumption Fees” means, with respect to any Mortgage Loan (or Split-Loan), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Special Servicer Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan (or Split-Loan) at a per annum rate equal to [__]%, on the Stated Principal Balance of such Specially Serviced Mortgage Loan (or Split-Loan) and will be calculated on a 30/360 Basis and be prorated for any partial periods.  The Special Servicing Fee will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage Loans and any REO Properties.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a per annum rate of [__]% to each collection of interest and principal received on that Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Mortgage Loan under clause (g) of the definition of “Specially Serviced Mortgage Loan” and no event of default actually occurs, unless the Mortgage Loan (or Split-Loan) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.  The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by the amount of any Modification Fees earned by the Special Servicer with respect to any modification, extension, waiver or amendment of such Specially Serviced Mortgage Loan closed within the prior 6 months and any Modification Fees with respect to this particular workout, in each case to the extent paid by the related borrower and received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan, but only to the extent (1) those Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee and (2) at the time the Specially Serviced Mortgage Loan was modified, amended or extended (or any term of such Specially Serviced Mortgage Loan waived), a mortgage loan event of default (or event that, with the passage of time or the giving of notice, or both, would constitute a mortgage loan event of default) under the Mortgage Loan (or Split-Loan) had occurred.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan (or Split-Loan) again becomes a Corrected Mortgage Loan.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Split-Loans that were Corrected Mortgage Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a per annum rate of [__]% to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Modification Fees earned by the Special Servicer with respect to any modification, extension, waiver or amendment of such Specially Serviced Mortgage Loan closed within the prior 6 months and any fees with respect to this particular liquidation, in each case to the extent paid by the related borrower and received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Mortgage Loan, but only to the extent (1) those fees have not previously been deducted from a Workout Fee or Liquidation Fee and (2) at the time the Specially Serviced Mortgage Loan was modified, amended or extended (or any term of such Specially Serviced Mortgage Loan waived), a mortgage loan event of default (or event that, with the passage of time or the giving of notice, or both, would constitute a mortgage loan event of default) under the Mortgage Loan (or Split-Loan) had occurred.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Mortgage Loan by the Controlling Class Representative, or a mezzanine loan holder, or the holder of any related Companion Loan, in each case within 90 days of (a) when the related purchase option first becomes exercisable or (b) with respect to the Controlling Class Representative, the later of (1) the date such Mortgage Loan becomes a defaulted Mortgage Loan and (2) the date such Mortgage Loan becomes a Specially Serviced Mortgage Loan, or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage of Modification Fees, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan (which may be zero) and [__]% of any assumption application fees with respect to Specially Serviced Mortgage Loans and (b) any interest or other income earned on deposits in the REO Accounts.

Operating Advisor Compensation.  The fee of the Operating Advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of the Mortgage Loans (or Split-Loans, if applicable) (or any successor REO Mortgage Loan or successor REO Companion Loan).  The Operating Advisor Fee will accrue with respect to each Mortgage Loan (or Split-Loans, if applicable) (or any successor REO Mortgage Loans or successor

REO Companion Loan) at a per annum rate (the “Operating Advisor Fee Rate”), which together with the Trustee Fee Rate and the Servicing Fee Rate is equal to the Administrative Fee Rate for such Mortgage Loan (or Split-Loans, if applicable), on the Stated Principal Balance of such Mortgage Loan and will be calculated on a 30/360 Basis and be prorated for any partial periods.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $[_____] or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Split-Loans, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Affiliations and Certain Relationships

The Depositor is an affiliate of CCRE Lending, a Sponsor and an Originator, and Cantor Fitzgerald & Co., an Underwriter.  [Disclose any other affiliate arrangements including those between sponsors, depositor, Issuing Entity, master servicer, special servicer, any other servicer contemplated by Item 1108(a)(3) of Regulation AB, trustee, significant obligor contemplated by Item 1112 of Regulation AB, or any other material parties related to deal.]  [If applicable, provide the information required by Item 1119(b) of Regulation AB with respect to business relationships, etc., outside the ordinary course of business or not on arm’s length basis between the [Sponsor] [Depositor] [Issuing Entity] and any of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the certificates.]  [If applicable, provide the information specified in Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [Sponsor] [Depositor] [Issuing Entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.]

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of [__] classes (each, a “Class”), to be designated as the Class [A-1], Class [A-2] and Class [A-3] Certificates (collectively, the “Class A Certificates”), the Class [X] Certificates (the “Class X Certificates”), the Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H] and Class R Certificates (collectively, the “Certificates”).  Only the Class [A-1], Class [A-2], Class [A-3], Class [X], Class [B], Class [C], Class [D]  and Class [E] Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  The Class [F], Class [G], Class [H] and Class [R] Certificates are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of the Split-Loan, only to the extent of the Issuing Entity’s interest therein; (iii) all of the Trustee’s rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account, and any account established in connection with REO Properties (an “REO Account”), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class [A-1], Class [A-2], Class [A-3], Class [B], Class [C], Class [D] and Class [E] Certificates (collectively, the “Sequential Pay Certificates”) will have the following Certificate Principal Amounts and the Class [X] Certificates will have the Notional Amounts shown below (in each case, subject to a variance of plus or minus 5%):
Class	Initial Certificate Principal Amount or Notional Amount
Class [A-1]	$[_____]
Class [A-2]	$[_____]
Class [A-3]	$[_____]
Class [X]	$[_____]
Class [B]	$[_____]
Class [C]	$[_____]
Class [D]	$[_____]
Class [E]	$[_____]

The “Certificate Principal Amount” of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement.  The Certificate Principal Amount of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

The Class [X] Certificates will not have a Certificate Principal Amount.  The Class [X] Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional principal amounts (each, a “Notional Amount”).  The Notional Amount of the Class [X] Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class [A-1], Class [A-2], Class [A-3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates immediately prior to such Distribution Date.

Distributions

    Method, Timing and Amount

Distributions on the Certificates are required to be made on the [_____]th business day of each month, or if that day is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the Special Servicer are located, or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding business day, commencing in [_____] 20[__]; provided that the distribution date will be at least [_____] business days after the related determination date (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Trustee with wiring instructions no less than 5 business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Offered Certificate will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.

The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

 (x)           the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

(1) all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(2) all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

(3) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(4) with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(5) all yield maintenance charges and prepayment premiums;

(6) all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(7) any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

 (y)           all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

 (z)           for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and

(i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in [_____], beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the [____] day of the calendar month of the related distribution date or, if the [_____] day is not a business day, the next business day.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the amounts listed in the following table.

Recipient	Description	Rate or Amount	Frequency	Source of Payment
Trustee	Trustee Fee(1)	[__]%	monthly	Interest payments on the related Mortgage Loan
Trustee	Investment income(1)	varies	monthly	Investment income actually earned
Master Servicer	Servicing Fee(1)	[__]%	monthly	Interest payments on the related Mortgage Loan
Master Servicer	Prepayment Interest Excesses(1)	varies	from time to time	Any Prepayment Interest Excesses
Master Servicer	Fees collected from borrowers(1)	varies	from time to time	Fees actually collected from borrowers
Master Servicer	Investment income(1)	varies	monthly	Investment income actually earned
Special Servicer	Special Servicing Fee(1)	[__]%	monthly	Collections on the Mortgage Loans
Special Servicer	Workout Fee(1)	[__]%	monthly	Collection on Corrected Mortgage Loan
Special Servicer	Liquidation Fee(1)	[__]%	upon receipt of Liquidation Proceeds	Liquidation Proceeds from the liquidation of the related Mortgage Loan (or REO Property)
Special Servicer	Fees collected from borrowers(1)	varies	from time to time	Fees actually collected from borrowers
Operating Advisor	Operating Advisor Fee(1)	[__]%	monthly	Interest payments on the related Mortgage Loan
Operating Advisor	Operating Advisor Consulting Fee(1)	$[____]	from time to time	Fees actually collected from borrowers
Master Servicer, Special Servicer and Trustee	Property Advances(2)	varies	from time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the Advance determines it is nonrecoverable, from collections in the Collection Account.
Master Servicer, Special Servicer and Trustee	Interest on Property Advances(2)	Prime Rate	when Advance is reimbursed	First from late payment charges and default interest in excess of the regular interest rate, and then from all collections in the Collection Account
Master Servicer and Trustee	P&I Advances(2)	varies	from time to time	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the Collection Account.
Master Servicer and Trustee	Interest on P&I Advances(2)	Prime Rate	when Advance is reimbursed	First from late payment charges and default interest in excess of the regular interest rate, and then from all collections in the Collection Account.
Depositor, Master Servicer, Special Servicer or Operating Advisor	Indemnification expenses(3)	varies	from time to time	All collections in the Collection Account
Third Parties	Trust Fund expenses not Advanced(4)	varies	from time to time	All collections in the Collection Account

(1) For additional information regarding the compensation of the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor, see “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

(2) For additional information regarding Advances, see “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

(3) The Pooling and Servicing Agreement provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by the Pooling and Servicing Agreement, but excepting any such loss, liability or expense that is otherwise reimbursable and reimbursed pursuant to the Pooling and Servicing Agreement), other than any such loss, liability or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Property Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

(4) The Trust Fund may incur additional expenses, including without limitation environmental remediation costs and costs incurred to operate REO Properties.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

   Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

 The “Pass-Through Rate” for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period.  The Initial Pass-Through Rates are as follows:

(a) The Pass-Through Rate on the Class [A-1] Certificates is a per annum rate equal to [__]%.

(b) The Pass-Through Rate on the Class [A-2] Certificates is a per annum rate equal to [__]%, subject to a maximum rate equal to the WAC Rate.

(c) The Pass-Through Rate on the Class [A-3] Certificates is a per annum rate equal to [__]%, subject to a maximum rate equal to the WAC Rate.

(d) The Pass-Through Rate on the Class [B] Certificates is a per annum rate equal to the WAC Rate.

(e) The Pass-Through Rate on the Class [C] Certificates is a per annum rate equal to the WAC Rate.

(f) The Pass-Through Rate on the Class [D] Certificates is a per annum rate equal to the WAC Rate.

(g) The Pass-Through Rate on the Class [E] Certificates is a per annum rate equal to the WAC Rate.

(h) The Pass-Through Rate on the Class [F] Certificates is a per annum rate equal to [___]%, subject to a maximum rate equal to the WAC Rate.

(i) The Pass-Through Rate on the Class [G] Certificates is a per annum rate equal to [___]%, subject to a maximum rate equal to the WAC Rate.

(j) The Pass-Through Rate on the Class [H] Certificates is a per annum rate equal to [___]%, subject to a maximum rate equal to the WAC Rate.

(k) The Pass-Through Rate on the Class [X] Certificates for any Interest Accrual Period is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class [A-1], Class [A-2], Class [A-3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date). The approximate initial Pass-Through Rate on the Class [X] Certificates is set forth in the table on the cover page of this prospectus supplement.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

The “Regular Certificates” are the Class [A-1], Class [A-2], Class [A-3], Class [X], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, with respect to all Mortgage Loans that accrue on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the Withheld Amounts, and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note or Intercreditor Agreement in each case without giving effect to the default rate.

The “Stated Principal Balance” of each Mortgage Loan (or Split-Loan) will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan (or Split-Loan) after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date.  The Stated Principal Balance of a Mortgage Loan (or Split-Loan) may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan (or Split-Loan) or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan will be zero.

 The “Principal Distribution Amount” for any Distribution Date will be equal to:

 (a) the sum, without duplication, of:

(i) the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date immediately preceding such Distribution Date (if received, or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(iii) Unscheduled Payments on deposit in the Collection Account as of the related Determination Date; and

(iv) the Principal Shortfall, if any, for such Distribution Date; less

 (b) the  sum, without duplication, of the amount of any reimbursements of:

(i) Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts that were previously allocated as a Realized Loss to reduce the Certificate Principal Amount of any Class of Certificates on any Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of liquidation proceeds and insurance and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Issuing Entity expenses incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

An “REO Companion Loan” is any Companion Loan as to which the related Mortgaged Property has become an REO Property.

 On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class [A-1], Class [A-2], Class [A-3] and Class [X] Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class [A-1], Class [A-2] and Class [A-3] Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i) to the Class [A-1] Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Amount of the Class [A-1] Certificates is reduced to zero,

(ii) to the Class [A-2] Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class [A-2] Certificates is reduced to zero, and

(iii) to the Class [A-3] Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause  (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class [A-3] Certificates is reduced to zero;

Third, to the Class [A-1], Class [A-2] and Class [A-3] Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class [B] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class [B] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Sixth, to the Class [B] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Seventh, to the Class [C] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class [C] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Ninth, to the Class [C] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Tenth, to the Class [D] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class [D] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twelfth, to the Class [D] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Thirteenth, to the Class [E] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class [E] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class [E] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class [F] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class [F] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class [F] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class [G] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class [G] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, first, to the Class [G] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class [H] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class [H] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, first, to the Class [H] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, second, to the Class [R] Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class [A-1], Class [A-2] and Class [A-3] Certificates) is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), between the Class [A-1], Class [A-2] and Class [A-3] Certificates.

All references to “pro rata” in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

    Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, yield maintenance charges collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date are required to be distributed to Certificateholders as follows: (1) to the Class [A-1], Class [A-2], Class [A-3], Class [B], Class [C], Class [D], Class [E] and Class [X] Certificates (collectively, the “YM Group”), based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in the YM Group on such Distribution Date, and (2) as among the Classes of Certificates in the YM Group, in the following manner:  (A) the holders of each Class of Sequential Pay Certificates in the YM Group will be entitled to receive on each Distribution Date an amount of yield maintenance charges equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in the YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (z) the aggregate amount of such yield maintenance charges collected during the one-month period ending on the related Determination Date and allocated to the YM Group, and (B) any yield maintenance charges allocated to the YM Group collected during the one-month period ending on the related Determination Date and remaining after such distributions will be distributed to the Class [X] Certificates.   If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class [A-1], Class [A-2], Class [A-3], Class [B], Class [C], Class [D] and Class [E] Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class [F] Certificates, the Class [G] Certificates, the Class [H] Certificates or the Class [R] Certificates.  Instead, after the Certificate Principal Amounts or Notional Amount, as applicable, of the Class [A-1], Class [A-2], Class [A-3], Class [B], Class [C], Class [D] and Class [E] Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class [X] Certificates.  No Mortgage Loan permits voluntary prepayment with the payment of a yield maintenance charge or prepayment premium.  However, certain involuntary prepayments may require such yield maintenance charge or prepayment premium.  We cannot assure you that any such yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans” in the base prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

    Allocation Priority of Mortgage Loan Collections

 Absent express provisions in the loan documents or the related Intercreditor Agreement, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, liquidation proceeds, condemnation proceeds or insurance proceeds in the absence of such express provisions and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived) will be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan (including any Split-Loan) exceeds 125%, must be applied to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

 Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, exclusive of any amounts payable to the holder of any related Companion Loan pursuant to the related Intercreditor Agreement) will be allocated for purposes of collecting amounts due under the deemed REO Mortgage Loan in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees).

    Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero:  first, to the Class [H] Certificates; second, to the Class [G] Certificates; third, to the Class [F] Certificates; fourth, to the Class [E] Certificates; fifth, to the Class [D] Certificates; sixth, to the Class [C] Certificates; seventh, to the Class [B] Certificates and, finally, pro rata, to the Class [A-1], Class [A-2] and Class [A-3] Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class [X] Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class [A], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer, Special Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Sequential Pay Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

    Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Certificates (other than the Class [R] Certificates), in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of [___]% per annum for the related Distribution Date with respect to each and every Mortgage Loan and REO Mortgage Loan for which such Servicing Fees are being paid in such Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the borrower to deviate from the terms of the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class [A-1], Class [A-2], Class [A-3] and Class [X] Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class [A-1], Class [A-2], Class [A-3] and Class [X] Certificates.  The Class [B] Certificates will likewise be protected by the subordination of the Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates.  The Class [C] Certificates will likewise be protected by the subordination of the Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates.  The Class [D] Certificates will likewise be protected by the subordination of the Class [E], Class [F], Class [G] and Class [H] Certificates.  The Class [E] Certificates will likewise be protected by the subordination of the Class [F], Class [G] and Class [H] Certificates.  The Class [F] Certificates will likewise be protected by the subordination of the Class [G] and Class [H] Certificates.  The Class [G] Certificates will likewise be protected by the subordination of the Class [H] Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class [A-1], Class [A-2] and Class [A-3] Certificates, pro rata until their respective Certificate Principal Amounts have been reduced to zero.  Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class [A-1], Class [A-2] and Class [A-3] Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class [A-1], Class [A-2] and Class [A-3] Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class [A-1], Class [A-2] and Class [A-3] Certificates, the percentage interest in the Issuing Entity evidenced by the Class [A-1], Class [A-2] and Class [A-3] Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Sequential Pay Certificates other than the Class A Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class [A-1], Class [A-2] and Class [A-3] Certificates by the Sequential Pay Certificates other than the Class A Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class [A-1], Class [A-2] and Class [A-3] Certificates, pro rata.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class and (ii) by the allocation of Realized Losses:  first, to the Class [H] Certificates; second, to the Class [G] Certificates; third, to the Class [F] Certificates; fourth, to the Class [E] Certificates; fifth, to the Class [D] Certificates; sixth, to the Class [C] Certificates; seventh, to the Class [B] Certificates and, finally, to the Class [A-1], Class [A-2] and Class [A-3] Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Split-Loan) on the earliest of:

•
the date on which a modification of the Mortgage Loan (or Split-Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Split-Loan), or changes any other material economic term of the Mortgage Loan (or Split-Loan) or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan (or Split-Loan) following the occurrence of a Servicing Transfer Event,

•	that date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

•
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur),

•	that date on which the related Mortgaged Property became an REO Property,

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property,

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

•	the date on which the Mortgage Loan remains outstanding 5 years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser.  Subject to the discussion under “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement with respect to a Split-Loan, no appraisal will be required if an appraisal was obtained within the  prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal Reduction will be deemed to be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (including a Split-Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Split-Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Split-Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Split-Loan, interest on the related Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Split-Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have no been escrowed).  The Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to a Split-Loan will be allocated to notionally reduce the outstanding principal balance of the related Companion Loan prior to any allocation to the related Mortgage Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class [H] Certificates, then to the Class [G] Certificates, then to the Class [F] Certificates, then to the Class [E] Certificates, then to the Class [D] Certificates, then to the Class [C] Certificates, then to the Class [B] Certificates, and then, pro rata based on interest entitlements, to Class [A-1], Class [A-2], Class [A-3] and Class [X] Certificates.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Mortgage Loan (or Split-Loan) as to which an Appraisal Reduction has occurred (unless such Mortgage Loan or Split-Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Split-Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to such Mortgage Loan or Split-Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to such Mortgage Loan or Split-Loan.

In connection with each Split-Loan, the holder of the related Companion Loan may be entitled to require additional appraisals for the purposes of determining the identity of the Split-Loan Directing Holder.  See “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement.

Any Mortgage Loan (or Split-Loan) previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Controlling Class, Appraisal Reductions will be allocated to each class of Regular Certificates (other than the Class [X] Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class [H] Certificates, then to the Class [G] Certificates, then to the Class [F] Certificates, then to the Class [E] Certificates, then to the Class [D] Certificates, then to the Class [C] Certificates, then to the Class [B] Certificates, and then, pro rata based on principal balance, to the Class [A-1], Class [A-2] and Class [A-3] Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority of any Class of Certificates that is determined to no longer be the Controlling Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders” written request and shall ensure that such appraisal is prepared on an “as-is” basis by an Appraiser reasonably acceptable to the Special Servicer.  Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted shall recalculate such Appraisal Reduction based upon such second appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  [The right of any Appraised-Out Class to require a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred is limited to one appraisal with respect to each Mortgaged Property relating to such Mortgage Loan; provided that if such Mortgage Loan is or becomes a Specially Serviced Mortgage Loan at the time of, or subsequent to, the related Appraisal Reduction, and then becomes a Corrected Mortgage Loan and then, more than one year after initially becoming a Specially Serviced Mortgage Loan, such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, then the Appraised-Out Class will have the right to require an appraisal of such Specially Serviced Mortgage Loan as though it had not previously exercised such right.]  Any Appraised-Out Class for which the Requesting Holders are challenging the Special Servicer’s Appraisal Reduction determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates, if any, immediately senior to such Appraised-Out Class, if any, during such period.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class [X] Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date, and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates).  The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” and “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by Non-Reduced Certificates.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the

Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with the name of the beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or any of their affiliates will be deemed to be outstanding, provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or any of their affiliates, in which case such Certificate will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer or the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the controlling class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Trustee’s website representing that such person executing the certificate is a Certificateholder, a Beneficial Owner or a prospective purchaser of a Certificate and that (i) for purposes of obtaining certain information and notices pursuant to the Pooling and Servicing Agreement, such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and/or (ii) for purposes of exercising Voting Rights, (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or an affiliate of any of the foregoing; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor, as applicable.

Delivery, Form and Denomination

The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $[_____] initial Certificate Principal Amount or Notional Amount, as applicable, and in multiples of $1 in excess of $[_____].

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate (a “Certificateholder”) will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described below under “—Definitive Certificates.” Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Trustee will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates (“Certificate Owners”).  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the “Euroclear Operator”), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the “Cooperative”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.  As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Definitive Certificates

Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.  Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement.  Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the base prospectus and the Pooling and Servicing Agreement.

Certificateholder Communication

    Access to Certificateholders’ Names and Addresses

Upon the written request of any Certifying Certificateholder, any holder of a Companion Loan or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

    Special Notices

Upon the written request of any Certifying Certificateholder, the Trustee will transmit a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder.  The Trustee will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amount of the related Classes of Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amount of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Sequential Pay Certificates (which will also reduce the Notional Amount of a Class of Class X Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Sequential Pay Certificates (which will also reduce the Notional Amount of one or both of the respective Classes of Class X Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement, or in the case of a Split-Loan, the exercise of a defaulted loan purchase option by the holder of the related Companion Loan or the exercise of purchase options by the holder of a related mezzanine loan.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Sequential Pay Certificates as well as the amount of interest that would have accrued on the Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Sequential Pay Certificates.  Realized Losses are likely to occur only in connection with a default on a Mortgage Loan, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date.  Any reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates as the result of the application of Realized Losses will also reduce the Notional Amount of a Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Sequential Pay Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  See Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayment on Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amount of Offered Certificates, may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

[The “Rated Final Distribution Date” for each Class of Offered Certificates will be [_____], 20[__].]

Yield on the Class [X] Certificates

The yield to maturity of the Class [X] Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class [A-1], Class [A-2], Class [A-3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H]Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class [R] Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex C to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR in accordance with the prepayment scenario set forth in the tables, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement, (vi) no Mortgage Loan is required to be purchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex C to this prospectus supplement with respect to each Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction allocated to any class of Offered Certificates, (ix) distributions on the Certificates are made on the [___] day (each assumed to be a business day) of each month, commencing in [_____], (x) the Certificates will be issued on [_____], 20[__], (xi) partial payments on the Mortgage Loans are permitted, but are assumed not to affect the amortization term, (xii) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement (including any applicable footnotes) and (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity and any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification.

The weighted average life of any Class [A-1], Class [A-2], Class [A-3],Class [B], Class [C], Class [D] and Class [E] Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor (or, in the case of a Class [X] Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of (or, in the case of a Class [X] Certificate, reduce the Notional Amount of) such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Sequential Pay Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each Class of Sequential Pay Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class [A-1], Class [A-2], Class [A-3], Class [B], Class [C], Class [D] and Class [E] certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class [A-1] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Percentages of the Initial Certificate Principal Amount of
the Class [A-2] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Percentages of the Initial Certificate Principal Amount of
the Class [A-3] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Percentages of the Initial Certificate Principal Amount of
the Class [B] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Percentages of the Initial Certificate Principal Amount of
the Class [C] Certificates at the Specified CPRs

0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Percentages of the Initial Certificate Principal Amount of
the Class [D] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Percentages of the Initial Certificate Principal Amount of
the Class [E] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR

Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each such Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Amount of such Class of Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including [_____] to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the such classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class [A-1] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise as indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [A-2] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise as indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [A-3] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise as indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [X] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise as indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [B] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise as indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [C] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise as indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [D] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise as indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [E] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise as indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Notwithstanding the assumed prepayment rates reflected in the preceding tables in this “Yield, Prepayment and Maturity Considerations” section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Certificates, see “Yield Considerations” in the base prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of [_____], 20[__] (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Trustee.  The servicing of the Mortgage Loans (including the Split-Loans) and any REO Properties will be governed by the Pooling and Servicing Agreement.

Reference is made to the base prospectus for additional information regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Certificates.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Trustee, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Trustee the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in financial leases to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Trustee or Custodian will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Trustee is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Trustee receives notice that a Material Document Defect exists, the Trustee will promptly notify the Depositor, the applicable Sponsor, the Special Servicer and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price. This substitution or purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Split-Loans) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party sub-servicers.  The Master Servicer will be responsible for paying the servicing fees of any subservicer.  Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificateholders and the holders of the Companion Loans for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement.  Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (including the Split-Loans) and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and Split-Loans) and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with:

•	the higher of the following standards of care:

1.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties, and

2.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans (or Split-Loans);

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (or Split-Loans), or

2.
in the case of (a) a Specially Serviced Mortgage Loan or (b) a Mortgage Loan (or Split-Loans) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) (or, if a Split-Loan is involved, with a view to the maximization of recovery on such Split-Loan to the Certificateholders and each holder of the related Companion Loan (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.
any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement,

2.	the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer,

3.	the obligation, if any, of the Master Servicer or the Special Servicer to make Advances,

4.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction, and

5.
the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer (the “Servicing Standard”).

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Although the Master Servicer and the Special Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide them with an economic disincentive to comply with this standard.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan which is not a Specially Serviced Mortgage Loan.

 A “Specially Serviced Mortgage Loan” means any Mortgage Loan (including any Split-Loan or REO Mortgage Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows, unless the holder of a Companion Loan is exercising cure rights in accordance with the related Intercreditor Agreement:

(a)   the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)

•	except in the case of a Mortgage Loan (or Split-Loan) delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due, or

•
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Master Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)  there has occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (if a Subordinate Control Period is in effect)) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan (or Split-Loan) or otherwise materially adversely affects the interests of Certificateholders (or, in the case of a Split-Loan, the holder of the related Companion Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of a Split-Loan, the holder of the related Companion Loan); or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

(d)  the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)  the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)  the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)  the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative (if a Subordinate Control Period is in effect)) determines that (i) a default (other than a payment default) under the Mortgage Loan (or Split-Loan) is imminent, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan (or Split-Loan) or otherwise materially adversely affect the interests of Certificateholders (or, in the case of a Split-Loan, the holder of the related Companion Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan (or Split-Loan) or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan (or Split-Loan)).

It will be considered an “Acceptable Insurance Default” if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism or require the borrower to obtain this insurance (and neither the Master Servicer nor the Special Servicer will be required to obtain this insurance) and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the Controlling Class Representative (if a Subordinate Control Period is in effect)), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or around similar geographic regions as the Mortgaged Property (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the Special servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (or Split-Loan) will become a “Corrected Mortgage Loan” when:

•
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (or Split-Loan) (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•
with respect to the circumstances described in clauses (b), (d), (e), (f) and (h) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

•
with respect to the circumstances described in clause (c) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (g) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one loan in a Split-Loan, it will be considered to exist for the entire Split-Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including each Split-Loan) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The servicing of any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be transferred by the Special Servicer to the Master Servicer.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required to be collected or prepared with respect to any Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially Serviced Mortgage Loans maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgage Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or sale of a defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Servicing of the Split-Loans

In general, the Split-Loans and the related Companion Loans will be serviced and administered under the Pooling and Servicing Agreement and the intercreditor or co-lender agreement, as applicable, as though the Companion Loans are a part of the Mortgage Pool.  If a Companion Loan becomes a Specially Serviced Mortgage Loan, then the related Split-Loan shall become a Specially Serviced Mortgage Loan.  For more detailed information, including any termination rights with respect to the Special Servicer, please see “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement.

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan (excluding any Companion Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Split-Loan) to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan (or Split-Loan), if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make.

The Special Servicer may request the Master Servicer to make Property Advances with respect to a Specially Serviced Mortgage Loan or REO Property under the Pooling and Servicing Agreement, in lieu of the Special Servicer’s making that advance itself.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to a Property Advance that it requests the Master Servicer to make, regardless of whether or not the Master Servicer actually makes that advance.  The Special Servicer may elect to make certain Property Advances on an emergency basis.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

•	if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

•	if the failure continues for 3 more business days, to make the Property Advance.

The Master Servicer, the Special Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date.  If the interest on such Advance is not recovered from default interest or late payments on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances (and right of the Special Servicer to elect to make emergency Property Advances) with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such

Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or in the case of the Special Servicer, by any one of them) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans.  Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers’ certificate delivered to the Trustee, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period), the Master Servicer or the Special Servicer setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and (during a Subordinate Control Period or a Collective Consultation Period) the Controlling Class Representative notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee.  Although the Special Servicer may determine whether an advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable.  In the absence of a determination by the Special Servicer that an advance is a Non-Recoverable Advance, all determinations of recoverability with respect to Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or Trustee, as applicable.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it (including all Advances made with respect to a Split-Loan), equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the Mortgage Loan (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal

(in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event.  In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon).  The Master Servicer, the Special Servicer, or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period) or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated companion collection account (the “Companion Collection Account”) with respect to any Split-Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Split-Loan therein.  The Issuing Entity will only be entitled to amounts on deposit in the Companion Collection Account to the extent these funds are not otherwise payable to a Companion Loan holder.

The Trustee will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the “Lower-Tier Distribution Account” and the “Upper-Tier Distribution Account” and, collectively, the “Distribution Account”).  With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Trustee for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the Trustee Fee.  In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account as described in this prospectus supplement.  On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class [R] Certificates (which are expected to be zero) from the Lower-Tier Distribution

Account and deposit such amounts in the Upper-Tier Distribution Account.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Trustee will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Trustee for deposit, in respect of each Mortgage Loan, an amount equal to one day’s interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain-On-Sale Reserve Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates.  Each of the Collection Account, the Companion Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account and the Gain-On-Sale Reserve Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, the Companion Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and the Companion Collection Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account will be payable to the Trustee.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement:  (i) to remit on or before each Master Servicer Remittance Date (A) to the Trustee for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges and (II) the Trustee Fee (including the portion that is the Trustee Fee) for the related Distribution Date, (B) to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Trustee for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Trustee amounts requested by it to pay any taxes imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC, (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale.  Subject to the discussion under “—Controlling Class Representative” and “—The Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  With respect to non-Specially Serviced Mortgage Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer, with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—The Controlling Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive its rights of the lender or grant its consent under any due-on-sale clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation, or

•
such Mortgage Loan (A) represents less than [__]% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $[___] million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such No Downgrade Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance.  Subject to the discussion under “—Controlling Class Representative” and “—The Operating Advisor” below, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  With respect to non-Specially Serviced Mortgage Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any due-on-encumbrance clause, unless—

•	the Master Servicer or Special Servicer, as applicable, has received a No Downgrade Confirmation,

•
such Mortgage Loan (A) represents less than [__]% the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $[___] million or less and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such No Downgrade Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the base prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $[_____] or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance or allocated loan amount of less than $[_____], in each case commencing in 20[__]; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect each Mortgage Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be treated as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer and the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan) are required under the Pooling and Servicing Agreement (and each additional servicer will be required under its subservicing agreement) to deliver annually to the Trustee and the Depositor and the holder of the Companion Loan on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or sub-servicing agreement in the case of an additional servicer (including, but not limited to, compliance with the applicable provisions of the Pooling and Servicing Agreement relating to policies and procedures with respect to informational restrictions) or the sub-servicing agreement, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any mortgage loan) and the Trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause, each servicing function participant (other than another such party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship on or prior to the closing date with respect to the mortgage loans and (b) cause, each servicing function participant (other than another such party (other than itself) to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship after the closing date with respect to the mortgage loans, to furnish, each at its own expense), annually, to the Trustee, the Operating Advisor (in the case of the Special Servicer only), the Depositor and the holder of the Companion Loan, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a No Downgrade Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, the Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or the Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Issuing Entity or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by the Pooling and Servicing Agreement, but excepting any such loss, liability or expense that is otherwise reimbursable and reimbursed pursuant to the Pooling and Servicing Agreement), other than any such loss, liability or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Property Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Events of Default

 “Events of Default” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any failure by the master servicer to deposit amounts to which any holder of a Companion Loan is entitled to the applicable serviced companion loan account or remit to the holder of the Companion Loan, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the Special Servicer to deposit into any REO Account within 2 business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (3 days in the case of the Master Servicer’s failure to make a Property Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than 2 business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class not less than 25% of the Voting Rights; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders, or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or the holder of a Companion Loan if affected thereby, as applicable; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and

(f) [______], [______] or [_____] has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by [______], [______] or [_____], as applicable, within 60 days).

Rights Upon Event of Default

If an Event of Default with respect to the Master Servicer or the Special Servicer occurs, then the Trustee may and, at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a No Downgrade Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, provided that the Trustee must obtain a No Downgrade Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity.  Pending such appointment, the Trustee is obligated to act in such capacity.  The Trustee and any such successor may agree upon the servicing compensation to be paid provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation, any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer will be allocated to the Certificates in the same manner as Realized Losses.

Notwithstanding the foregoing, if an Event of Default on the part of the Master Servicer affects only a Companion Loan, the holders of such Companion Loan may require the Master Servicer to appoint a sub-servicer to service the related Split-Loan but will not be entitled to terminate the Master Servicer.

Notwithstanding the foregoing discussion in this “—Rights Upon Event of Default” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clause (f) under “—Events of Default” above, the Master Servicer will have the right for a period of [__] days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer whose appointment [_____], [_____] and [_____]’s have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

Waivers of Events of Default

An Event of Default may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (except a default in making any required deposits to or payments from the Collection Account, the Companion Collection Account, the Asset REMIC Distribution Accounts or the Lower Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement).  If an Event of Default by the Master Servicer is waived in connection with a Split-Loan, the holder of the related Companion Loan may nevertheless require the Master Servicer to appoint a sub-servicer to service the related Split-Loan, which sub-servicer is the subject of a No Downgrade Confirmation.

Termination of the Special Servicer Without Cause

 The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a) during a Subordinate Control Period, the Special Servicer may be removed at the direction of the Controlling Class Representative; and

(b) during a Collective Consultation Period or Senior Consultation Period, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (a) holders of Regular Certificates evidencing at least 75% of the aggregate Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates.

The procedures for removing a Special Servicer during a Collective Consultation Period or Senior Consultation Period will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Trustee of the reasonable fees and expenses to be incurred by the Trustee in connection with administering such vote and (iii) delivery by such holders to the Trustee of a No Downgrade Confirmation (which confirmations will be obtained at the expense of such holders), the Trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their address appearing in the certificate register.  Upon the written direction of (a) holders of Regular Certificates evidencing at least 75% of the Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Trustee will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Trustee’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a No Downgrade Confirmation.  The Trustee will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

 The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates (or the holders of the Companion Loans):

(a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates (or any holders of the Companion Loans);

(b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement, with the description of the provisions in this prospectus supplement or the base prospectus or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder (or any holder of a Companion Loan), as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities” in the base prospectus);

(e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder (or any holder of a Companion Loan), as evidenced by an opinion of counsel or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency;

(f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder (or any holder of a Companion Loan); and

(g) to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Securities Exchange Act of 1934, as amended; provided that such modification does not materially increase the obligations of the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer.

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement will be permitted if the amendment would change in any manner any holder of a Companion Loan without its consent, the obligations of any Sponsor under the applicable Mortgage Loan Purchase Agreement without the consent of the related Sponsor.

The Pooling and Servicing Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66 ⅔% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate (or that are required to be distributed to any holder of a Companion Loan without the consent of such holder), (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of any holder of a Companion Loan without the consent of the holders of all Certificates of that Class then outstanding or the holder of such Companion Loans, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any Sponsor under a Mortgage Loan sale agreement without the consent of the applicable Sponsor, (5) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a No Downgrade Confirmation, (6) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor or (7) adversely affect a holder of a Companion Loan without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer and/or the Trustee (in each case, only if requested by such party) having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Realization Upon Mortgage Loans

    Specially Serviced Mortgage Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, and the Special Servicer has no knowledge of any change in circumstances which would materially affect the validity of that appraisal.  The cost of any Updated Appraisal will be a Property Advance.

    Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Controlling Class Representative(during a Subordinate Control Period or a Collective Consultation Period) and the Operating Advisor (during a Senior Consultation Period).

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity (or any holder of a related Companion Loan), obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Issuing Entity or the holders of Certificates (or any holder of a related Companion Loan), would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity (and any holder of a related Companion Loan, as a collective whole, as if the Issuing Entity and such holder constituted a single lender)to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates (or any holder of a related Companion Loan).  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property shall be sold by the Issuing Entity and shall be reduced only by collections net of expenses.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Issuing Entity (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC or the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel.  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the base prospectus.

To the extent that liquidation proceeds collected with respect to any Mortgage Loan are less than the sum of:  (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional Issuing Entity expenses) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

   Sale of Defaulted Mortgage Loans

Promptly upon a Mortgage Loan becoming a defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole) to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the defaulted Mortgage Loan on behalf of the Certificateholders and the holder of the related Companion Loan in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will be required to accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price for the defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative of any inquiries or bids received regarding the sale of the defaulted Mortgage Loan or any REO Property.

The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan (or Split-Loan), the occupancy level and physical condition of the defaulted Mortgage Loan and the state of the local economy.

If the highest bidder is an Interested Person, then the Trustee will be required to determine whether the cash bid constitutes a fair price.  However, no bid from an Interested Person will constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine-month period or, in the absence of any such appraisal, on a new appraisal.  The cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.  If any Interested Person is among those bidding with respect to a defaulted Mortgage Loan, the Special Servicer will require that all bids be submitted to the Trustee in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount.

During a Subordinate Control Period or a Collective Consultation Period, any sale of any defaulted Mortgage Loan for less than the Repurchase Price will be subject to the right of the Controlling Class Representative to match the price at which the defaulted Mortgage Loan is to be sold and purchase such defaulted Mortgage Loan instead of the original bidder (the “Controlling Class Purchase Option”).  The Controlling Class Purchase Option will be required to be exercised, if not waived sooner, within 5 business days of written notice from the Special Servicer.  In the event the Controlling Class Representative does not exercise its Controlling Class Purchase Option and any contemplated sale is not ultimately consummated, the Controlling Class Representative will have the Controlling Class Purchase Option with respect to any subsequent sale of that defaulted Mortgage Loan by the Special Servicer.  If the Controlling Class Representative exercises the Controlling Class Purchase Option, then the Trustee will be required to determine whether the purchase price constitutes a fair price.  Any costs and fees of the Trustee in connection with the Controlling Class Representative’s exercise of the Controlling Class Purchase Option will be reimbursable by the Controlling Class Representative.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders (and any holder of a related Companion Loan) and to sell each REO Property in the same manner as with respect to a defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, but subject to the Controlling Class Purchase Option, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines (in consultation with the Controlling Class Representative), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders (and, in the case of a sale of an REO Property related to a Split-Loan, the holder of the related Companion Loan, as a collective whole, as if such Certificateholders and such Companion Loan holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (and, in the case of a Split-Loan, the holder of the related Companion Loan, as a collective whole, as if such Certificateholders and such Companion Loan holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, any Sponsor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

   Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Mortgage Loan, the Master Servicer (subject to the Special Servicer’s consent if the related modification, waiver or amendment constitutes a Major Decision), or (b) with respect to any Specially Serviced Mortgage Loan, the Special Servicer, in each case subject to the consent or consulting rights of the Operating Advisor and the Controlling Class Representative (or the Split-Loan Directing Holder, if applicable), to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan (or Split-Loan) pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either the Upper-Tier REMIC or the Lower-Tier REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

With respect to non-Specially Serviced Mortgage Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to make such determination, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) [extend the maturity date of a Mortgage Loan (or Split-Loan) beyond a date that is 3 years prior to the Rated Final Distribution Date], or (ii) if the Mortgage Loan (or Split-Loan) is secured by a ground lease, extend the maturity date of such Mortgage Loan (or Split-Loan) beyond a date which is 10 years prior to the expiration of the term of such ground lease.

Any modification, waiver or amendment with respect to a Split-Loan may be subject to the approval of the holder of the related Companion Loan as described under “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Depositor, the Controlling Class Representative (during a Subordinate Control Period or Collective Consultation Period) and the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period), in writing, of any modification, waiver or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the Trustee, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period) and the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period), and the original to the Trustee of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the agreement.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Split-Loan) will be paid as described under “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period) and the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

   General

During a Subordinate Control Period, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans and (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  In addition, during a Subordinate Control Period, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Controlling Class Representative may reasonably deem advisable.

 Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Split-Loans” in this prospectus supplement, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Subordinate Control Period exists, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within 10 business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the 10 day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(ii) any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(iii) any sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price;

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii) any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan Documents);

(viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no material lender discretion;

(x) the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event’; and

(xi) any determination of an Acceptable Insurance Default;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Split-Loan, the holder of the related Companion Loan, as a collective whole, as if such Certificateholders and Companion Loan holder constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.

Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

During a Collective Consultation Period, the Special Servicer will be required to consult with the Controlling Class Representative and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required during a Subordinate Control Period; provided that such consultation is not binding on the Special Servicer.  The Controlling Class Representative will have no consent rights during a Collective Consultation Period under the Pooling and Servicing Agreement.

During a Senior Consultation Period, the Controlling Class Representative will have no consent or consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative, but the Operative Advisor will have the same consultation rights as during the Collective Consultation Period.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Master Servicer or Special Servicer may request that the Trustee determine which Class of Certificates is the then-current Controlling Class and the Trustee must thereafter provide such information to the requesting party.  The Master Servicer or Special Servicer may request that the Trustee provide, and the Trustee must so provide, a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class.  The Master Servicer and Special Servicer may each rely on any such list so provided.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus supplement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Controlling Class Representative.  The initial Controlling Class Representative is expected to be [_____].

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Trustee from time to time.

The “Controlling Class” will be, (i) during a Subordinate Control Period, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) during the Collective Consultation Period, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, without regard to any Appraisal Reductions allocable to such Class, that is at least equal to 25% of the initial Certificate Principal Amount of that Class.  The Controlling Class as of the Closing Date will be the Class [H] Certificates.

The “Control Eligible Certificates” will be any of the Class [F], Class [G] and Class [H] Certificates.

A “Subordinate Control Period” will exist when the most senior Class of Control Eligible Certificates has a Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, that is not less than 25% of its initial Certificate Principal Amount.

A “Collective Consultation Period” will exist when the most senior Class of Control Eligible Certificates has a Certificate Principal Amount that both, (i) as notionally reduced by any Appraisal Reductions allocable to such Class, is less than 25% of its initial Certificate Principal Amount and, (ii) without regard to any Appraisal Reductions allocable to such Class, is 25% or more of its initial Certificate Principal Amount.

A “Senior Consultation Period” will exist when the most senior Class of Control Eligible Certificates has a Certificate Principal Amount, without regard to any Appraisal Reductions allocable to such Class, that is less than 25% of its initial Certificate Principal Amount.

Notwithstanding the foregoing, in the case of any Split-Loan, for so long as the holder of a Companion Loan is the Split-Loan Directing Holder, only such holder may exercise the rights of the Controlling Class Representative described in this “—Controlling Class Representative” section with respect to such Split-Loan.  In addition, the rights of a Split-Loan Directing Holder will be unaffected by the occurrence of any Subordinate Control Period, Collective Consultation Period or Senior Consultation Period, and a Split-Loan Directing Holder will have such additional rights as are described under “Description of the Mortgage Pool—The Split-Loan” in this prospectus supplement. Notwithstanding anything to the contrary in this prospectus supplement,

    Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

 Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any Intercreditor Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

    General Obligations

The Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans, each in accordance with the Operating Advisor Standard.  In addition, during a Collective Consultation Period or a Senior Consultation Period, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary or other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan.  There could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  During a Collective Consultation Period or a Senior Consultation Period, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information to support a servicing transfer, if needed, or to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Risks Related to Conflicts of Interest—The Operating Advisor May Have Interests that Conflict With and Adversely Affect Interests of Certificateholders” in this prospectus supplement.

During a Collective Consultation Period or a Senior Consultation Period, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” and “Asset Status Reports” in this prospectus supplement.

During a Subordinate Control Period, the Operating Advisor’s obligations will be limited to promptly reviewing all information available to Privileged Persons on the Trustee’s website and each Final Asset Status Report and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or the Pooling and Servicing Agreement.

During a Subordinate Control Period, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

During a Subordinate Control Period, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. The Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the Controlling Class Representative or a Split-Loan Directing Holder in connection with the Controlling Class Representative’s or such Split-Loan Directing Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor may not disclose such Privileged Information to any other person (including any Certificateholders other than the Controlling Class Representative), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement, which parties, in turn, if they have been advised that such information is Privileged Information, may not without the prior written consent of the Special Servicer, the Controlling Class Representative (with respect to any Mortgage Loan other than a Split-Loan) and the related Split-Loan Directing Holder (with respect to a Split-Loan), as applicable, disclose such information to any other person, except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law.

In addition, during a Subordinate Control Period, the Special Servicer will be required to forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Operating Advisor after they have been finalized and the Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations.

During a Collective Consultation Period or a Senior Consultation Period, the Special Servicer will be required to forward any Appraisal Reduction or net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Trustee and the Trustee will be required to determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not to any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence between the Controlling Class Representative or a Split-Loan Directing Holder and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative or a Split-Loan Directing Holder under the Pooling and Servicing Agreement, and (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party.

A “Final Asset Status Report” with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Controlling Class Representative or a Split-Loan Directing Holder, in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative or a Split-Loan Directing Holder, as applicable, with respect to such Specially Serviced Mortgage

Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Controlling Class Representative (or, with respect to a Split-Loan for which a Companion Loan Control Period is in effect, the related Split-Loan Directing Holder) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

   Annual Report

Based on the Operating Advisor’s review of any Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative or Split-Loan Directing Holder, as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will prepare an annual report to be provided to the Trustee and the Rating Agencies for the benefit of the Certificateholders (and made available through the Trustee’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans and with respect to each asset status report during the prior calendar year.

The Special Servicer must be given an opportunity to review any annual report produced by the Operating Advisor at least 2 Business Days prior to its delivery to the Trustee.

During a Collective Consultation Period or Senior Consultation Period, in each annual report, the Operating Advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Mortgage Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

   Operating Advisor Termination Events

 The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e) the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f) the Operating Advisor admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Trustee of notice of the occurrence of any Operating Advisor Termination Event, the Trustee will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is a special servicer on at least one transaction rated by Fitch and at least one transaction rated by Moody’s, (ii) that has never been a special servicer on a transaction for which either Fitch or Moody’s has qualified, downgraded or withdrawn its rating on any class of certificates citing concerns with such institution’s servicing as the sole or material factor in such rating action, (iii) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement and (iv) that is not the Controlling Class Representative, the Split-Loan Directing Holder, the current or former Special Servicer or one of their affiliates.

   Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, so long as such Operating Advisor Termination Event has not been remedied, either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination, by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of an Operating Advisor to the Special Servicer and each Operating Advisor within one business day of such appointment.  The appointment of the Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Depositor, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period) and the Certificateholders.

   Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor and (ii) payment by such holders to the Trustee and the Operating Advisor, as applicable, of the reasonable fees and expenses to be incurred by the Trustee, as applicable, in connection with administering such vote, the Trustee will promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed.  The Trustee will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Trustee’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Trustee will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.]

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Mortgage Loan.

Each asset status report will be delivered to the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period), the Operating Advisor (during a Collective Consultation Period or Senior Consultation Period), each Rating Agency, the Trustee and, in the case of a Split-Loan, the holder of the related Companion Loan.  During a Subordinate Control Period, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, during a Subordinate Control Period, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the holder of any related Companion Loan, if applicable, and (during a Subordinate Control Period) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, during a Subordinate Control Period, the Controlling Class Representative disapproves such asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Subordinate Control Period is in effect, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best  interests of all the Certificateholders (and the holder of any related Companion Loan, if applicable).  In any event, for so long as a Subordinate Control Period is in effect, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

During the Collective Consultation Period, each of the Operating Advisor and the Controlling Class Representative will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any asset status report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  During the Collective Consultation Period, the Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Controlling Class Representative.

During the Senior Consultation Period, the Operating Advisor will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any asset status report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor.  During the Senior Consultation Period, the Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have during a Subordinate Control Period.  Notwithstanding the foregoing, with respect to a Split-Loan, the Controlling Class Representative shall be entitled to a comparable asset status report, but the procedure and timing for approval by the Controlling Class Representative of the related asset status report will be governed by the terms of the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, the Split-Loan Directing Holder or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan (or Split-Loan), expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either the Upper-Tier REMIC or the Lower-Tier REMIC or the loss of REMIC status or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of each Split-Loan, during the related Companion Loan Control Period, only the Split-Loan Directing Holder may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section, and neither the Controlling Class Representative nor the Operating Advisor will have any of the above described consultation rights unless permitted under the Intercreditor Agreement or will exercise them in conjunction with the Split-Loan Directing Holder as described under “Description of the Mortgage Pool—The Split-Loan” in this prospectus supplement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described below under “—Optional Termination; Optional Mortgage Loan Purchase.”  Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Split-Loans, subject to certain rights of the holders of Companion Loans provided for in the related Intercreditor Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans) or the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates, including the Class [X] Certificates (but excluding the Class [R] Certificates), for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts or Notional Amounts, as applicable, of the Class [A-1], Class [A-2], Class [A-3], Class [X], Class [B], Class [C], Class [D] and Class [E] Certificates have been reduced to zero and the payment to the Master Servicer of a fee specified in the Pooling and Servicing Agreement, but all the holders of such classes of outstanding Offered Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Trustee Reports.  On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

 In addition, the Trustee will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC Reports”) prepared by the Master Servicer, the Trustee or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A to this prospectus supplement in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	a CRE Finance Council (“CREFC”) delinquent loan status report;

(3)	a CREFC historical loan modification and corrected mortgage loan report;

(4)	a CREFC advance recovery report;

(5)	a CREFC total loan report;

(6)	a CREFC operating statement analysis report;

(7)	a CREFC comparative financial status report;

(8)	a CREFC NOI adjustment worksheet;

(9)	a CREFC REO status report;

(10)	a CREFC servicer watch list;

(11)	a CREFC loan level reserve and letter of credit report

(12)	a CREFC property file;

(13)	a CREFC financial file;

(14)	a CREFC loan setup file; and

(15)	a CREFC loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor, any master servicer, special servicer or other similar party under the [_____] Pooling and Servicing Agreement other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

Before each Distribution Date, the Master Servicer will deliver to the Trustee by electronic means:

•	a CREFC property file;

•	a CREFC financial file;

•	a CREFC loan setup file; and

•	a CREFC loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•
Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended [_____], 20[__], a CREFC operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the Trustee, the Operating Advisor and each holder of a related Companion Loan by electronic means the operating statement analysis upon request.

•
Within 30 days after receipt by the Special Servicer or the Master Servicer of an annual operating statement beginning with the calendar year ended 20[__], a CREFC net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (1) above.  The Special Servicer or the Master Servicer will deliver to the Trustee, the Operating Advisor and each holder of a related Companion Loan by electronic means the CREFC net operating income adjustment worksheet upon request.

Beneficial Owners and any holder of a Companion Loan who have certified to the Trustee their beneficial ownership of any Certificate or Companion Loan, as applicable, may also obtain access to any of the Trustee reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Beneficial Owners only if DTC and its participants provide the information to Beneficial Owners.  See “Risk Factors—Risks Related to the Certificates—Book-Entry Registration” in this prospectus supplement.

Information Available Electronically.  The Trustee will make available to any Privileged Person (except as set forth in (F) below) via the Trustee’s internet website:

(A)  the following “deal documents”:

•	this prospectus supplement; and

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Trustee from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)  the following “periodic reports”:

•	the Distribution Date statements;

•	the CREFC bond level files;

•	the CREFC collateral summary files; and

•	the CREFC Reports (provided they are received by the Trustee);

(C)  the following “additional documents”:

•	the summary of any asset status report delivered to the Trustee in electronic format;

•	any third party reports (or updates of third party reports) delivered to the Trustee in electronic format; and

•	the annual reports prepared by the Operating Advisor;

(D)  the following “special notices”:

•
all special notices sent by the Trustee to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

•
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Events of Default received by the Trustee;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any Assessment of Compliance delivered to the Trustee; and

•	any Attestation Reports delivered to the Trustee;

(E)  the Investor Q&A Forum; and

(F)  solely to Certificateholders and Beneficial Owners, the “Investor Registry”.

The Trustee will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Trustee’s website, where Certificateholders and Beneficial Owners may (a) submit inquiries to the Trustee relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer, the Operating Advisor or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (or Split-Loans) or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Trustee will forward such inquiries to the appropriate person.  The Trustee, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that the inquiry is not of a type described above, that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer.  The Trustee will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Trustee’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Trustee will be required to make the “Investor Registry” available to any Certificateholder and Beneficial Owner via the Trustee’s website.  Certificateholders and Beneficial Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Beneficial Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Trustee’s internet website will initially be located at [_____].

Access will be provided by the Trustee to such persons upon receipt by the Trustee from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Trustee’s internet website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer.  The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at [_____].

“Privileged Person” means the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (during a Subordinate Control Period or a Collective Consultation Period), the Split-Loan Directing Holder (during a Companion Loan Control Period), the Trustee, the Operating Advisor, a designee of the Depositor and any person who provides the Trustee with an Investor Certification, which Investor Certification may be submitted electronically via the Trustee’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

Other Information.  The Trustee will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Trustee:

•	this prospectus supplement;

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Trustee from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

•	all Trustee reports made available to holders of each relevant class of Certificates since the Closing Date;

•	all Distribution Date statements and all CREFC Reports delivered or made available to Certificateholders;

•	all Assessments of Compliance and Attestation Reports delivered to the Trustee since the Closing Date;

•	the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

•	any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

•
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans (or Split-Loans) entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee;

•
the summary of any asset status report delivered to the Trustee and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

•
notices of all Operating Advisor, Master Servicer or Special Servicer terminations or resignations (and appointments of successors to the Operating Advisor, the Master Servicer or the Special Servicer;

•
notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

•	all special notices sent by the Trustee to the Certificateholders pursuant to the Pooling and Servicing Agreement; and

•	any third party reports (or updates of third party reports) delivered to the Trustee in electronic format.

The Trustee will provide copies of the items described above upon reasonable written request.  The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Offered Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Trustee will make available all distribution date statements, CREFC Reports and supplemental notices (provided they are received by the Trustee) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.).

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners or any holder of a Companion Loan regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible.  The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it.  Neither the Master Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

The Trustee is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

USE OF PROCEEDS

CCRE Commercial Mortgage Securities, L.P. expects to receive from this offering approximately $[_____], plus accrued interest from [_____], 20[__], before deducting expenses of approximately $[_____] payable by the Depositor.  The net proceeds from the sale of the Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat designated portions of the Issuing Entity as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC”, respectively, and each, a “REMIC” within the meaning of Sections 860A through 860G of the Code (the “REMIC Provisions”).  The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of those Mortgage Loans, and any property that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and the uncertificated Lower-Tier REMIC residual interest, represented by the Class [R] Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and will issue the Class [A-1], Class [A-2], Class [A-3], Class [X], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates (the “Regular Certificates”) as classes of regular interests and the uncertificated Upper-Tier REMIC residual interest, represented by the Class [R] Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

On the Closing Date, [Cadwalader, Wickersham & Taft LLP], special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with the provisions of the [_____] Pooling and Servicing Agreement and the continued qualification of each REMIC formed thereunder and (4) compliance with applicable changes in the Code, including the REMIC Provisions, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC and (1) the Regular Certificates will evidence the “regular interests” in the Upper-Tier REMIC and (2) the Class [R] Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC Provisions.

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of their usual method of accounting.   It is anticipated that for federal income tax purposes, (x) the Class [__] and Class [__] Certificates will be issued at a premium, (y) each of the Class [__], Class [__] and Class [__] Certificates will be issued with more than a de minimis amount of original issue discount (“OID”) and (z)  the Class [X] Certificates will be issued with a de minimis amount of OID. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0% (the “Prepayment Assumption”).  No representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B), and the Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, Mortgage Loans representing approximately [__]% of the Initial Pool Balance by allocated loan amount are secured by multifamily properties.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the base prospectus.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Securities” in the base prospectus.

STATE TAX AND LOCAL CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor issued substantially identical individual exemptions to each of [the Underwriters] (collectively, the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by [_____] and [_____], provided that certain conditions set forth in the Exemption are satisfied.  The Depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief.  First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by an NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).  Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter.  The “Restricted Group” consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.  Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.  Fifth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption, and the Depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency.  Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  In addition, the Depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the ERISA Plan purchaser or the ERISA Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and an ERISA Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this prospectus supplement, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the base prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.  See “Legal Investment” in the base prospectus.

PLAN OF DISTRIBUTION

Cantor Fitzgerald & Co., [_____], [_____] and [_____] (collectively, the “Underwriters”) and the Depositor, have entered into an underwriting agreement with respect to the Offered Certificates pursuant to which, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below subject in each case to a variance of 5%.  Cantor Fitzgerald & Co., [_____], [_____] and [_____] are acting as co-managers.

Class	Cantor Fitzgerald & Co.	[Underwriter]	[Underwriter]	[Underwriter]
Class [A-1]	$ [_____]	$ [_____]	$ [_____]	$ [_____]
Class [A-2]	$ [_____]	$ [_____]	$ [_____]	$ [_____]
Class [A-3]	$ [_____]	$ [_____]	$ [_____]	$ [_____]
Class [X]	$ [_____]	$ [_____]	$ [_____]	$ [_____]
Class [B]	$ [_____]	$ [_____]	$ [_____]	$ [_____]
Class [C]	$ [_____]	$ [_____]	$ [_____]	$ [_____]
Class [D]	$ [_____]	$ [_____]	$ [_____]	$ [_____]
Class [E]	$ [_____]	$ [_____]	$ [_____]	$ [_____]

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[_____].

The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

The Offered Certificates are a new issue of securities with no established trading market.  The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.  Except as described under “The Pooling Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.  In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Cantor Fitzgerald & Co., an Underwriter, is an affiliate of the Depositor, and CCRE Lending, a Sponsor and an Originator.  As such, Cantor Fitzgerald & Co. has a conflict of interest in underwriting this offering.  See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by [Cadwalader, Wickersham & Taft LLP, New York, New York], and certain other legal matters will be passed upon for the Underwriters by [Cadwalader, Wickersham & Taft LLP, New York, New York].

The Issuing Entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk

Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this prospectus supplement).

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

[Identify states and geographic regions relating to 10% or more of the Mortgage Loans by principal balance and describe unique legal aspects, to the extent material.]

[Identify any foreign countries in which Mortgaged Properties are located and describe unique legal aspects, to the extent material.  Mortgage Loans secured by properties located in foreign countries will not exceed 10% of the principal balance of the Mortgage Pool for any takedown.  Add disclosure required by Item 1100(e) of Regulation AB with respect to any foreign assets.]

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying base prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

[RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by [_____] and [_____] (the “Rating Agencies”), respectively:
Class	Ratings [_____]*
Class [A-1]	[_____]
Class [A-2]	[_____]
Class [A-3]	[_____]
Class [X]	[_____]
Class [B]	[_____]
Class [C]	[_____]
Class [D]	[_____]
Class [E]	[_____]

___________________
*
The Rating Agencies have informed us that the “(sf)” designation in the ratings represents an identifier for structured finance product ratings and was implemented by the Rating Agencies for ratings of structured finance products as of August 2010.  For information about this identifier, prospective investors can go to [_____].

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date.  The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates.  The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, the allocation of Prepayment Interest Shortfalls, yield maintenance charges or net default interest.  See “Risk Factors” in this prospectus supplement.

Other credit rating agencies that we have not engaged to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Certificates.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by [_____] or [_____].  See “Risk Factors—Risks Related to the Certificates—Ratings of the Offered Certificates May Not Accurately Reflect Risks and May Be Withdrawn or Downgraded” in this prospectus supplement.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.]

INDEX OF SIGNIFICANT DEFINITIONS

30/360	S-27
30/360 Basis	S-109
Acceptable Insurance Default	S-147
Actual/360 Basis	S-91
Administrative Fee Rate	S-109
Advance Rate	S-149
Advances	S-149
All Risk of Physical Loss	S-104
ALTA	S-104
Ancillary Fees	S-110
Appraisal Reduction	S-127
Appraisal Reduction Event	S-126
Appraised-Out Class	S-128
Appraiser	S-127
Assessment of Compliance	S-154
Assumption Fees	S-110
Attestation Report	S-155
Available Funds	S-114
Balloon Mortgage Loan	S-91
Bankruptcy Code	S-62
Base Interest Fraction	S-121
B-Piece Buyer	S-85
CBE	S-139
CCRE Financing Affiliate	S-100
CCRE Lending	S-100
Certificate Owners	S-131
Certificate Principal Amount	S-113
Certificate Registrar	S-130
Certificateholder	S-129
Certificates	S-112
Class	S-112
Class A Certificates	S-112
Class X Certificates	S-112
Class X Strip Rate	S-117
Clearstream	S-130
Clearstream Participants	S-131
Closing Date	S-87
CMBS	S-36
Code	S-33
Collection Account	S-151
Collection Period	S-115
Collective Consultation Period	S-167
Commission	S-99, S-106
Companion Collection Account	S-151
Companion Loan	S-95
Compensating Interest Payment	S-125
Consent Fees	S-110
Control Eligible Certificates	S-167
Controlling Class	S-167
Controlling Class Certificateholder	S-166
Controlling Class Purchase Option	S-163
Controlling Class Representative	S-166
Cooperative	S-132
Corrected Mortgage Loan	S-147
CPR	S-135
CREFC	S-174
CREFC Reports	S-174
Cross Over Date	S-121
CRR	S-39
Custodian	S-95, S-105
Cut-off Date	S-87
Cut-off Date Balance	S-87
Cut-off Date DSCR	S-21
Cut-off Date Loan-to-Value Ratio	S-21
Defeasance Deposit	S-92
Defeasance Lock-Out Period	S-92
Defeasance Option	S-92
Definitive Certificate	S-129
Depositor	S-5, S-87, S-99
Depositories	S-130
Determination Date	S-115
Distribution Account	S-151
Distribution Date	S-113
Dodd Frank Act	S-40
DSCR	S-89
DTC	S-129
DTC Participants	S-130
Due Date	S-91
Due Diligence Requirement	S-39
EEA	S-39
Eligible Operating Advisor	S-171
ERISA	S-180
ERISA Plan	S-180
EU	S-6
Euroclear	S-130
Euroclear Operator	S-132
Euroclear Participants	S-131
Events of Default	S-156
Excess Prepayment Interest Shortfall	S-125
Exchange Act	S-9
EXEMPT PERSONS	S-7
Exemption	S-180
Exemption Rating Agency	S-181
Final Asset Status Report	S-169
Form 8-K	S-99
FSMA	S-7
Indirect Participants	S-130
Initial Pool Balance	S-87
Interest Accrual Amount	S-116
Interest Accrual Period	S-116
Interest Distribution Amount	S-116
Interest Reserve Account	S-152

Interest Shortfall	S-116
Interested Person	S-164
Investor Certification	S-129
Investor Q&A Forum	S-177
Investor Registry	S-177
Issuing Entity	S-99
Liquidation Fee	S-111
Loan-to-Value Ratio	S-89
Lower-Tier Distribution Account	S-151
Lower-Tier Regular Interests	S-179
Lower-Tier REMIC	S-179
LTV	S-89
Major Decision	S-165
Master Servicer	S-106
Master Servicer Remittance Date	S-148
Material Breach	S-97
Material Document Defect	S-97
Modeling Assumptions	S-135
Modification Fees	S-110
Monthly Payment	S-114
Mortgage	S-87
Mortgage File	S-95
Mortgage Loan Purchase Agreement	S-95
Mortgage Loan Rate	S-118
Mortgage Loan Schedule	S-144
Mortgage Loans	S-87
Mortgage Note	S-87
Mortgage Pool	S-87
Mortgaged Property	S-87
Net Mortgage Rate	S-117
No Downgrade Confirmation	S-98
Non-Recoverable Advance	S-150
Non-Reduced Certificates	S-128
Notional Amount	S-113
NRSROs	S-9
Offered Certificates	S-112
OID	S-179
Operating Advisor Consulting Fee	S-112
Operating Advisor Fee	S-111
Operating Advisor Fee Rate	S-112
Operating Advisor Standard	S-169
Operating Advisor Termination Event	S-170
Originators	S-102
our	S-5
P&I Advance	S-148
Participants	S-130
Pass-Through Rate	S-117
PCR	S-104
Penalty Charges	S-110
Percentage Interest	S-114
Plan	S-180
Pooling and Servicing Agreement	S-144
Prepayment Assumption	S-179
Prepayment Interest Excess	S-124
Prepayment Interest Shortfall	S-125
Prime Rate	S-149
Principal Distribution Amount	S-118
Principal Shortfall	S-119
Privileged Information	S-169
Privileged Person	S-177
Property Advances	S-149
Qualified Substitute Mortgage Loan	S-97
Rated Final Distribution Date	S-135
Rating Agencies	S-184
REA	S-67
Realized Loss	S-124
Record Date	S-114
Regular Certificates	S-117, S-179
Release Date	S-92
RELEVANT IMPLEMENTATION DATE	S-6
RELEVANT MEMBER STATE	S-6
RELEVANT PERSONS	S-7
REMIC	S-179
REMIC Provisions	S-179
REO Account	S-113
REO Companion Loan	S-119
REO Mortgage Loan	S-119
REO Property	S-112
Repurchase Price	S-97
Requesting Holders	S-128
Restricted Group	S-181
Retention Requirement	S-39
Rules	S-131
Senior Consultation Period	S-167
Sequential Pay Certificates	S-113
Servicing Fee	S-109
Servicing Fee Rate	S-109
Servicing Standard	S-146
Servicing Transfer Event	S-146
Similar Law	S-180
Similar Requirements	S-40
Special Servicing Fee	S-110
Specially Serviced Mortgage Loan	S-146
Split-Loan	S-94
Sponsors	S-87, S-100
Stated Principal Balance	S-118
static pool data	S-42
Subordinate Control Period	S-167
Terms and Conditions	S-132
TRIPRA	S-58
Trustee	S-104
Trustee Fee	S-109
Trustee Fee Rate	S-109
Underwriter Entities	S-82
Underwriters	S-182
Unscheduled Payments	S-119
Updated Appraisal	S-160
Upper-Tier Distribution Account	S-151
Upper-Tier REMIC	S-179
us	S-5
Volcker Rule	S-40
Voting Rights	S-128

WAC Rate	S-117
we	S-5
Withheld Amounts	S-152
Workout Fee	S-110
Workout-Delayed Reimbursement Amount	S-151
YM Group	S-121

ANNEX A

MORTGAGE POOL INFORMATION

Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C to this prospectus supplement.

(1) “Actual/360” means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.

(2) “Adjusted In-Place Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

(3) “Adjusted In-Place Net Cash Flow”, “Net Cash Flow” or “Adjusted In-Place NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, resulting from the Adjusted In-Place NOI decreased by an amount that the related sponsor has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Adjusted In-Place NCF does not reflect debt service or non-cash items such as depreciation or amortization.  [In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.]

The Adjusted In-Place Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the Mortgaged Property to differ materially from the Adjusted In-Place Net Cash Flow set forth in this prospectus supplement.  No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Adjusted In-Place Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows.  See “Risk Factors—Risks Related to the Mortgage Loans—Adjusted In-Place Net Cashflow May Not Be an Accurate Indication of Future Performance” in this prospectus supplement.

(4) “Adjusted In-Place Net Operating Income” or “Adjusted In-Place NOI” with respect to any Mortgage Loan or Mortgaged Property, means Adjusted In-Place Revenues less Adjusted In-Place Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Split-Loan), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

(5) “Adjusted In-Place Revenues” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue based on leases in place (including leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent steps generally six months past the Cut-off Date), and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related sponsor; plus any additional recurring revenue fees.  In some cases the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.

(6) “ADR” means, for any hospitality property, average daily rate.

(7) “Annual Debt Service” means, for any Mortgage Loan, the current annualized debt service payable as of [_____] 20[__] on the related Mortgage Loan; provided that, with respect to each Mortgage Loan with a partial interest-only period, the annual debt service is calculated based on the debt service due under the Mortgage Loan during the amortization period, except as described in the following two sentences.  With respect to the Mortgage Loan identified as [_____] on Annex A to this prospectus supplement, which has a non-standard amortization schedule, the annual debt service is calculated based on the payments due under the Mortgage Loan for the first 12 months following the expiration of the [__] month interest-only period.  With respect to the Mortgage Loan identified as [_____] on Annex A to this prospectus supplement, which also has a non-standard amortization schedule, the annual debt service is calculated based on the payments due under the Mortgage Loan for the first 12 months following the Closing Date.

(8) “Appraised Value” means, for each of the Mortgaged Properties, the most current “as-is” appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than [__] months prior to the origination date (or loan acquisition date, as applicable) of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus supplement.

(9) “Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means:

•
with respect to any Mortgage Loan, the ratio, expressed as a percentage of (i) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (ii) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement;

•	with respect to any Mortgage Loan with a Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the Companion Loan

•
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, the ratio, expressed as a percentage, of the combined Cut-off Date Balances of the applicable Mortgage Loans divided by the combined Appraised Values of the related Mortgage Loans; or

•
with respect to any Mortgage Loan secured by multiple Mortgaged Properties, the ratio, expressed as a percentage, of (i) the Cut-off Date Balance of that Mortgage Loan divided by (ii) the combined Appraised Values of the related Mortgaged Properties.

(10) “Cut-off Date Principal Balance/Unit” means the principal balance per unit of measure as of the Cut-off Date.  With respect to any Split-Loan, the Cut-off Date Principal Balance/Unit does not include the related subordinate Companion Loan.

(11) “Debt Yield on Adjusted In-Place Net Operating Income” or “Debt Yield on Adjusted In-Place NOI” means, with respect to any Mortgage Loan, the related Adjusted In-Place NOI divided by the Cut-off Date Balance of that Mortgage Loan.

(12) “Debt Yield on Adjusted In-Place Net Cash Flow” or “Debt Yield on Adjusted In-Place NCF” means, with respect to any Mortgage Loan, the related Adjusted In-Place NCF divided by the Cut-off Date Balance of that Mortgage Loan.

(13) “DSCR,” “Debt Service Coverage Ratio” or “Underwritten DSCR” means, for any Mortgage Loan, the ratio of Adjusted In-Place Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service.  In the case of the cross-collateralized mortgage loans secured by the Mortgaged Properties identified in Annex C as [________], the Adjusted In-Place DSCR is

shown on an aggregate basis for the crossed group of Mortgage Loans.  With respect to any Split-Loan, the underwritten DSCR does not include the related subordinate Companion Loan.

(14) “Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the hard lockbox account even though cash or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

(15) “In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

(16) “Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

(17) “Largest Tenant Lease Expiration Date” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

(18) “Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

(19) “LTV at Maturity” or “Maturity Date LTV” for any Mortgage Loan is calculated in the same manner as the Cut-off Date LTV Ratio, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV Ratio has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date and in certain cases utilizes a stabilized value.  Except as described below, such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the “as-is” Appraised Value.  We cannot assure you that the value of any particular Mortgaged Property will not have declined from the “as-is” Appraised Value.  With respect to the Mortgage Loan secured by the Mortgaged Property identified in Annex A as [_____], [_____], [_____], [_____] and [_____], the respective LTV at Maturity was calculated using the related “as-stabilized” Appraised Value set forth below.
Mortgage Loan Name	Maturity Date LTV Ratio (Stabilized)	“As-Stabilized” Appraised Value
[_____]	[___]%	$ [_____]
[_____]	[___]%	$ [_____]
[_____]	[___]%	$ [_____]
[_____]	[___]%	$ [_____]
[_____]	[___]%	$ [_____]

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified in Annex A as [_____], [_____], [_____], [_____] and [_____], the respective LTV at Maturity, calculated using the “as-is” Appraised Value of the Mortgaged Property, is set forth below.
Mortgage Loan Name	Maturity Date LTV Ratio (As-Is)	“As-Is” Appraised Value
[_____]	[___]%	$ [_____]
[_____]	[___]%	$ [_____]
[_____]	[___]%	$ [_____]
[_____]	[___]%	$ [_____]
[_____]	[___]%	$ [_____]

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

(20) “Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

(21) “Occupancy” means (i) in the case of multifamily rental, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial  and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within six to twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A to this prospectus supplement.

(22) “Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

(23) “Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

(24) “Prepayment Penalty Description” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charges, (iii) permits defeasance or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

(25) “Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

(26) “RevPAR” means, with respect to any hospitality property, revenues per available room.

(27) “Soft Lockbox” means the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality properties are considered to have a soft lockbox if credit card receivables are required to be deposited directly into the lockbox account and cash or “over the counter” receipts are deposited into the lockbox account by the borrower.

(28) “Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

(29) “Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a Hard Lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

(30) “Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

(31) “Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date (weighted based upon the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date).

Earnout Loans

“Earnout Loans” are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests.  All of the earnout loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan.  For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption “Earliest Defeasance or Prepay Date.” For all of the Earnout Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C are calculated based on the principal balance of those Mortgage Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Mortgage Loans.  Those underwritten DSCRs and LTVs are also shown beneath the caption “Net of Earnout NCF DSCR” and “Net of Earnout LTV” in the table below.  The amounts beneath the captions “Full Loan Amount LTV” and “Full Loan Amount DSCR” are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount utilizing the as is appraised value and Underwritten Net Cash Flow figures.  The following table sets forth certain information regarding the Earnout Loans:
Property Name	Earnout Reserve	Current Balance	Full Loan Amount LTV	Net of Earnout LTV	Full Loan Amount NCF DSCR	Net of Earnout NCF DSCR	Earliest Defeasance or Prepay Date	Defease/ Prepay	If Prepay, Yield Maint. Applicable
[__________]	$[_____]	$[_____]	[___]%	[___]%	[___]%	[___]%	[________]	[________]	[________]
[__________]	$[_____]	$[_____]	[___]%	[___]%	[___]%	[___]%	[________]	[________]	[________]
[__________]	$[_____]	$[_____]	[___]%	[___]%	[___]%	[___]%	[________]	[________]	[________]
[__________]	$[_____]	$[_____]	[___]%	[___]%	[___]%	[___]%	[________]	[________]	[________]
[__________]	$[_____]	$[_____]	[___]%	[___]%	[___]%	[___]%	[________]	[________]	[________]

ANNEX B

TOP TEN LOAN SUMMARIES

TEN LARGEST MORTGAGE LOANS - [         ]

Property Information
Number of Mortgaged Real Properties	[ ]
Location (City/State)	[ ]
Property Type	[ ]
Size (sf)	[ ]
Percentage [ ] Leased as of [ ]	[ ]%
Year Built	[ ]
Appraisal Value	$[ ]
Adjusted In‑Place Occupancy	[ ]%
Adjusted In‑Place Revenues	$[ ]
Adjusted In‑Place Total Expenses	$[ ]
Adjusted In‑Place Net Operating Income (NOI)	$[ ]
Adjusted In‑Place Net Cash Flow (NCF)	$[ ]

Mortgage Loan Information
Originator	[ ]
Cut‑off Date Principal Balance	[ ]
Cut‑off Date Principal Balance PSF/Unit	[ ]
Percentage of Initial Mortgage Pool Balance	[ ]%
Number of Mortgage Loans	[ ]
Type of Security	[ ]
Mortgage Rate	[ ]%
Original Term to Maturity (Months)	[ ]
Original Amortization Term (Months)	[ ]
Cut‑off Date LTV Ratio	[ ]%
LTV Ratio at Maturity	[ ]%
Underwritten DSCR on NOI	[ ]x
Underwritten DSCR on NCF	[ ]x
[If loan is over 10%: Occupancy Rate:
2014	[ ]%
2013	[ ]%
2012	[ ]%
2011	[ ]%
2010	[ ]%
Principal Business:	[ ]
Tenants over 10%	See "Ten Largest Tenants Based on Annualized Underwritten Base Rent" below
Annual Effective Rent:
2014	$[ ]
2013	$[ ]
2012	$[ ]

•
The Loan.  The mortgage loan (the “[        ] Loan”) is evidenced by a note in the original principal amount of $[        ]  and is secured by a first mortgage encumbering a [        ]  located in [        ] (the “[        ] Property”).  The [        ] Loan was originated by [        ] and [        ] is the holder of the $[        ] note and is the loan seller of the [        ] Loan.  The [        ] Loan was originated on [        ] and represents approximately [        ]% of the initial mortgage pool balance.  The note evidencing the [        ] Loan has a principal balance as of the cut-off date of $[        ] and an interest rate of [        ]%.  The proceeds of the [        ] Loan were used to refinance existing debt on the [        ] Property.

The [        ] Loan had an initial term of [        ] months and has a remaining term of [        ] months.  The loan requires payments of interest only during the term of the loan.  The scheduled maturity date is the payment date in [        ] Voluntary prepayment of the [        ] Loan is prohibited until the payment date in [        ] [Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date but prior to the payment date in [        ].]

•	The Property. The [ ] Property is a [ ]. [Description of Property].

The following table presents certain information relating to the ten largest tenants at the [          ] Property:

Ten Largest Tenants Based On Annualized Adjusted In-Place Base Rent(1)

Tenant Name	Principal Business	[Credit Rating (Fitch/ MIS/S&P)(2)]	Tenant NRSF	% of NRSF	Annualized Adjusted In-Place Base Rent	% of Total Annualized Adjusted In-Place Base Rent	Annualized Adjusted In-Place Base Rent ($ per NRSF)	Lease Expiration
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
[ ]	[ ]	[ ]/[ ]/[ ]	[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
Ten Largest Owned Tenants			[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
Remaining Owned Tenants			[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
Vacant Spaces (Owned Space)			[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]
Total All Owned Tenants			[ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]

___________________________
(1)	Calculated based on approximate square footage occupied by each tenant.

[(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.]

The following table presents certain information relating to the lease rollover schedule at the [        ] Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned NRSF	% of Total NRSF	Cumulative % of Total NRSF	Annualized Adjusted In Place Base Rent	% of Total Annualized Adjusted In Place Base Rent	Annualized Adjusted In Place Base Rent ($ per NRSF)
[2015]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[2016]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[2017]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[2018]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[2019]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[2020]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[2021]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[2022]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[2023]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[2024]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[2025 and Thereafter]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
[Vacant]	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]
Total	[ ]	[ ]%	[ ]%	$[ ]	[ ]%	$[ ]

___________________
(1)	Calculated based on approximate square footage occupied by each tenant.

(2)	Borrower owned in-line space only.

•
The Borrower.  The borrower is [        ] a [single-purpose, single-asset entity].  Legal counsel to the borrower [has] delivered a non-consolidation opinion in connection with the origination of the [        ] Loan.  The borrower of the [        ] Loan is [affiliation] [with/by] [        ].  [        ] is a guarantor of the non-recourse carve-outs, and an indemnitor of certain environmental obligations, under the [        ] Loan.

•
[Escrows.  The loan documents provide for certain escrows of [real estate taxes, insurance and tenant termination fees] to be funded during an event of default under the [          ] Loan.  [Description of Escrows].]

•	[Lock Box and Cash Management. The [ ] Loan requires a [ ], which is already in place. [Description of Lock Box and/or Cash Management Provision(s)].]

•	Property Management. The [ ] Property is currently managed by [ ]. [relationship to borrower], pursuant to a management agreement. [Description of Property Management Provision(s)].

•	[Release of Collateral. The borrower is permitted under the loan documents to obtain the release [of all or any part] of the [ ] Property. [Description of Release Provision(s)].]

•
Terrorism Insurance. The [        ] Loan documents require that the commercial property and business income insurance policies required to be maintained by borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to [        ].  [Description of Coverage Requirements].

ANNEX C

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

[Spreadsheet Including the Following Fields:]

Control Number
Footnotes
Loan Group
Loan Numbers
Mortgage Loan Seller
Property Name
Crossed with Other Loans (Crossed Group)
Affiliated with Other Loans (Related Group)
Address
City
State
Zip Code
General Property Type
Detailed Property Type
Year Built
Year Renovated
Units, Pads, Rooms, Square Foot
Unit Description
Loan per Unit ($)
Ownership Interest
Original Balance ($)
Cut-Off Date Balance ($)
Allocated Cut-Off Date Balance (Multi-property)
% of Initial Pool Balance
Balloon Balance
Gross Interest Rate (5)
Administrative Fee Rate (%)
Net Interest Rate (%)
Monthly Debt Service ($)
Annual debt Service ($)
Pari Passu Monthly Debt Service ($)
Pari Passu Annual Debt Service ($)
Amortization Type
Interest Accrual Method
Seasoning
Original Interest-Only Period (Mos.)
Remaining Interest-Only Period (Mos.)
Original Term to Maturity (Mos.)
Remaining Term to Maturity (Mos.)
Original Amortization Term (Mos.)
Remaining Amortization Term (Mos.)
Note Date
First Payment Date
Last IO Payment Date
First P&I Payment Date
Maturity Date
Payment Date
ARD (Yes/No)
Grace Period-Late Fee
Grace Period-Default
C-1

Prepayment Provision (1)
Third Most Recent NOI ($)
Third Most Recent NOI Date
Second Most Recent NOI ($)
Second Most Recent NOI Date
Most Recent NOI ($)
Most Recent NOI Date
Adjusted In-Place EGI ($)
Adjusted In-Place Expenses ($)
Adjusted In-Place Net Operating Income ($)
Adjusted In-Place Replacement /FF&E Reserve ($)
Adjusted In-Place TI/LC
Adjusted In-Place Net Cash Flow ($)
Adjusted In-Place NCF DSCR (x)
Appraisal Value ($)
Appraisal Date
Cut-Off Date LTV (%)
Balloon LTV (%)
Occupancy (%)
Occupancy Date
Largest Tenant
Largest Tenant Sq. Ft.
Largest Tenant Lease Expiration
Second Largest Tenant
Second Largest Tenant Sq. Ft.
Second Largest Tenant Lease Expiration
Third Largest Tenant
Third Largest Tenant Sq. Ft.
Third Largest Tenant Lease Expiration
Environmental Phase I Report Date
Environmental Phase II
Environmental Phase II Report Date
Engineering Report Date
Seismic Report Date
PML (%)
Earthquake Insurance Required
Upfront Actual Repair Reserve ($)
Upfront Actual Replacement Reserves ($)
Monthly Actual Replacement Reserves ($)
Upfront TI/LC ($)
Monthly TI/LC ($)
Monthly Tax Escrow ($)
Monthly Insurance Escrow ($)
Borrower Name
Loan Purpose
Lockbox
Cash Management
Ground Lease Y/N
Ground Lease Expiration Date
Annual Ground Lease Payment ($)
B Note Balance ($)
Mezzanine Debt Balance ($)
Terrorism Insurance Required
Earnout (Y/N)
Earnout Amount ($)
P&I After Earnout

C-2

ANNEX D

STRUCTURAL AND COLLATERAL TERM SHEET

[_____], 20[__]

Structural and Collateral Term Sheet

$[_____]

(Approximate)

CCRE Commercial Mortgage Securities Trust, Series

[_____]

As Issuing Entity

CCRE Commercial Mortgage Securities, L.P.

As Depositor

Commercial Mortgage Pass-Through Certificates

Series [_____]

Cantor Commercial Real Estate Lending, L.P.

[__________]

As Sponsors and Loan Sellers

Cantor Fitzgerald & Co.[_____]

[_____][_____]

TRANSACTION OVERVIEW

$[_____] (Approximate)
CCRE Commercial Mortgage Securities Trust, Series [_____]
Commercial Mortgage Pass-Through Certificates
Series 20[__]-[__]

Approximate Securities Structure
Offered Class	Initial Certificate Principal or Notional Amount(1)	Approximate Credit Support	Approximate Initial Pass-Through Rate(3)	Pass-Through Rate Description	[Anticipated Ratings [___](3)]	Weighted. Avg. Life (Yrs)(4)	Principal Window(4)
Class [A-1]	$[________]	[____]%(5)	[____]%	[_____]	[_____(sf)]	[____]	[____]
Class [A-2]	$[________]	[____]%(5)	[____]%	[_____]	[_____(sf)]	[____]	[____]
Class [A-3]	$[________]	[____]%(5)	[____]%	[_____]	[_____(sf)]	[____]	[____]
Class [X]	$[________](6)	N/A	[____]%	[_____](7)	[_____(sf)]	[____]	[____]
Class [B]	$[________]	[____]%	[____]%	[_____](8)	[_____(sf)]	[____]	[____]
Class [C]	$[________]	[____]%	[____]%	[_____](8)	[_____(sf)]	[____]	[____]
Class [D]	$[________]	[____]%	[____]%	[_____](8)	[_____(sf)]	[____]	[____]
Class [E]	$[________]	[____]%	[____]%	[_____](8)	[_____(sf)]	[____]	[____]

______________________
(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate as of the closing date.

(3)
[Ratings shown are those of [_____].  Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Ratings of the Certificates” and “Ratings” in the prospectus supplement.  The rating agencies have informed us that the “(sf)” designation in the ratings represents an identifier of structured finance product ratings and was implemented by the rating agencies for ratings of structured finance products as of August 2010.  For additional information about this identifier, prospective investors may register and log onto [insert rating agency website addresses].

(4)	Assuming no prepayments and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the prospectus supplement.

(5)	The credit support percentages set forth for the Class [A-1], Class [A-2] and Class [A-3] certificates are represented in the aggregate.

(6)
The Class [X] certificates will not have a principal amount and will not be entitled to receive distributions of principal.  Interest will accrue on the Class [X] certificates at its pass through rate based upon its notional amount.  The notional amount of the Class [X] certificates will initially be $[_____], which will be equal to the aggregate initial principal amounts of the Class [A-1], Class [A-2], Class [A-3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] certificates.

(7)
The pass through rate on the Class [X] certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months), over (ii) the weighted average of the pass through rates of the Class [A-1], Class [A-2], Class [A-3], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] certificates as described in this prospectus supplement.

(8)
For any distribution date, the pass through rates on the Class [B], Class [C], Class [D] and Class [E] certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

MORTGAGE POOL CHARACTERISTICS(1)

Mortgage Pool Characteristics

Initial Cut-off Date Pool Balance(1)	$[_____]
Number of Mortgage Loans	[__]
Number of Mortgaged Properties	[__]
Average Cut-off Date Mortgage Loan Balance	$[_____]
Weighted Average Mortgage Loan Rate(2)	[__]%
Range of Mortgage Loan Rates(2)	[__] - [__]%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	[__]%
Weighted Average Cut-off Date Remaining Term to Maturity (months)(2)	[__]
Weighted Average Cut-off Date DSCR(2)(4)	[__]
Weighted Average Maturity Date LTV Ratio	[__]%
Full-Term Amortizing Balloon Mortgage Loans	[__]x
Interest-Only Balloon Mortgage Loans	[__]%
Partial Interest-Only Balloon Mortgage Loans	[__]%
% of Mortgage Loans with Additional Debt	[__]%
% of Mortgage Loans with Single Tenants(1)	[__]%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Companion loans are not included for purposes of calculating the loan-to-value ratio, DSCR, mortgage loan rate, amortization term or maturity of the mortgage loan unless otherwise indicated.

(3)
“Cut-off Date Loan to Value Ratio” means, with respect to any mortgage loan, the ratio, expressed as a percentage of (1) the principal balance of such mortgage loan as of the cut off date, divided by (2) the appraised value of the mortgaged property or mortgaged properties securing such mortgage loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction).

(4)
“Cut-off Date DSCR” for any mortgage loan is equal to the adjusted in place net cash flow from the related mortgaged property or mortgaged properties divided by the annual debt service for such mortgage loan, as adjusted by using the first 12 amortizing payments due instead of the actual interest only payment, in the case of mortgage loans in a partial interest only period, for required amortization during the amortization period.

(5)	Excludes mortgage loans that are secured by multiple single-tenant properties where there is more than one unaffiliated tenant.

KEY FEATURES OF THE CERTIFICATES
Co-Managers:	Cantor Fitzgerald & Co. [_____] [_____] [_____]
Depositor:	CCRE Commercial Mortgage Securities, L.P.
Principal Amount:	$[_____]
Trustee:	[_____]
Master Servicer:	[_____]
Special Servicer:	[_____]
Operating Advisor:	[_____]
Pricing Date:	[_____]
Closing Date:	[_____]
Cut-off Date:	For each mortgage loan, the related due date in [_____]
Determination Date:	The [__] day of each month or next business day
Distribution Date:	The [__] business day after the Determination Date, commencing in [____]
Interest Accrual:	Preceding calendar month
ERISA Eligible:	Classes [A-1], [A-2], [A-3], [X], [B], [C] [D] and [E]
SMMEA Eligible:	No
Payment Structure:	[Sequential Pay]
Day Count:	[30/360]
Tax Structure:	REMIC
Expected Final Distribution Date:	[_______]
[Rated Final Distribution Date:]	[______]
Cleanup Call:	1.0%
Minimum Denominations:	Classes [A-1], [A-2], [A-3], [B], [C], [D], [E], [F], [G] and [H] are $100,000; $1 thereafter. Class [X] is $[_____]; $1 thereafter. Class R is 10%; 1% thereafter
Delivery:	Book-entry through DTC (except Class R)
Bond Information:	Cash flows are expected to be modeled by [TREPP] and [INTEX] and are expected to be available on [BLOOMBERG]

TRANSACTION HIGHLIGHTS

■	$[_____] (Approximate) New-Issue Multi-Borrower CMBS:

–
Overview: The mortgage pool consists of [__] fixed-rate commercial mortgage loans that have an aggregate Cut-off Date balance of $[_____] (the “Initial Pool Balance”), an average mortgage loan Cut-off Date balance of $[_____] and are secured by [___] mortgaged properties located throughout [__] states [and Puerto Rico]

–	LTV: [___]% weighted average Cut-off Date LTV Ratio based on Appraised Values

–	DSCR: [___]x weighted average debt service coverage ratio, based on Adjusted In-Place Net Cash Flow

–
Debt Yield on Adjusted In-Place NOI:  [___]% to Class [A-1], [A-2] and [A-3]; [___]% to Class [E]; and [___]% to Class [H]; calculated, with respect to each class of certificates, as (x) Adjusted In-Place Net Operating Income of $[_____], divided by (y) the aggregate certificate balance of such class of certificates and all classes of certificates senior to such class of certificates

–	Credit Support: [___]% credit support to Class [A-1], [A-2] and [A-3]; and [___]% credit support to Class [E]

■	Loan Structural Features:

–	Amortization: [___]% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	[___]% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	[___]% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest-only period with a balloon payment due at maturity

–	Hard Lockboxes: [___]% of the mortgage loans by Initial Pool Balance have hard lockboxes in place

–	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: [__] mortgage loans representing [___]% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): [__] mortgage loans representing [___]% of Initial Pool Balance

–	Tenant Improvement / Leasing Commissions: [__] mortgage loans representing [___]% of the allocated Initial Pool Balance of office, retail and industrial properties only

–	Defeasance: [___]% of the mortgage loans by Initial Pool Balance permit defeasance only prior to the respective open period

■	Multiple-Asset Types > 5.0% of the Total Pool:

–
Retail:  [___]% of the mortgaged properties by allocated Initial Pool Balance are retail properties ([___]% are single-tenant properties, [___]% are retail power centers and big box stores, [___]% are anchored retail properties and [___]% are unanchored retail properties)

–	Office: [___]% of the mortgaged properties by allocated Initial Pool Balance are office properties

–	Hotel: [___]% of the mortgaged properties by allocated Initial Pool Balance are hotel properties

–	Mixed Use: [___]% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

■
Geographic Diversity: The [___] mortgaged properties are located throughout [__] states [and Puerto Rico], with only [___] states having greater than 10.0% of the allocated Initial Pool Balance: [_____] ([___]%),[_____] ([___]%) and [_____] ([___]%)

COLLATERAL OVERVIEW

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Principal Balance ($)	% of Initial Pool Balance	Property Type	Property Size SF / Rooms	Mortgage Loan Balance Per SF / Room	DSCR	Adjusted In-Place NOI Debt Yield	Cut-off Date LTV Ratio (%)
[_______]	$[_____]	[___]%	[_____]	[____]	$[___]	[___]x	[___]%	[___]%
[_______]	[_____]	[___]	[_____]	[____]	$[___]	[___]x	[___]%	[___]%
[_______]	[_____]	[___]	[_____]	[____]	$[___]	[___]x	[___]%	[___]%
[_______]	[_____]	[___]	[_____]	[____]	$[___]	[___]x	[___]%	[___]%
[_______]	[_____]	[___]	[_____]	[____]	$[___]	[___]x	[___]%	[___]%
[_______]	[_____]	[___]	[_____]	[____]	$[___]	[___]x	[___]%	[___]%
[_______]	[_____]	[___]	[_____]	[____]	$[___]	[___]x	[___]%	[___]%
[_______]	[_____]	[___]	[_____]	[____]	$[___]	[___]x	[___]%	[___]%
[_______]	[_____]	[___]	[_____]	[____]	$[___]	[___]x	[___]%	[___]%
[_______]	[_____]	[___]	[_____]	[____]	$[___]	[___]x	[___]%	[___]%
Top 10 Total / Wtd. Avg.	$[_____]	[___]%				[___]x	[___]%	[___]%
Remaining Total / Wtd. Avg.	[_____]	[___]				[___]x	[___]%	[___]%
Total / Wtd. Avg.	$[_____]	[___]%				[___]x	[___]%	[___]%

Property Types

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance ($)	% of Initial Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut- off Date LTV Ratio (%)
[Retail]	[__]	$[____]	[___]%	[___]x	[___]%
[Office]	[__]	[____]	[___]	[___]x	[___]%
[Hotel]	[__]	[____]	[___]	[___]x	[___]%
[Mixed Use]	[__]	[____]	[___]	[___]x	[___]%
[Multifamily]	[__]	[____]	[___]	[___]x	[___]%
[Industrial]	[__]	[____]	[___]	[___]x	[___]%
[Ground Leased Land]	[__]	[____]	[___]	[___]x	[___]%
[Mobile Home Park]	[__]	[____]	[___]	[___]x	[___]%
[Self Storage]	[__]	[____]	[___]	[___]x	[___]%
Total / Wtd. Avg.	[__]	$[_____]	[___]%	[___]x	[___]%

Mortgage Loans with Additional Secured and Mezzanine Financing

Mortgage Loan Name	Mortgage Loan Cut-off Date Principal Balance	Companion Interest Cut-off Date Balance	Initial Principal Amount of Mezzanine Debt	Cut-off Date Split-Loan Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR
[_______]	$[_____]	$[____]	$[_____]	$[_____]	[____]%	[____]%	[____]%	[___x	[___x
[_______]	$[_____]	$[____]	$[_____]	$[_____]	[____]%	[____]%	[____]%	[___x	[___x
[_______]	$[_____]	$[____]	$[_____]	$[_____]	[____]%	[____]%	[____]%	[___x	[___x

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Allocated Loan Amount	% of Initial Pool Balance	Aggregate Appraised Value	% of Total Appraised Value	Adjusted In-Place NOI	% of Total Adjusted In-Place NOI
[_______]	[__]	$[_______]	[___]%	$[_______]	[___]%	$[_______]	[___]%
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
[_______]	[__]	[_______]	[___]	[_______]	[___]	[_______]	[___]
Total	[__]	$[_______]	[___]%	$[_______]	[___]%	$[_______]	[___]%

[INSERT MAP SHOWING POOL BALANCE CONCENTRATIONS]

Distribution of Cut-off Date Principal Balance

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[_____] - [_____]	[__]	$[_______]	[__]%
[_____] - [_____]	[__]	[_______]	[__]
[_____] - [_____]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

Distribution of DSCR(1)

Range of DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[_____] – [_____]	[__]	$[_______]	[__]%
[_____] – [_____]	[__]	[_______]	[__]
[_____] – [_____]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

________________
(1)	See footnote (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Type(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
Amortizing (30 Years)	[__]	$[_______]	[__]%
Amortizing (25 Years)	[__]	[_______]	[__]
Amortizing (20 Years)	[__]	[_______]	[__]
Amortizing (27.5 Years)	[__]	[_______]	[__]
Amortizing (26 Years)	[__]	[_______]	[__]
Interest Only, Then Amortizing(2)	[__]	[_______]	[__]
Interest Only	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

______________________
(1)	All of the mortgage loans will have balloon payments at maturity.

(2)	Interest-Only periods ranging from 24 to 60 months.

Distribution of Lockboxes

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
Hard	[__]	$[_______]	[__]%
Springing	[__]	[_______]	[__]
Soft	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

Distribution of LTV Ratios at Cut-off Date(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[_____] – [_____]	[__]	$[_______]	[__]%
[_____] – [_____]	[__]	[_______]	[__]
[_____] – [_____]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

___________________
(1)	See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of LTV Ratios at Maturity Date (1)
Range of Maturity Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[_____] – [_____]	[__]	$[_______]	[__]%
[_____] – [_____]	[__]	[_______]	[__]
[_____] – [_____]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

___________________
(1)	Maturity Date LTV Ratio is calculated on the basis of the “as stabilized” appraised value for [__] of the mortgage loans.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[Refinance]	[__]	$[_______]	[__]%
[Acquisition]	[__]	[_______]	[__]
[Acquisition and Refinance]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

Distribution of Mortgage Interest Rate
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[_____] – [_____]	[__]	$[_______]	[__]%
[_____] – [_____]	[__]	[_______]	[__]
[_____] – [_____]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

Distribution of Debt Yield on Adjusted In-Place NOI (1)
Range of NOI Debt Yields (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[____] - [____]	[__]	$[_______]	[__]%
[____] - [____]	[__]	[_______]	[__]
[____] - [____]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

___________________
(1)	See Debt Yield on Adjusted In-Place NOI in “Certain Definitions” below.

Distribution of Debt Yield on Adjusted In-Place NCF (1)
Range of NCF Debt Yields (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[____] - [____]	[__]	$[_______]	[__]%
[____] - [____]	[__]	[_______]	[__]
[____] - [____]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

___________________
(1)	See the definition of Debt Yield on Adjusted In-Place NCF in “Certain Definitions” below.

Mortgage Loans with Original Partial Interest-Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[__]	[__]	$[_______]	[__]%
[__]	[__]	$[_______]	[__]%
[__]	[__]	$[_______]	[__]%

Distribution of Original Terms to Maturity
Original Term to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[__]	[__]	$[_______]	[__]%
[__]	[__]	[_______]	[__]
[__]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

Distribution of Remaining Terms to Maturity
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[___] – [___]	[__]	$[_______]	[__]%
[___] – [___]	[__]	[_______]	[__]
[___] – [___]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

Distribution of Original Amortization Terms(1)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
Interest Only	[__]	$[_______]	[__]%
[____] – [____]	[__]	[_______]	[__]
[____] – [____]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

___________________
(1)	[All] of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
Interest Only	[__]	$[_______]	[___]%
[____] – [____]	[__]	[_______]	[___]
[____] – [____]	[__]	[_______]	[___]
[____] – [____]	[__]	[_______]	[___]
Total	[__]	$[_______]	[___]%

___________________
(1)	[All] of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
Defeasance	[__]	$[_______]	[__]%
[____]	[__]	[_______]	[__]
[____]	[__]	[_______]	[__]
Total	[__]	$[_______]	[__]%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Total Cut-off Date Balance
[Real Estate Tax]	[__]	$[______]	[__]%
[Insurance]	[__]	$[______]	[__]%
[Replacement Reserves](1)	[__]	$[______]	[__]%
[TI/LC] (2)	[__]	$[______]	[__]%

___________________
(1)	Includes mortgage loans with FF&E reserves.

(2)	Percentage of total office, retail, mixed use and industrial properties only.

STRUCTURAL OVERVIEW

Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

(1)
Class [A-1], [A-2], [A-3] and [X] certificates: To interest on the Class [A-1], Class [A-2], Class [A-3] and Class [X] certificates, pro rata, in each case in accordance with their respective interest entitlements.

(2)
Class [A-1], [A-2] and [A-3] certificates: (i) to principal on the Class [A-1] certificates until their certificate principal amount is reduced to zero, all funds allocable to principal attributable to all mortgage loans and then (ii) to principal on the Class [A-2] certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class [A-1] in clause (i) above and then (iii) to principal on the Class [A-3] certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class [A-2] in clause (ii) above.  If the certificate principal amounts of each and every class of certificates other than the Class [A-1], [A-2] and Class [A-3] certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class [A-1], [A-2] and Class [A-3] certificates, pro rata, based on their respective certificate principal amounts.

(3)
Class [A-1], [A-2] and [A-3] certificates: To reimburse Class [A-1], [A-2] and [A-3] certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

(4)
Class [B] certificates:  (a) first, to interest on Class [B] certificates in the amount of their interest entitlement; (b) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class [A-1], [A-2] and [A-3] certificates), to principal on Class [B] certificates until their certificate principal amount is reduced to zero; and (c) next, to reimburse Class [B] certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at their respective pass-through rate.

(5)
After Class [A-1], [A-2], [A-3], and [B] certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal to the Class [C], [D] and [E] certificates sequentially in that order in a manner analogous to the Class [B] certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class [A-1], [A-2], [A-3], [B], [C], [D] and [E] certificates (the “Sequential Pay Certificates”) will be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class [H] certificates; second, to the Class [G] certificates; third, to the Class [F] certificates; fourth, to the Class [E] certificates; fifth, to the Class [D] certificates; sixth, to the Class [C] certificates; seventh, to the Class [B] certificates; and, finally pro rata, to the Class [A-1], [A-2] and [A-3]

certificates, based on their then current respective certificate principal amounts. The notional amount of the Class [X] certificates will be reduced to reflect reductions in the certificate principal amounts of the Class [A-1], [A-2], [A-3], [B], [C], [D], [E], [F], [G] and [H] certificates resulting from allocations of losses realized on the mortgage loans.

[Prepayment Premiums and Yield Maintenance Charges]

On each Distribution Date, yield maintenance charges collected on the mortgage loans during the one month period ending on the related Determination Date are required to be distributed to certificateholders as follows: (1) to the Class [A-1], [A-2], [A-3], [B], [C], [D], [E] and [X] certificates (collectively, the “YM Group”), based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in the YM Group on such Distribution Date, and (2) as among the classes of certificates in the YM Group, in the following manner:  (A) the holders of each Class of Sequential Pay Certificates in the YM Group will be entitled to receive on each Distribution Date an amount of yield maintenance charges in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in the YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of certificates, and (z) the aggregate amount of such yield maintenance charges collected during the one-month period ending on the related Determination Date and allocated to the YM Group, and (B) any yield maintenance charges allocated to the YM Group collected during the one-month period ending on the related Determination Date and remaining after such distributions will be distributed to the Class [X] certificates. If there is more than one class of Sequential Pay Certificates in the YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class [F], [G], [H], or R certificates.  Instead, after the certificate principal amounts or notional amount, as applicable, of the Class [A-1], [A-2], [A-3], [X], [B], [C], [D] and [E] certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to mortgage loans will be distributed to holders of the Class [X] certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex C to the prospectus supplement.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus supplement. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any Class of Class [A-1], [A-2], [A-3], [B], [C], [D] and [E] certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage asset and, in the case of P&I advances, subject to any appraisal reductions that may occur.

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or Split-Loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the prospectus supplement) plus other amounts overdue or advanced in connection with such mortgage loan or Split-Loan, as applicable, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan or Split-Loan, as applicable.  As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates (exclusive of the Class R certificates) in reverse alphabetical order of the classes (except that interest payments on the Class [X], [A-1], [A-2] and [A-3] certificates would be affected on a pari passu basis).  With respect to each mortgage loan that is part of a split-loan structure, the appraisal reduction amount will be allocated to the related Companion Loan prior to being allocated to the related mortgage loan.

A mortgage loan or Split-Loan, as applicable, will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan or Split-Loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reductions the Controlling Class Representative or Split-Loan Directing Holder, as applicable, has a right to request a new appraisal as described in the prospectus supplement.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than [_] months for purposes of determining appraisal reductions, market value, and other calculations as described in the prospectus supplement.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the prospectus supplement.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amounts, as applicable, of the Class [A-1], [A-2], [A-3], [X], [B], [C], [D] and [E] certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative

The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class [F], [G] and [H] certificates that has an aggregate certificate amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate amount of that class of certificates as reduced by principal payments.  No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that the initial Controlling Class Representative will be [_________].

Control/ Consultation Rights:

During a Subordinate Control Period, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking certain actions that would constitute major decisions with respect to a loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the servicer and the special servicer plan on taking with respect to a mortgage loan subject to the servicing standard and other restrictions as described in the prospectus supplement. A “Subordinate Control Period” will exist when the Class [F] certificates have an outstanding certificate principal amount, net of any appraisal reduction amounts notionally allocated in reduction of the principal amount of that class, that is not less than 25% of its initial principal amount.

During the Collective Consultation Period, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.  In addition, during a Collective Consultation Period, the Operating Advisor will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.  A “Collective Consultation Period” will exist when the Class [F] certificates have an outstanding certificate principal amount that (x) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal amount, but (y) without regard to any appraisal reduction amounts allocable to that class, is still 2 5% or more of its initial principal amount.

During a Senior Consultation Period, the Operating Advisor will have consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters and no Controlling Class Representative will be recognized or have any right to approve or be consulted with respect to any matter.  A “Senior Consultation Period” will exist when the Class [F] certificates have an outstanding certificate principal amount, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal amount.

With respect to a Split-Loan, neither the Operating Advisor nor the Controlling Class Representative will have any of the foregoing rights while a Companion Loan Control Period is in effect with respect to such Split-Loan.

[Split-Loans]
[[_____] of the mortgage loans are the senior notes in a split-loan structure for which the same mortgage instrument also secures a B note that will not be included in the issuing entity. The B note is subordinate in right of payment to the related mortgage loan to the extent described under “Description of the Mortgage Pool—The Split-Loans” in the prospectus supplement.  Each subordinate note is referred to as a “Companion Loan” and the Companion Loan, together with the related mortgage loan, as a “Split-Loan.”3

During a Companion Loan Control Period with respect to each Split-Loan, the holder of the related Companion Loan (the “Split-Loan Directing Holder”) will have certain rights pursuant to the related intercreditor agreement, including the right to approve or direct material servicing decisions, the right to replace the special servicer for the related Split-Loan, the right to cure defaults affecting the related mortgage loan and the right to purchase the related mortgage loan following a material default.

With respect to any split-loan, a “Companion Loan Control Period” will exist when (a)(i) the original principal balance of the related companion loan, net of (x) any payments of principal received on such companion loan, (y) any appraisal reductions allocated to such companion loan and (z) any realized losses allocated to such companion loan, is not less than (ii) 25% of its original principal balance, net of any payments of principal received on such companion loan; and (b) the related companion loan holder is not the related borrower or an affiliate of the related borrower.]

Termination of Special Servicer

During a Subordinate Control Period, the special servicer may be replaced at any time by the Controlling Class Representative. During a Collective Consultation Period or Senior Consultation Period, the special servicer will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights (after reduction for principal received and realized losses) would have the right to request a vote of certificateholders to replace the special servicer. The trustee would present the proposal to all certificateholders and replacement would be conditioned on receipt within 180 days thereafter of holders of either (i) 75% of the voting rights (after reduction for principal received and realized losses) of the certificates, or (ii) more than 50% of the voting rights of each class of certificates other than the Class [X] and Class R (but only classes of certificates that have, in each case, an outstanding certificate principal balance, as further reduced by realized losses and appraisal reduction, equal to or greater than 25% of their initial certificate balance, reduced by payments of principal). Any such request must be accompanied by a No Downgrade Confirmation and the holders initiating such vote will be responsible for the fees and expenses of the trust in connection with the replacement.

In the case of the mortgage loan with a Companion Loan, however, during a Companion Loan Control Period only the Split-Loan Directing Holder may terminate the special servicer, without cause.

Servicing Standard
In all circumstances, the special servicer is obligated to act in the best interests of the certificateholders and, in the case of a Split-Loan, the holder of the related Companion Loan (as a collective whole as if such certificateholders and, if applicable, such holder of the Companion Loan constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

for principal and interest payments on the mortgage loan or sale of the defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Operating Advisor
During a Subordinate Control Period, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the certificate administrator’s website but will not have any approval or consultation rights.

During a Collective Consultation Period or a Senior Consultation Period, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

During a Collective Consultation Period or a Senior Consultation Period, the Operating Advisor will be entitled to consult with the special servicer with respect to all major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender, but not consult with respect to major decisions with respect to the [Split Loan] until the Companion Interest is no longer the [Split Loan Directing Holder].

The operating advisor will be subject to termination if at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The initial operating advisor will be [_______].

Deal Website	The trustee will maintain a deal website including, but not limited to:

	•	all special notices delivered

	•	summaries of asset status reports

	•	all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

	•	an “Investor Q&A Forum” and

	•	a voluntary investor registry.

Sale of Defaulted Loans	There will be no “fair market value option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

CERTAIN DEFINITIONS

“Adjusted In-Place Expenses” with respect to any mortgage loan or mortgaged property, means an estimate of operating expenses, as determined by the related sponsor and generally derived from historical expenses at the mortgaged property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.

“Adjusted In-Place Net Cash Flow”, “NCF” or “Adjusted In-Place NCF” with respect to any mortgage loan or mortgaged property, means cash flow available for debt service, resulting from the Adjusted In-Place NOI decreased by an amount that the related sponsor has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Adjusted In-Place NCF does not reflect debt service or non-cash items such as depreciation or amortization.

“Adjusted In-Place Net Operating Income”, “NOI” or “Adjusted In-Place NOI” with respect to any mortgage loan or mortgaged property, means Adjusted In-Place Revenues less Adjusted In-Place Expenses as both are determined by the related sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or split-loan), adjusted for specific property, tenant and market considerations.

“Adjusted In-Place Revenues” with respect to any mortgage loan or mortgaged property, means an estimate of operating revenues, as determined by the related sponsor and generally derived from the rental revenue based on leases in place (including leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent steps generally 6 months past the Cut-off Date), and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related sponsor; plus any additional recurring revenue fees.  In some cases the related sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.

“Appraised Value” means, for each mortgaged property, the most current “as-is” appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than [__] months prior to the origination date (or purchase date, as applicable) of the related mortgage loan.

“Debt Yield on Adjusted In-Place Net Operating Income” or “Debt Yield on Adjusted In-Place NOI” means, with respect to any mortgage loan, the related Adjusted In-Place NOI divided by the Cut-off Date Balance of that mortgage loan.

“Debt Yield on Adjusted In-Place Net Cash Flow” or “Debt Yield on Adjusted In-Place NCF” means, with respect to any mortgage loan, the related Adjusted In-Place NCF divided by the Cut-off Date Balance of that mortgage loan

“Hard Lockbox” means, that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the hard lockbox account even though cash or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“No Downgrade Confirmation” means a written confirmation from each rating agency then in business that was engaged by or on behalf of the Depositor to initially rate the certificates that each credit rating of each class of certificates, as applicable, to which it has assigned a rating immediately prior to the occurrence of the event with respect to which the No Downgrade Confirmation is sought, will not be qualified, downgraded or withdrawn as a result of the occurrence of the event, which confirmation may be waived, granted or withheld in that rating agency’s sole and absolute discretion.  If a rating agency provides a written waiver or other written acknowledgment indicating its decision not to review the matter for which such confirmation is sought, a No Downgrade Confirmation will not be required from that rating agency.  If a rating agency has not replied to a request for a No

Downgrade Confirmation within 5 days of a follow-up request, the applicable No Downgrade Confirmation requirement will be deemed to have been waived.

“Non-Reduced Certificates” means each class of certificates (other than Class [X] and Class R), that has a certificate principal amount as may be reduced by principal payments and by appraisal reductions and realized losses allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates as reduced by principal payments.

“SF”:  Square feet.

ANNEX E

SPONSOR REPRESENTATIONS AND WARRANTIES

 Each Sponsor represents and warrants in the related Mortgage Loan Purchase Agreement that, as to the Mortgage Loans described therein, as of the Closing Date or other date set forth in this Annex E, and subject to the exceptions set forth in Exhibit C to the related Mortgage Loan Purchase Agreement:

1. Mortgage Loan Schedule.  The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is true, complete (in accordance with the requirements of the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of the Mortgage Loan Purchase Agreement.

2. Ownership of Mortgage Loan.  Immediately prior to the transfer of the Mortgage Loans to the Depositor, the Sponsor had good and marketable title to, and was the sole owner of, each Mortgage Loan.  The Sponsor has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Depositor free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances. Upon consummation of transactions contemplated by the Mortgage Loan Purchase Agreement, the Sponsor will have validly and effectively conveyed to the Depositor all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance.  The sale of the Mortgage Loans to the Depositor or its designee does not require the Sponsor to obtain any governmental or regulatory approval or consent that has not been obtained.

3. Payment Record.  As of the Closing Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment without giving effect to any applicable grace period.  The Mortgage Loan has not been 60 days or more past due in respect of any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination.

4. Lien; Valid Assignment.  The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions, or a “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer), none of which  (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which  (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Sponsor did not require to be subordinated to the lien of such Mortgage and which do not  (individually or in the aggregate) materially interfere with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (f) condominium declarations of record and identified in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer) and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (g) being herein referred to as the “Permitted Encumbrances”).  Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments and UCC Financing Statements, establishes and creates a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable security interest in favor of the holder thereof in all items of personal property owned by the related Mortgagor which are material to the conduct in the ordinary course of the Mortgagor’s business on the related Mortgaged Property.  The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Sponsor).  Such assignment of Mortgage (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

5. Assignment of Leases and Rents.  There exists, to be included in the related Mortgage File as otherwise contemplated by the Mortgage Loan Purchase Agreement, an Assignment of Leases, either as a separate instrument or as part of the Mortgage, related to and delivered in connection with each Mortgage Loan that establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of or first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Mortgagor described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Sponsor).  Such assignment of Assignment of Leases (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee.  The Assignment of Leases (whether as a separate instrument or as part of the Mortgage), subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

6. Mortgage Status; Waivers and Modifications.  In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Depositor or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Mortgagor has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

7. Condition of Property; Condemnation.  In the case of each Mortgage Loan, except as set forth in an engineering report prepared by a third party engineering consultant and included in the Servicing File and which has been delivered to the Master Servicer, the related Mortgaged Property is, to the Sponsor’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where: (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance; or (2) such repairs and maintenance have been completed; or (3) such repairs and maintenance are required to be completed and the amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance does not exceed $10,000).  None of the engineering reports referred to in the first sentence of this Paragraph 7 was prepared more than 18 months prior to the Closing Date.  As of the date hereof, the Sponsor has no knowledge of any proceeding pending or written notice of any proceeding threatened for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan.  To the Sponsor’s knowledge (based solely on surveys (if any) and/or the lender’s title policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the improvements on the related Mortgaged Property considered material in determining the appraised value of the Mortgaged Property at origination lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current principal use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged

Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below.

8. Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction (the “Title Policy”) (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment binding on the title insurer) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to any Permitted Encumbrances.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Sponsor’s knowledge, no material claims have been made thereunder and no claims have been paid thereunder.  Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Note to the Depositor and recording of the related Assignment of Mortgage in favor of Depositor in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer.  Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), the following: (a) access to a public road; and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

9. No Holdback.  The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

10. Mortgage Provisions.  The Loan Documents for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

11. Trustee under Deed of Trust.  If the Mortgage for any Mortgage Loan is a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law.

12. Environmental Conditions.  Except in the case of the Mortgage Loans identified on Exhibit C to the Mortgage Loan Purchase Agreement as a “Property Condition or Engineering Report Loan,” where the environmental assessment with respect to lead based paint, asbestos containing materials and radon gas was included in the property condition or engineering report, with respect to each Mortgaged Property (a) an environmental site assessment or an environmental site assessment update (each, an “Environmental Assessment”) was performed by an independent third party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such Environmental Assessment or, in the case of a “Property Condition or Engineering Report Loan,” the applicable property condition or engineering report, if any (each, an “Environmental Report”), is dated no earlier than twelve (12) months prior to the Closing Date and has been delivered to the Depositor, and (c) either (i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property and the same has not been subsequently remediated in all material respects, then one or more of the following are true:  (A) a party or parties not related to the related Mortgagor was identified as a responsible party for such condition or circumstance, (B) the related Mortgagor was required to provide additional security in an amount reasonably estimated by the Sponsor  to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Loan Documents, maintain an operations and maintenance plan, (C) the related

Mortgagor provided a “no further action” letter or other evidence acceptable to the Sponsor in its reasonable business judgment, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than $10,000, (F) there exists an escrow of funds reasonably estimated by the Sponsor to be sufficient for purposes of effecting such remediation, (G) the related Mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or recommended by the environmental site assessment, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Mortgagor and/or the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Sponsor’s sole discretion, an appropriate net worth, or the financial ability to pay or perform all of its  obligations under such guaranty or indemnity, in light of such material violation of applicable environmental laws with respect to such known circumstances or conditions relating to the related Mortgaged Property.  To the Sponsor’s knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Mortgagor questionnaire delivered to Sponsor in connection with the issuance of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws.

13. Loan Document Status.  Each Note, Mortgage and other agreement executed by or on behalf of the related Mortgagor with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby.  Except as set forth in the immediately preceding sentence, there was no valid offset, defense, counter claim or right of rescission available to the related Mortgagor with respect to any of the related Notes, Mortgages or other loan documents, including, without limitation, any such valid offset, defense, counter claim or right based on intentional fraud by Sponsor in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other loan documents.

14. Insurance.  All improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.  Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which, in the reasonable judgment of the Sponsor, will cover no less than twelve (12) months of rental income).  All such hazard insurance policies described above contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee as an additional insured in the case of liability insurance policies or as a loss payee in the case of property insurance policies, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.  Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender’s option, will) be applied either to the repair or restoration of the related Mortgaged

Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Mortgagor to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Mortgagor holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below).  Each Mortgage requires that the Mortgagor or a tenant of the Mortgagor maintain insurance as described above or permits the mortgagee to require insurance or self-insurance as described above, and permits the mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so or provides that the mortgagee has the general right to cure defaults of the Mortgagor.  Each Mortgaged Property is also covered by comprehensive general liability insurance in an amount at least equal to $1 million. If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain flood insurance in respect thereof to the extent such flood insurance is available. If the Mortgaged Property (other than a manufactured housing property) is located in “seismic zones” 3 or 4, a seismic assessment by an independent third party provider was conducted and if the seismic assessment (based on a 450-year lookback with a 10% probability of exceedance in a 50-year period) revealed a probable maximum loss equal to 20% or higher, such Mortgaged Property is insured by earthquake insurance.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.

15. Taxes and Assessments.  To the Sponsor’s knowledge, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage, or if there are such delinquent charges or taxes, or if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge.  For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

16. Mortgagor Bankruptcy.  To the Sponsor’s knowledge, no Mortgagor under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

17. Local Law Compliance.  To the Sponsor’s knowledge, based upon any of a letter from governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Mortgagor at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan; or (ii) the principal use of the Mortgaged Property as of the date of the origination of such Mortgage Loan).  With respect to each Mortgage Loan with an initial principal balance of $10,000,000 or more, if the related Mortgaged Property does not so comply with applicable zoning laws and ordinances, to the extent the Sponsor is aware of such non-compliance, it has required the related Mortgagor to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders.

18. Leasehold Estate Only.  If any Mortgage Loan is secured by the interest of a Mortgagor as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a “Ground Lease”), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the “Fee Interest”), then:

(a)
Such Ground Lease or a memorandum thereof has been submitted for recording; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

(b)
The related lessee’s leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

(c)
The Mortgagor’s interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Depositor upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld; provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid).  If required by such Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease;

(d)
The related ground lessor has agreed to provide the holder of the Mortgage Loan notice and the holder of such Mortgage Loan is permitted a reasonable time to cure any default or breach by the lessee thereunder, including such time as is necessary to gain possession of the Mortgaged Property, by foreclosure or otherwise, if possession is necessary to effect such cure, before the lessor thereunder may terminate such Ground Lease;

(e)
In connection with the origination of such Mortgage Loan, the related ground lessor provided an estoppel to the originator confirming that the related Mortgagor was not then in default under such Ground Lease; such Ground Lease provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to the mortgagee; the Sponsor has not received any written notice of default under or termination of such Ground Lease; to the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease; and, to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(f)
Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years if such Mortgage Loan fully or substantially amortizes by the stated maturity;

(g)
Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Mortgagor, unless the mortgagee under such Mortgage Loan fails to cure a curable default of the lessee under such Ground Lease following notice thereof from the lessor;

(h)
Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

(i)
Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender on a similar mortgaged property in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

(j)
Such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mortgagee without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns, provided that such mortgagee has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.

19. Qualified Mortgage.  Such Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations Section 1.860G-2(a) (but without regard to the rule in Treasury

Regulations Sections 1.860G-2(f)(2) or 1.860G-2(a)(3)) and, accordingly, each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856 3(c) and 1.856 3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property that secures such Mortgage Loan was at least equal to (a) 80% of the principal balance of the Mortgage Loan as of the Testing Date or (b) 80% of the unpaid principal balance of the Mortgage Loan as of the Closing Date.  For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001 3(b), and (b) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable.  However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.  Each yield maintenance payment and prepayment premium payable under the Mortgage Loans is a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G 1(b)(2).  As of the Closing Date, the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute “foreclosure property” within the meaning of Section 860G(a)(8) of the Code..

20. Advancement of Funds.  In the case of each Mortgage Loan, neither the Sponsor nor, to the Sponsor’s knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under a related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Note.

21. No Equity Interest, Equity Participation or Contingent Interest.  No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Mortgagor, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest.

22. Legal Proceedings.  To the Sponsor’s knowledge, there are no pending actions, suits, governmental investigations or proceedings by or before any court or governmental authority against or affecting the Mortgagor under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property, the principal benefit of the security intended to be provided by the Loan Documents, the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or the current principal use of the Mortgaged Property.

23. Other Mortgage Liens.  None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or other underwriting criteria specified therein.  To the Sponsor’s knowledge, except for cases involving cross-collateralized Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage.  Each of the related Loan Documents requires the Mortgagor to pay all reasonable costs and expenses related to obtaining consent to an encumbrance.

24. No Mechanics’ Liens.  As of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and, to the Sponsor’s knowledge, no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

25. Compliance.  Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

26. Licenses and Permits.  To the Sponsor’s knowledge, as of the date of origination of each Mortgage Loan, and based on any of:  (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related Mortgagor at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located customarily performs in the origination of comparable mortgage loans, the Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued, and, as of the Cut-off Date, the Sponsor has no written notice that the related Mortgagor was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued.

27. Cross-Collateralization.  No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

28. Releases of Mortgaged Properties.  No Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are cross-collateralized Mortgage Loans and the other individual Mortgage Loans secured by multiple parcels may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price and, if so provided in the related Loan Documents, prepayment consideration in connection therewith or (iii) the substitution of real property collateral; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Sponsor did not give any material value in underwriting the Mortgage Loan.  With respect to any full or partial release or substitution of collateral, as contemplated by the provisos to the immediately preceding sentence, either: (a) such release or substitution of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (b) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release or substitution of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (a).  In connection with clause (a) of the preceding sentence, for all Mortgage Loans originated after December 6, 2010, a payment of principal is required to be made in an amount required by the REMIC Provisions if the fair market value of the real property constituting the remaining Mortgaged Property after the release is not equal to at least (x) 80% of the principal balance of the Mortgage Loan (or Whole Loan, if applicable) outstanding after the release or (y) the fair market value of the Mortgaged Property immediately before the release.

29. Defeasance.  If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan either (A) (1) permits defeasance no earlier than two years after the Closing Date, (2) permits defeasance only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Note and (3) has been transferred by the Sponsor with the intent that the defeasance provision not be utilized (x) for any reason other than to facilitate the disposition of the Mortgaged Property or any other customary commercial transaction or (y) as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages or (B) requires that a legal opinion or opinions be delivered with respect to the defeasance that states subject to customary assumptions and qualifications that the holder of such Mortgage Loan has a first priority perfected security interest in the defeasance collateral and that the defeasance will not  cause the Trust to fail to qualify as a REMIC as defined in the REMIC Provisions (the “Legal Opinion”).  The related Loan Documents enable the lender to charge the Mortgagor for the expenses associated with permitting a defeasance and provide for the following items (or otherwise contain provisions pursuant to which the holder can require such items):  (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) the Legal Opinion, and (c) a letter or other written evidence from the Rating Agencies to the effect that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.

30. Fixed Rate Loan.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except for the imposition of a default rate.

31. Inspection.  Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

32. No Material Default.  To the Sponsor’s knowledge, there exists no material default, breach, violation or event of acceleration under the Note or Mortgage for any Mortgage Loan and no event has occurred which, with the passing of time or giving of notice and the expiration of any grace or cure period, would constitute such a material default or breach; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Sponsor in this Exhibit B.  Neither the Sponsor nor any servicer on behalf of the Sponsor has accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan.

33. Due-on-Sale.  Except for transfers to specific parties that are identified and pre-approved in the Loan Documents and except with respect to certain transfers by reason of family and estate planning and/or a substitution or release of collateral within the parameters of Paragraph 28 above, each Mortgage contains a “due on sale” clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage and/or the satisfaction of specified criteria set forth in the related Loan Documents, the property subject to the Mortgage or any material portion thereof, or any controlling interest in the Mortgagor (except for a transfer of a controlling interest in the Mortgagor to a Person where one or more individuals specified in the Mortgage (i) own and control at least 50% of the same type of ownership interests in such Person and the Mortgaged Property as such individuals held in the original Mortgagor and the Mortgaged Property and (ii) such individuals continue to control the management of such Person and the Mortgaged Property), is directly or indirectly transferred or sold; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor’s satisfaction of certain conditions precedent.

34. Single Purpose Entity.  The Mortgagor on each Mortgage Loan with a Cut-off Date Principal Balance of $5,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity.  For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other  related Loan Documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm’s-length basis.

35. Whole Loan.  Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

36. Security Interests in Hospitality Properties.  If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid and enforceable (subject to the exceptions set forth in Paragraph 13 above) first priority security interest in all items of personal property owned by the related Mortgagor which are material to the conduct in the ordinary course of the Mortgagor’s business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law).  The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Sponsor) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

37. Prepayment Premiums.  Prepayment Premiums payable with respect to each Mortgage Loan, if any, constitute “customary prepayment penalties” within meaning of Treasury Regulations Section 1.860G-1(b)(2).

38. Recourse.  The related Loan Documents contain provisions providing for recourse against the related Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, or a natural person, for damages sustained in connection with the Mortgagor’s fraud, willful misrepresentation (unless the  Loan Documents refer to material misrepresentation without also referring to willful misrepresentation), failure to deliver insurance or condemnation proceeds or awards or security deposits to lender or to apply such sums as required under the Loan Documents, failure to apply rents and other income during a default or after acceleration to either amounts owing under the loan or normal and necessary operating expenses of the property or commission of material physical waste at the Mortgaged Property.  The related Loan Documents contain provisions pursuant to which the related Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, or a natural person, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental covenants.

39. Assignment of Collateral.  There is no material collateral securing any Mortgage Loan that has not been assigned to the Depositor.

40. Fee Simple or Leasehold Interests.  The interest of the related Mortgagor in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

41. Escrows.  All escrow deposits (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Sponsor or its agents (which shall include the applicable Master Servicer).  All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Depositor.  Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

42. Appraisals.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

43. No Capital Contributions.  The Sponsor has no obligation to make any capital contributions to the related Mortgagor under the Mortgage Loan.

44. Grace Periods.  The related Mortgage or Note provides a grace period for Monthly Payments no longer than ten (10) days from the applicable Due Date.

45. Access Routes.  Based solely on surveys, title insurance reports, the Title Policy, the engineering report, the appraisal and/or other relevant documents included in the Mortgage File, at the time of origination of the Mortgage Loan, the Mortgaged Property had access to a public road.

46. Tax Parcels.  Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part.

47. Loan Servicing.  The servicing practices used with respect to each Mortgage Loan have been in all material respects legal, proper, and prudent.

48. Condemnation.  In the case of any Mortgage Loan  originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least (x) 80% of the remaining principal balance of the Mortgage Loan or (y) the fair market value of the Mortgaged Property immediately before the release.

49. Release of Cross-Collateralization.  In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan  that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this base prospectus and prospectus supplement.  You must not rely on any unauthorized information or representations.  This base prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this base prospectus and prospectus supplement is current only as of its date.

Prospectus Supplement

CERTIFICATE SUMMARY	S-7
SUMMARY OF PROSPECTUS SUPPLEMENT	S-9
RISK FACTORS	S-33
DESCRIPTION OF THE MORTGAGE POOL	S-82
TRANSACTION PARTIES	S-94
DESCRIPTION OF THE OFFERED CERTIFICATES	S-108
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	S-128
THE POOLING AND SERVICING AGREEMENT	S-139
USE OF PROCEEDS	S-174
FEDERAL INCOME TAX CONSEQUENCES	S-174
STATE TAX AND LOCAL CONSIDERATIONS	S-175
ERISA CONSIDERATIONS	S-175
LEGAL INVESTMENT	S-177
PLAN OF DISTRIBUTION	S-177
LEGAL MATTERS	S-178
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-178
[RATINGS	S-179
Index of Significant Definitions	S-180
Annex A Mortgage Pool Information	A-1
Annex B Top Ten Loan Summaries	B-1
Annex C Certain Characteristics Of The Mortgage Loans	C-1
Annex D Structural and Collateral Term Sheet	D-1
Annex E Sponsor Representations And Warranties	E-1

Base Prospectus

Table of Contents	3
Summary of Base Prospectus	4
Risk Factors	5
The Prospectus Supplement	9
The Depositor	10
The Sponsor	11
Use of Proceeds	11
Description of the Securities	11
The Mortgage Pools	18
Servicing of the Mortgage Loans	24
Credit Enhancement	30
Swap Agreement	33
Yield Considerations	33
Certain Legal Aspects of the Mortgage Loans	35
Federal Income Tax Consequences	50
State and Local Tax Considerations	77
ERISA Considerations	77
Legal Investment	79
The Appraisal Regulations	79
Plan of Distribution	79
Incorporation of Certain Information by Reference	81
Legal Matters	82
Ratings	82
Index of Defined Terms	83

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and base prospectus.  This is in addition to the dealer’s obligation to deliver a base prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

[$_________]
(APPROXIMATE)

CCRE Commercial Mortgage Securities Trust, Series [_____]
(as Issuing Entity)

CCRE Commercial Mortgage Securities, L.P.
(as Depositor)

Commercial Mortgage
Pass Through Certificates,
Series [_____]

PROSPECTUS SUPPLEMENT

Cantor Fitzgerald & Co.

[_____]

[_____]

[_____]

[______], 20[__]

SUBJECT TO COMPLETION DATED JUNE 18, 2015

BASE PROSPECTUS

CCRE Commercial Mortgage Securities, L.P.
Depositor

Commercial Mortgage Pass-Through Certificates
 (Issuable in Series by Separate Issuing Entities)
Commercial Mortgage-Backed Notes
 (Issuable in Series by Separate Issuing Entities)
CCRE Commercial Mortgage Securities, L.P. from time to time will establish issuing entities that will issue securities.  The securities may be in the form of pass-through certificates or notes. We will offer the securities through this base prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of securities in a particular series. For each series, the assets of the issuing entity will consist primarily of (i) various types of multifamily or commercial mortgage loans, (ii) mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of commercial and/or multifamily mortgage loans or (iii) a combination of the assets described in (i) and (ii).  A series may consist of more than one issuing entity.  The certificates of a series will evidence beneficial ownership interests in the related issuing entity and the notes of a series will evidence debt obligations of the related issuing entity.  The securities of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.  The certificates of any series represent in the aggregate the entire beneficial ownership interest in the related issuing entity and the notes of any series represent all of the debt obligations of the related issuing entity.  The securities of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates.  Unless otherwise specified in the related prospectus supplement, neither the offered securities nor the assets of the related issuing entity will be insured or guaranteed by any governmental agency or instrumentality. Neither the offered securities nor the mortgage loans will be insured by any non-governmental agency or any other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered securities or determined if this base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of securities prior to its offering. We cannot assure you that a secondary market will develop for the securities of any series or, if it does develop, that it will continue.

Investing in the offered securities involves risks. See "risk factors" beginning on page 6 of this base prospectus. For each series, see "risk factors" in the related prospectus supplement.

The securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" on page [__] of this base prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered securities. Offerings of certain classes of the securities, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this base prospectus or the related registration statement.

This base prospectus may not be used to consummate sales of the offered securities unless accompanied by a prospectus supplement.

[________], 20[__]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
 BASE PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT
We provide information about the securities in two separate documents that progressively provide more detail.  These documents are:

•	this base prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and
•	the prospectus supplement for a series of securities, which will describe the specific terms of that series of securities.
You should rely only on the information provided in this base prospectus and the applicable prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state where the offer is not permitted.
We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this base prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.
You can find the definitions of capitalized terms that are used in this base prospectus on the pages indicated under the caption "Index of Defined Terms" beginning on page [__] in this base prospectus.
In this base prospectus, the terms "Depositor," "we," "us" and "our" refer to CCRE Commercial Mortgage Securities, L.P.

If you require additional information, the mailing address of our principal executive offices is CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022 and the telephone number is (212) 938-5000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page [__] of this base prospectus.

SUMMARY OF BASE PROSPECTUS	4
RISK FACTORS	6
THE PROSPECTUS SUPPLEMENT	10
THE DEPOSITOR	11
THE SPONSOR	12
USE OF PROCEEDS	12
DESCRIPTION OF THE SECURITIES	12
THE MORTGAGE POOLS	21
SERVICING OF THE MORTGAGE LOANS	27
CREDIT ENHANCEMENT	33
SWAP AGREEMENT	36
YIELD CONSIDERATIONS	36
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	38
FEDERAL INCOME TAX CONSEQUENCES	54
STATE AND LOCAL TAX CONSIDERATIONS	87
ERISA CONSIDERATIONS	87
LEGAL INVESTMENT	89
THE APPRAISAL REGULATIONS	89
PLAN OF DISTRIBUTION	90
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	92
LEGAL MATTERS	92
RATINGS	92
INDEX OF DEFINED TERMS	94

SUMMARY OF BASE PROSPECTUS
This summary includes selected information from this base prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered securities.  To understand the terms of the offering of the offered securities, you should read carefully this entire base prospectus and the applicable prospectus supplement.

Title of Securities
With respect to securities offered in the form of mortgage-pass-through certificates, Commercial Mortgage Pass-Through Certificates, issuable in series. With respect to securities offered in the form of mortgage-backed notes, Commercial Mortgage-Backed Notes, issuable in series.

Depositor	CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership. Our telephone number is (212) 938-5000.
Description of Securities; Ratings
The securities of each series will be issued pursuant to a pooling and servicing agreement, an indenture or both, as specified in the related prospectus supplement, and may be issued in one or more classes.  The certificates of any series of Commercial Mortgage Pass-Through Certificates will represent in the aggregate the entire beneficial ownership interest in the related issuing entity.  The notes of any series of Commercial Mortgage-Backed Notes will represent all of the debt obligations of the related issuing entity.  The assets of each issuing entity will consist primarily of (i) various types of commercial and/or multifamily mortgage loans, (ii) mortgage participations, pass-through certiﬁcates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of the assets described in (i) and (ii).  Each class offered by the related prospectus supplement will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

The prospectus supplement for a series of securities includes important information regarding the related issuing entity, securities, and risks, including information on the following:

•         the name of the master servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to  make advances to cover delinquent payments on the assets of the issuing entity, taxes, assessments or insurance premiums;

• the assets of each issuing entity, including a description of the pool of mortgage loans or mortgage-backed securities;
• whether each class of securities being issued are Commercial Mortgage Pass-Through Certificates or Commercial Mortgage-Backed Notes;
• if an issuing entity includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement;
• the identity and attributes of each class within a series of securities, including whether (and to what extent) any credit enhancement benefits any class of a series of securities;

• the tax status of the securities; and
• whether the securities will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

RISK FACTORS
An investment in the securities of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption "Risk Factors" in the applicable prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the securities and could result in the failure of investors in the securities to fully recover their initial investments.
The Securities May Not Be a Suitable Investment for You
For the reasons set forth in this section and in the "Risk Factors" section in the applicable prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the securities are subject to material variability from period to period and over the life of the securities, including as a result of variations in the performance of the mortgage loans in an issuing entity.  As a result, investment in the securities involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.
Risks of Commercial and Multifamily Lending Generally
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "Certain Legal Aspects of the Mortgage Loans—Certain Laws and Regulation," "—Type of Mortgaged Property" and "—Americans With Disabilities Act" in this base prospectus.
It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered securities. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.
Your Securities Are Not Obligations of Any Other Person or Entity
The certificates of any series of Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests solely in the related issuing entity.  The notes of any series of Commercial Mortgage-Backed Notes will represent debt obligations solely in the related issuing entity. Your securities will not represent an interest in or obligation of us, the originator, the sponsor or the trustee, the master servicer, the special servicer or any other person.  We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered securities. Unless otherwise specified in the related prospectus supplement, neither the offered securities nor the assets of the related issuing entity will be insured or guaranteed by any governmental agency or instrumentality.  Neither the offered securities nor the mortgage loans will be insured by any non-governmental agency or any other person.

Liquidity of the Securities May Be Limited
There will have been no secondary market for any series of your securities prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your securities.  The market value of the securities will fluctuate with changes in prevailing rates of interest, a change in the ratings of the securities or other credit related market changes.  Consequently, the sale of the securities in any market that may develop may be at a discount from the securities' par value or purchase price.
Modifications of the Mortgage Loans
The special servicer will be responsible for servicing the mortgage loans that have become delinquent or are otherwise in default or whose default is reasonably foreseeable.  As a result, as delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. At each step in the process of trying to maximize proceeds to the related issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the related issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.
The special servicer's ability to modify mortgage loans may be limited by several factors.  First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related pooling and servicing agreement, indenture or servicing agreement, as applicable (which agreements may be referred to herein as the governing agreements), may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the securities in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related securities.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.
You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of securities in the transaction.  The applicable governing agreement will obligate the special servicer not to consider the interests of individual classes of securities.  You should also note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related securities.
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer
The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the "FDIA").  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related governing agreement provides that such an event would be an event of default entitling the issuing entity to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the related governing agreement by the servicer in a bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of the related governing agreement and give the issuing entity a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the related governing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate servicer in a timely manner or at all.
If any servicer becomes the subject of bankruptcy or similar proceedings, the issuing entity's claim to collections in that servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your securities may be delayed or reduced.
Your Lack of Control Over the Issuing Entity Can Adversely Impact Your Investment
Investors in the securities do not have the direct right to make decisions with respect to the administration of the related issuing entity.  These decisions are generally made, subject to the express terms of the related governing agreement by the servicer or the trustee (or other party specified in the related prospectus supplement).  Any decision made by any of those parties in respect of the issuing entity in accordance with the terms of such agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of securities have the right to vote on matters affecting the related issuing entity.
The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities
The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage sponsor and its successor and assigns.  MERS is an electronic recording system that acts as the mortgagee for mortgage loans.  A mortgage is recorded in the name of MERS, and MERS electronically tracks on its system the beneficial owner of that mortgage.  Subsequent transfers are noted electronically in MERS records but not in the applicable land recording office.  The recording of mortgages in the name of MERS is a relatively new practice in the commercial mortgage lending industry.  Public recording officers and others have limited experience with lenders seeking to foreclose mortgages for which MERS is the mortgagee of record.  In addition, recent lawsuits have asserted that because assignments of mortgages were recorded in the name of MERS, but were not re-recorded when ownership of mortgage notes was transferred to securitization trusts, those securitization trusts are not the official holders of those mortgages.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged real properties could result.  Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.  In addition, the publicity surrounding foreclosures and the validity of MERS and the resulting uncertainty may further depress the mortgage market and the value to mortgage backed securities including the offered securities.
Book-Entry Securities May Delay Receipt of Payment and Reports
If an issuing entity issues securities in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of securities in book-entry form may reduce the liquidity of securities so issued in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot receive physical securities.
Variability in Average Life of Offered Securities
The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered securities and, accordingly, may affect the yield on the offered securities. Prepayments on the mortgage loans will be influenced by the prepayment provisions of the related mortgage notes and a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.  In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.
Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See "Description of the Mortgage Pool" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of securities. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under "Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions."  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.
The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your securities. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your securities may have a shorter weighted average life.
Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the issuing entity, the related agreements or the securities may also result in shortfalls.
Certain Legal Aspects of the Mortgage Loans
The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:
•	what proceedings are required for foreclosure;
•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
•	whether and to what extent recourse to the borrower is permitted; and
•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.
In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender's rights under the mortgage loans.  See "Certain Legal Aspects of the Mortgage Loans" in this base prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in distributions to certificateholders.
Environmental Law Considerations
Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E1527-00. This requirement will decrease the likelihood that the issuing entity will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the issuing entity from potential liability under environmental laws.
Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the issuing entity. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans—Environmental Risks."
Risk of Early Termination
The issuing entity for a series of securities may be subject to optional termination or, with respect to a series of notes, optional redemption, under certain circumstances by certain persons named in the prospectus supplement for your securities. In the event of this termination or redemption, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.
THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered securities will, among other things, describe to the extent applicable:

•	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;
•	whether an issuing entity or a portion thereof will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;
•	which classes of securities being issued are Commercial Mortgage Pass-Through Certificates and which classes of securities being issued are Commercial Mortgage-Backed Notes;
•	the identity of each class within a series;
•	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered securities;
•
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date and, if applicable, the amount of any reserve fund;

•	the identity of the master servicer;
•	the identity of the special servicer and the characteristics of any specially serviced mortgage loans;

•	the method of selection and powers of any representative of a class of securities permitted to direct or approve actions of the special servicer;
•	the circumstances, if any, under which the offered securities are subject to redemption prior to maturity;
•	the final scheduled distribution date of each class of offered securities;
•	the method used to calculate the aggregate amount of principal available and required to be applied to the offered securities on each distribution date;
•	the order of the application of principal and interest payments to each class of offered securities and the allocation of principal to be so applied;
•	the extent of subordination of any subordinate securities;
•	for each class of offered securities, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;
•	the distribution dates for each class of offered securities;
•	the representations and warranties to be made by us or another entity relating to the mortgage loans;
•	information with respect to the terms of the subordinate securities or residual securities, if any;
•
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

•	additional information with respect to the plan of distribution;
•	whether the offered securities will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;
•	any significant obligors in accordance with Regulation AB;
•
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

•
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

•
if an issuing entity contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under "Certain Legal Aspects of the Mortgage Loans" in this base prospectus; and

•
whether any class of offered securities qualifies as "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under "Legal Investment" in this base prospectus.

THE DEPOSITOR
CCRE Commercial Mortgage Securities, L.P. (the "Depositor") was formed in the State of Delaware on February 9, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in issuing entities in exchange for securities evidencing interests in, or debt obligations of, the issuing entity and selling or otherwise distributing the securities. The principal executive offices of the Depositor are located at 110 East 59th Street, New York, New York 10022. Its telephone number is (212) 938-5000. The Depositor will not have any material assets other than  any interest it retains in securities issued by the issuing entities.
Neither the Depositor, nor any of its affiliates will insure or guarantee distributions on the securities of any series offered by means of this base prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the securities for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the securities or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor, if specifically set forth in the Agreement.
THE SPONSOR
The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series.  The related prospectus supplement may identify a sponsor to be Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership ("CCRE Lending").
CCRE Lending was formed in 2010 and is affiliated with the Depositor.  Its general partner is Cantor Commercial Real Estate Lending Holdings, LLC and its limited partner is Cantor Commercial Real Estate Company, L.P. ("CCRE").  CCRE is a vertically-integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial and multifamily mortgage loans and other real estate debt instruments.  Additional information required to be provided by Item 1104 of Regulation AB regarding the sponsor or sponsors of a series, including, if applicable, CCRE Lending, will be provided in the related prospectus supplement.
USE OF PROCEEDS
The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this base prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the securities and for general corporate purposes. Securities may be exchanged by the Depositor for mortgage loans.
DESCRIPTION OF THE SECURITIES1
The securities of each series of Commercial Mortgage Pass-Through Certificates will be issued pursuant to a separate Pooling and Servicing Agreement (the "Pooling Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this base prospectus is a part.  However, an Agreement that relates to an issuing entity that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party.  In the event that any of the classes of securities being issued by an issuing entity are Commercial Mortgage-Backed Notes, (i) such securities will be issued pursuant to a separate Indenture (the "Indenture") between the related issuing entity and the entity named in the related prospectus supplement as indenture trustee, (ii) the related assets will be serviced (a) pursuant to the separate servicing agreement(s) (each, a "Servicing Agreement") specified and described in the related prospectus supplement or (b) pursuant to such other agreement or arrangement described in the related prospectus supplement and (iii) such securities will be secured by the pledge of the assets of the related issuing entity, which issuing entity may be a domestic United States or foreign company (as further described in the
___________________________
1    Whenever used in this base prospectus the terms "securities," "trust fund" and "mortgage pool" will be deemed to apply, unless the context indicates otherwise, to a specific series of securities, the trust fund underlying the related series and the related mortgage pool.

related prospectus supplement) and will be established pursuant to the organizational documents, agreement or other arrangement specified and described in the related prospectus supplement.
As used in this prospectus, "Agreement" means, with respect to a series consisting of Commercial Mortgage Pass-Through Certificates, the Pooling Agreement, and/or with respect to a series consisting of Commercial Mortgage-Backed Notes, the Indenture, together with the other related Servicing Agreement(s) or other governing agreements specified in the related prospectus supplement, as the context requires.  The following summaries describe certain provisions expected to be common to each series and the related Agreement(s) with respect to the related issuing entity. However, the prospectus supplement for each series will describe more fully additional characteristics of the securities offered in that prospectus supplement and any additional provisions of the related Agreement(s) and, if the assets of the related  issuing entity include MBS, will summarize all of the material provisions of the related Agreement(s).
At the time of issuance, it is anticipated that the offered securities of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Depositor. The rating organizations that are rating the offered securities of the related series at the request of the Depositor will be referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any rating agency not requested to rate the offered securities will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered securities by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by a rating agency pursuant to the Depositor's request.
General
The securities of each series will be issued in registered or book-entry form and will, (i) in the case of a series of Commercial Mortgage Pass-Through Certificates, represent beneficial ownership interests in the related issuing entity created pursuant to the applicable Agreement for the series and (ii) in the case of any series of Commercial Mortgage-Backed Notes, represent the debt obligations of the related issuing entity for the series. The assets of an issuing entity for each series will consist of the following, to the extent provided in the Agreement:

(i)     a pool primarily of (1) various types of commercial and/or multifamily mortgage loans, (2) mortgage participations, pass-through certiﬁcates or other mortgaged-backed securities ("MBS") that evidence interests in one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS;

(ii)    all payments on or collections in respect of the mortgage loans and MBS due on or after the date specified in the related prospectus supplement; and

(iii)   all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.
The assets of a series may be divided into one or more groups as specified in the related prospectus supplement.
In addition, an issuing entity for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See "Credit Enhancement" in this base prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.
The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, securities of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered securities may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Securities of a given series of offered securities may be offered in the same prospectus supplement as the Senior Securities of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Each class of offered securities of a series will be issued in the minimum denominations specified in the related prospectus supplement.
The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)       mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)      the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)     the degree to which an investor's yield is sensitive to principal prepayments.
The offered securities of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered securities may be subject to transfer restrictions described in the related prospectus supplement.
If specified in the related prospectus supplement, the offered securities may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.
If the securities of a class are transferable only on the books of The Depository Trust Company (the "Depository"), no person acquiring a security that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical security representing the security except in the limited circumstances described in the related prospectus supplement. Instead, the securities will be registered in the name of a nominee of the Depository, and beneficial interests in the securities will be held by investors through the book-entry facilities of the Depository, as described in this base prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any securities that are in book-entry form.
If the securities of a class are transferable only on the books of the Depository, each beneficial owner's ownership of the security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for this purpose. In turn, the Financial Intermediary's ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry security may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry securities, may be limited due to the lack of a physical certificate.
The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of securities will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.
If the offered securities are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered securities, will be recognized by the Depositor and the Trustee as the owner of the securities for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.
Distributions of principal of and interest on the book-entry securities will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry securities and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.
In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.
Distributions on Securities
Distributions of principal and interest on the securities of each series will be made to the registered holders of the securities ("Securityholders" or "Holders") by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the "Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related issuing entity. In the event that the securities being issued are Commercial Mortgage-Backed Notes, a Distribution Date may be also referred to in the related prospectus supplement as a "Payment Date" and distributions being made herein should be read as "payments."  Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee, by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the securities of each series will be made upon presentation and surrender of the securities at the office or agency specified in the notice to the Securityholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of securities.
With respect to each series of securities on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Securityholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.
The related prospectus supplement for any series of securities will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of securities. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of securities also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of securities.
Accounts
It is expected that the Agreement for each series of securities will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution

Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Securityholders in the manner described in the related prospectus supplement.
It is also expected that the Agreement for each series of securities will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Securityholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)   all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)   all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)   all proceeds from any insurance policy relating to a mortgage loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)   all proceeds from the liquidation of a mortgage loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the issuing entity through foreclosure or deed in lieu of foreclosure ("REO Property");

(5)   all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

(6)   any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)   any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)   any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.
The Special Servicer will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

    As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:
(i)   remit certain amounts for the related Distribution Date into the Distribution Account;
(ii)  to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;
(iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and
(iv)  reimburse the Master Servicer, the Special Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee and the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Securityholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Securityholders or other persons specified in the related prospectus supplement. If the risk of loss of funds in the Collection Account resulting from investments is borne by the Master Servicer, the amount of any of such losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.
It is expected that the Agreement for each series of securities will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:
(i)    make remittances to the Collection Account as required by the Agreement;

(ii)   pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and;

(iii)  provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.
The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the related issuing entity or by the person described in the prospectus supplement.
"Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.
Amendment

    The Agreement for each series may provide that it may be amended or supplemented by the parties to the Agreement without the consent of any of the Securityholders, to the extent specified in the related prospectus supplement:
(i)    to cure any ambiguity;
(ii)   to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;
(iii)  to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or
(iv)  for the other reasons specified in the related prospectus supplement.
To the extent specified in the Agreement, each Agreement also will provide that it may be amended or supplemented by the parties to the Agreement with the consent of the Holders of securities representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of securities affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Securityholders; provided, however, that this amendment may not, among other things:
•
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any security without the consent of each affected Securityholder;

•	reduce the aforesaid percentage of securities the Holders of which are required to consent to any amendment, without the consent of the Holders of all securities then outstanding; or
•	alter the servicing standard set forth in the related Agreement.
Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Securityholders, may amend or supplement the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain, if applicable, the qualification of the issuing entity as a "real estate mortgage investment conduit" (a "REMIC" ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the securities are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Securityholder.
The Agreement relating to each series may provide, if applicable, that no amendment or supplement to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust or cause the issuing entity to be subject to an entity-level income tax, at any time that any of the securities are outstanding or cause any other tax to be imposed on the issuing entity under the provisions of the Code.
The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination
As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:
(i)   the purchase of all of the assets of the related issuing entity, as described in the related prospectus supplement;
(ii)  the later of (a) the distribution to Securityholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Securityholders of all funds due under the Agreement;
(iii) the sale of the assets of the related issuing entity after the principal amounts of all securities have been reduced to zero under certain circumstances set forth in the Agreement; or
(iv)   mutual consent of the parties and all Securityholders.
In addition to the foregoing, an Indenture will be discharged with respect to a series of Commercial Mortgage-Backed Notes, other than continuing rights specified in the Indenture, upon the delivery to the Trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the notes of that series.
With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Securityholder and the final distribution will be made only upon surrender and cancellation of the related securities in the manner described in the Agreement.

Reports to Securityholders
Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Securityholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:
(i)    information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans and the MBS;
(ii)   updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;
(iii)  updated information regarding the MBS;
(iv)  financial information relating to the underlying Mortgaged Properties;
(v)    information with respect to delinquent mortgage loans;
(vi)  information on mortgage loans which have been modified; and
(vii) information with respect to REO Properties.
If an issuing entity for a series of securities includes MBS, the ability of the Master Servicer, MBS Administrator or Trustee, as the case may be, to include in any monthly statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-speciﬁc information to be included in the monthly statement that will be forwarded to the holders of the offered certiﬁcates of that series in connection with distributions made to them. The Depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.
The Master Servicer or the Trustee will be required to mail or otherwise make available to Holders of offered securities of each series periodic unaudited reports concerning the related issuing entity. Unless and until definitive securities are issued, the reports may be sent on behalf of the related issuing entity to Cede & Co., as nominee of the Depository and other registered Holders of the offered securities, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. The reports may also be available to holders of interests in the securities upon request to their respective Depository participants. See "Description of the Securities—Reports to Securityholders" in this base prospectus. We will file or cause to be filed with the Securities and Exchange Commission (the "Commission") the periodic reports with respect to each issuing entity as are required under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under the Exchange Act. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's website.
The Trustee
The Depositor will select a bank or trust company to act as trustee or, with respect to a series consisting of Commercial Mortgage-Backed Notes, an indenture trustee and/or owner trustee (in each case, the "Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer and their respective affiliates.

Events of Defaults under an Indenture
In the event that the securities being issued for a series are Commercial Mortgage-Backed Notes, the related Indenture may, except as otherwise specified in the related prospectus supplement, contain  events of default pursuant to which the principal amount of all the notes of the series may be declared to be due and payable immediately.  Such events of default, except as otherwise specified in the related prospectus supplement, may include:

•
a default in the payment of any principal of or interest on any note of that series which continues unremedied for a specified number of days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•
failure to perform in any material respect any other covenant of the Depositor or the issuing entity in the indenture which continues for a specified number of days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the related issuing entity; or
•
any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the related issuing entity, if any, of a credit enhancement instrument supporting the notes.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the notes of that series (or other party specified in the related prospectus supplement) may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the Holders of more than 50% (or other percentage specified in the related prospectus supplement) of the voting interests of the notes of that series.
If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the Trustee may not, unless otherwise specified in the related prospectus supplement, sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more (or such other number of days specified in the prospectus supplement), unless:

•	the Holders of 100% (or other percentage specified in the prospectus supplement) of the voting interests of the notes of that series consent to the sale;
•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale;
•
the Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% (or other percentage specified in the related prospectus supplement) of the voting interests of the notes of that series; or

•	such other conditions specified in the related prospectus supplement are fulfilled.

In the event that the Trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the related Indenture will provide that the Trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of an event of default.
In case an event of default occurs and is continuing with respect to a series of notes, the Trustee will be under no obligation to exercise any of the rights or powers under the related Indenture at the request or direction of any of the Holders of notes of that series (or at the direction of a party specified in the related prospectus supplement), unless those Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes of that series. The Holders of a majority of the then aggregate outstanding amount of the notes of that series may, to the extent specified in the related prospectus supplement, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the affected Securityholders. Each Indenture will provide that, notwithstanding any other provision of the Indenture, the right of any Securityholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.
THE MORTGAGE POOLS
General
The mortgage loans, if any, comprising the mortgage pool contained in an issuing entity will be secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on fee simple or leasehold interests in commercial and/or multifamily mortgage loans and related property and interests (each interest or property, as the case may be, a "Mortgaged Property").
The MBS, if any, comprising the mortgage pool contained in an issuing entity, may include (a) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities and/or (b) certiﬁcates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"); provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.  The discussion of mortgage loans in this section under the heading "—Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular issuing entity.
Mortgage Loans
Mortgage loans will be of one or more of the following types:

1.    mortgage loans with fixed interest rates;
2.    mortgage loans with adjustable interest rates;
3.    mortgage loans with principal balances that fully amortize over their remaining terms to maturity;
4.    mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

5.    mortgage loans that provide for recourse against only the Mortgaged Properties; and
6.    mortgage loans that provide for recourse against the other assets of the related borrowers.
Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.
Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans—Leases and Rents" in this base prospectus.
Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the issuing entity. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, the mortgage loans will not be insured or guaranteed by the United States or by any governmental agency or instrumentality. Neither the offered securities nor the mortgage loans will be insured by any non-governmental agency or any other person.
The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:
(i)    the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;
(ii)   the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;
(iii)  the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;
(iv)   the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;
(v)    the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;
(vi)   the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;
(vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;
(viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;
(ix)   the debt service coverage ratios relating to the mortgage loans;

(x)    information with respect to the prepayment provisions, if any, of the mortgage loans;
(xi)   information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and
(xii)  payment delinquencies, if any, relating to the mortgage loans.
If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the securities of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.
In the event that the material pool characteristics of the mortgage pool at the time of issuance of the securities for a series differs by 5% or more (other than as a result of the mortgage loans converting into cash in accordance with their terms) from the description in the related prospectus supplement filed for the offering, the Depositor will either file a current report on Form 8-K (the "Form 8-K") with the Commission within four business days thereafter or will file a subsequent prospectus with the Commission which will set forth information with respect to the mortgage loans of the issuing entity for the series.  The Form 8-K or subsequent prospectus will be available to the Securityholders of the related series promptly after its filing.
Split-Loans
If specified in the related prospectus supplement, certain of the mortgage loans included in the mortgage pool may be part of a split-loan structure in which the mortgage loan included in the mortgage pool has one or more companion loans (the "Companion Loans" and, together with the related mortgage loan, the "Split-Loan") that are subordinate or pari passu in right of payment with such mortgage loan.  In certain cases, the Split-Loans may not be serviced under the Agreement, but will be serviced under a separate servicing agreement or a pooling and servicing agreement for another securitization.  In addition, a series consisting of more than one issuing entity may, if specified in the related prospectus, include a portion of a Split-Loan in each issuing entity for such series.  The holder of a Companion Loan may have certain consent, consultation and control rights over matters affecting the related mortgage loan, including the right to cure defaults that affect the related mortgage loan and to purchase the related mortgage loan following a material loan default. The prospectus supplement for a series will contain disclosure concerning Split-Loans contained in the related issuing entity, which will include disclosure concerning the matters described in this paragraph.
Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans
The mortgage loans underlying the securities of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.
The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.
Assignment of Mortgage Loans
At the time of issuance of the securities of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee (or, with respect to a series consisting of Commercial Mortgage-Backed Notes, pledged to the related indenture trustee under the Indenture) together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment or pledge, will execute and deliver securities evidencing the beneficial ownership interests in the related issuing entity (or, with respect to a series consisting of Commercial Mortgage-Backed Notes, notes evidencing debt obligations of the related issuing entity), to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.
In addition, the Depositor will, as to each mortgage loan, deliver, or cause to be delivered, to the Trustee, to the extent required by the Agreement:
(i)   the mortgage note, endorsed to the order of the Trustee without recourse or otherwise as required by the Agreement;
(ii)  the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;
(iii) any assumption, modification or substitution agreements relating to the mortgage loan;
(iv)  a lender's title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;
(v)   if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee or otherwise as required by the Agreement;
(vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the date of issuance of the Securities (the "Closing Date")) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and
(vii) any other documents as may be described in the Agreement (the documents, collectively, the "Mortgage Loan File").
Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any similar document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.
The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of, or as secured party on behalf of, all Securityholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related issuing entity as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the "Repurchase Price"). This substitution or purchase obligation will constitute the sole remedy available to the Holders of securities or the Trustee for a material defect in a constituent document.
Representations and Warranties
To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Securityholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Securityholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.
The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.
If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of securities, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage Loans") in substitution for any one or more of the mortgage loans ("Defective Mortgage Loans") initially included as assets of the issuing entity but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:
(i)    have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Securityholders in the month of substitution);
(ii)   have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan;
(iii)  have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and
(iv)  comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.
If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be included in the prospectus supplement.
MBS
Each MBS included in a mortgage pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisﬁed with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the Depositor, a sponsor, the related issuing entity or an underwriter of the related series of securities to be issued and (3) the Depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.
Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.
The MBS may have been issued in one or more classes with characteristics similar to the classes of certiﬁcates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person speciﬁed in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances speciﬁed in the related prospectus supplement.
Certain credit enhancement similar to that described for the certiﬁcates under "Credit Enhancement" may have been provided with respect to the MBS. The type, characteristics and amount of such credit enhancement, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.
The prospectus supplement for a series of certiﬁcates that evidence interests in MBS will specify:
(i)     the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included as assets of the issuing entity,
(ii)    the original and remaining term(s) to stated maturity of the MBS, if applicable,
(iii)   the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),
(iv)   the payment characteristics of the MBS,
(v)    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,
(vi)   a description of the related credit enhancements, if any,
(vii)  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,
(viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS,
(ix)    if the MBS Issuer is required to ﬁle reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer;
(x)     the market price of the MBS and the basis on which the market price was determined;

(xi)  the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "—Mortgage Loans" above and
(xii) the characteristics of any cash ﬂow agreements that relate to the MBS.
The Depositor will provide the same information regarding the MBS in any issuing entity in its reports ﬁled under the Securities Exchange Act of 1934 with respect to such issuing entity as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.
SERVICING OF THE MORTGAGE LOANS
General
The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.
The servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will be responsible for:

•
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "—Modifications, Waivers and Amendments" below;

•	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and
•	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.
The Special Servicer may have other business relationships with the Depositor and its affiliates.
If specified in the prospectus supplement for a series of securities, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.
The Master Servicer and the Special Servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.
Servicing Standards
The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Securityholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor
If so specified in the related prospectus supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.
Collections and Other Servicing Procedures
The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.
It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.
Insurance
The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will generally be in an amount that is not less than the lesser of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the related issuing entity payable out of the related Collection Account.
The Special Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the related issuing entity payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the related Collection Account. The related Agreement may also require the Special Servicer to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.
The related Agreement may provide that the Master Servicer or the Special Servicer, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the related issuing entity. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.
In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Securityholders.
The standard hazard insurance policies typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.
In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Securityholders. The costs may be recovered by the Master Servicer and the Special Servicer from the Collection Account, with interest on the costs, as provided by the Agreement.
Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.
Fidelity Bonds and Errors and Omissions Insurance
The Agreement for each series may require that the Master Servicer and the Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.
Servicing Compensation and Payment of Expenses
The Master Servicer's principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.
In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "Description of the Securities—Accounts" in this base prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.
If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.
The exact amount or method of calculating the servicing fee of the Special Servicer and the source from which the fee will be paid will be described in the prospectus supplement for the related series.
In addition to the compensation described above, the Master Servicer and the Special Servicer (or any other party specified in the related prospectus supplement) may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.
Advances
The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.
If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.
The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of securities.
The prospectus supplement for any series of certiﬁcates evidencing an interest in an issuing entity that includes MBS will describe any comparable advancing obligation of a party to the related Agreement or of a party to the related MBS Agreement.

Modifications, Waivers and Amendments
If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Securityholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.
Subject to the terms and conditions set forth in the Agreement, the Special Servicer may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.
Subject to the terms and conditions set forth in the Agreement, the Special Servicer will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.
The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.
Evidence of Compliance
The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.
In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising an issuing entity for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:
(a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;
(b)  a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
(c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and
(d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.
Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.
Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee
The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer nor any of their directors, officers, employees or agents will be under any liability to the related issuing entity or the Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer and any of their directors, officers, employees or agents will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Securityholders and will be borne by Securityholders in the manner described in the related prospectus supplement.
Neither the Master Servicer nor the Special Servicer may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.
The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of securities evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.
Events of Default
Events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer under the Agreement for each series may include, among other things:
(i)   with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Securityholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;
(ii)  with respect to the Special Servicer, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;
(iii) with respect to the Master Servicer and the Special Servicer, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;
(iv)  with respect to the Master Servicer or the Special Servicer, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;
(v)   with respect to the Master Servicer or the Special Servicer, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and
(vi)  with respect to the Master Servicer or the Special Servicer, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.
As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of securities holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all securities that is allocated to any certificate in accordance with the terms of the Agreement.
CREDIT ENHANCEMENT
General
If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.
Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the securities and interest on the securities only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.
If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this base prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities,

(ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Securityholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their securities, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.
Subordinate Securities
If so specified in the related prospectus supplement, one or more classes of a series may be subordinate securities. If so specified in the related prospectus supplement, the rights of the Holders of subordinate securities (the "Subordinate Securities") to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior securities (the "Senior Securities") to the extent specified in the related prospectus supplement.
A series may include one or more classes of Senior Securities entitled to receive cash flows remaining after distributions are made to all other Senior Securities of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Securities. A series also may include one or more classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to other Subordinate Securities of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.
The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the applicable issuing entity.
Cross-Support Features
If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities backed by one mortgage loan group prior to distributions on Subordinate Securities backed by another mortgage loan group within the issuing entity. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.
Letter of Credit
If specified in the related prospectus supplement, a letter of credit with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of securities (the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K simultaneously with or prior to the date of the filing of the final prospectus supplement related to the applicable series.
Security Guarantee Insurance
If so specified in the related prospectus supplement,security guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The security guarantee insurance will guarantee, with respect to one or more classes of securities of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the security guarantee insurance will also guarantee against any payment made to a Securityholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the security guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K simultaneously with or prior to the date of the filing of the final prospectus supplement related to the applicable series.
Reserve Funds
If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.
Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the securities, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.
Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the related issuing entity, but the reserve fund itself will only be a part of the issuing entity if so provided in the related prospectus supplement.
Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.
Overcollateralization
If specified in the related prospectus supplement, the principal balance of loans in an issuing entity at the cut-off date may exceed the initial principal balance of the securities of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the securities) will not be released.  Instead, the excess cash will be paid to one or more senior classes of securities as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the securities; the difference is overcollateralization.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.
Credit Support with Respect to MBS
If specified in the related prospectus supplement, any MBS included in the related issuing entity and/or the related underlying mortgage loans may be covered by one or more of the types of credit enhancement described herein; provided, that such MBS will only be included to the extent that (i) the credit enhancement provided to such MBS is permitted under the definition of asset-backed security under Regulation AB and (ii) information regarding such credit enhancement is available to be disclosed in the related prospectus supplement.
SWAP AGREEMENT
If so specified in the prospectus supplement relating to a series of securities, the related issuing entity (or other party specified in the related prospectus supplement) will enter into or obtain an assignment of a swap agreement pursuant to which the issuing entity will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of securities having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of securities also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Securityholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their securities, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.
Interest Rate Swap.  In an interest rate swap, the issuing entity will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.
Interest Rate Caps.  In an interest rate cap, the issuing entity or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the issuing entity, or a series of payments over time.
Interest Rate Floors.  In an interest rate floor, the issuing entity or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.
Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.
YIELD CONSIDERATIONS
General
The yield to maturity on any class of offered securities will depend upon, among other things, the price at which the securities are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance

Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the related issuing entity or, with respect to a series of Notes, optional redemption. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of securities, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of securities. See "Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions" in this base prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans. The following discussion contemplates an issuing entity that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certiﬁcates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If an issuing entity includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certiﬁcates of the related series.
Prepayment and Maturity Assumptions
The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, an issuing entity may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered securities. A number of factors may influence prepayments on commercial and multifamily loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions" in this base prospectus.
If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the securities of the series in the related issuing entity may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a security, the greater the effect on the investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.
The weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of the security until each dollar of principal is repaid to the Securityholders. The weighted average life of the offered securities will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.
We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the mortgage loans, the rate of prepayment can be expected to increase.
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS
The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that an issuing entity for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.  The discussion in this section applies equally to mortgage loans underlying any MBS included in a particular issuing entity.
Mortgages and Deeds of Trust Generally
The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.
The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.
Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See "—Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.
Rights of Mortgagees or Beneficiaries
The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.
The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.
Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.
The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.
Foreclosure
Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.
The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.
Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.
In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "—Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.
For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See "—Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.
In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.
Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Special Servicer may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Special Servicer. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of securities for which an election is made to qualify the related issuing entity or a part of such issuing entity as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.  If an issuing entity is a foreign entity, the issuing entity will be required to dispose of any defaulted mortgage loans prior to foreclosure either by sale or by transfer to a special purpose subsidiary.
State Law Limitations on Lenders
In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "—Rights of Redemption" below.
Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security.
Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "—Anti-Deficiency Legislation" below.
Environmental Risks
Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.
Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an "Environmental Condition") may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as an issuing entity with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a secured lender such as an issuing entity may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption").  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.
Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.
Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an "owner or operator" after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.
The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.
Unless otherwise specified in the related prospectus supplement, none of the environmental assessments obtained on the Mortgaged Properties have revealed any material adverse condition or circumstance except for those:

•	in which the adverse conditions or circumstances were remediated or abated before the closing date
•	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;
•	for which an escrow, guaranty or letter of credit for the remediation was established;
•	for which an environmental insurance policy was obtained from a third-party insurer;

•
for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;
•	as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation;
•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;
•	involving radon; or
•	in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.
At the time the mortgage loans were originated, it is also possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.
The related Agreement will provide that the Special Servicer acting on behalf of the related issuing entity may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given issuing entity to liability under CERCLA or comparable laws unless the Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given issuing entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given issuing entity will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Special Servicer will in fact insulate a given issuing entity from liability for Environmental Conditions.
If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "—Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption
In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.
Junior Mortgages; Rights of Senior Mortgagees
The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of an issuing entity (and therefore the related  Securityholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.
Anti-Deficiency Legislation
Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.
Bankruptcy Issues
Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment.  The delay and consequences of the delay caused by an automatic stay can be significant.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.
Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.
Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured claim for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to decelerate a secured loan and to reinstate the loan even though the lender previously accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the "indubitable equivalent" of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender's secured claim is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.
Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  Rents and leases may also escape an assignment of them (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.
The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."  The equities of a particular case may permit the discontinuance of security interests in post petition leases, rents and hotel revenues. Unless a court orders otherwise, however, revenues from the related mortgaged property generated after the date the bankruptcy petition is filed will constitute

"cash collateral" under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute "cash collateral" under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender's consent or a court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.
Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to the effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of securities to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of the remedies for a related series of securities in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See
"—Leases and Rents."
In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. The remedies may be insufficient for the lessor, however, as the lessor may be forced if the lease was assigned, to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the non-debtor party or parties to the lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.
If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after the rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.
In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of certain payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Securityholders. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.
A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.
Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all actions. We cannot assure you that in the event of the borrower's bankruptcy, a court will enforce restrictions against a subordinated lender.
In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.
Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries' properties.
In addition, in the recent bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders" motions to dismiss the special purpose entity subsidiaries" cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders" interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor's basis for filing.  In the court's view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent's reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.
Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership, and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy or related laws with respect to a general partner of a partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. These state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of securities in the same manner as a principal prepayment.
In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In this case, the respective Mortgaged Property, for example, upon a consolidation would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, this occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.
Statutory Liabilities
The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.
Enforceability of Certain Provisions
Prepayment Provisions
Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "—Applicability of Usury Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.
Due-on-Sale Provisions
Certain of the mortgage loans may contain "due-on-sale" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act").  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is "encouraged" to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer or special servicer may have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, whether or not the master servicer or special servicer can demonstrate that the transfer threatens its security interest in the property.
The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included as an asset of the issuing entity, the master servicer or the special servicer, on behalf of the issuing entity, shall take actions as it deems to be in the best interest of the Securityholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.
In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Secondary Financing; Due-on-Encumbrance Provisions
Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans.  Alternatively, some of the mortgage loans may preclude secondary financing (often by use of "due-on-encumbrance" provisions, which permit the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given issuing entity, the master servicer or the special servicer, on behalf of the issuing entity, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.
Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.
Acceleration on Default
Some of the mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.
Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.
Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.
Servicemembers Civil Relief Act
Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.
Forfeitures in Drug and RICO Proceedings
Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.
In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.
Anti-Money Laundering, Economic Sanctions and Bribery
Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the "Requirements").  Any of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor's certificates.  In addition, each of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.
Applicability of Usury Laws
State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.
In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the issuing entity unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that the choice of law provision would be given effect.
Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.
Alternative Mortgage Instruments
Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA")

with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken such action.
Leases and Rents
Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.
Certain Laws and Regulations
The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.
Type of Mortgaged Property
The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.
Americans With Disabilities Act
Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.
FEDERAL INCOME TAX CONSEQUENCES
General
As specified in the related prospectus supplement, the following represents the opinion of Cadwalader, Wickersham & Taft LLP (the "Tax Counsel") as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of securities. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the securities as part of a "straddle" or "conversion transaction"), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of securities.
For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of securities, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the issuing entity which does not include the retained interest payments. References to a "holder" or "Securityholder" in this discussion generally mean the beneficial owner of a security.
This discussion addresses the federal income tax consequences of the treatment of the issuing entity as a REMIC under "—Federal Income Tax Consequences for REMIC Securities" and as a grantor trust under "—Federal Income Tax Consequences for Securities as to which No REMIC Election is Made."
Federal Income Tax Consequences for REMIC Securities
General
With respect to a particular series of securities, an election may be made to treat an issuing entity or one or more segregated pools of assets of such issuing entity as one or more REMICs within the meaning of Code Section 860D. The assets or a portion of the assets as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, securities of a series as to which one or more REMIC elections are made are referred to as "REMIC Securities" and will consist of one or more classes of "Regular Securities" and one class of "Residual Securities" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Securities, Tax Counsel has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Securities will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Securities will be considered to be "residual interests" in the REMIC Pool.  The prospectus supplement for each series of securities will indicate whether one or more REMIC elections with respect to the related issuing entity will be made, in which event references to "REMIC" or "REMIC Pool" in this base prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of an issuing entity as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "—Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and MBS.
Status of REMIC Securities
REMIC Securities held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Securities and income with respect to Residual Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Securities will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Securities also qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Securities will represent "qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).
Qualification as a REMIC
In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of issuance of the REMIC Securities, and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "—Taxation of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations" below.
A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, securities of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as securities in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a "defective obligation" within a two-year period after the Startup Day. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.
Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the "IRS").
In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.
If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Securities may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.
Taxation of Regular Securities
General
In general, interest and original issue discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder") as they accrue, and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable to that Regular Security (other than accrued market discount not yet reported as income). Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholders.
Original Issue Discount
Securities on which accrued interest is capitalized and deferred will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.
Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed by random lot ("Random Lot Securities")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price". The issue price of a class of Regular Securities offered pursuant to this base prospectus generally is the first price at which a substantial amount of Regular Securities of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Security also includes the amount paid by an initial Regular Securityholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated

interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans (but not the MBS) provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an accrual security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.
Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Security is held as a capital asset. However, under the OID Regulations, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "—Election to Treat All Interest Under the Constant Yield Method" below.
A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Security, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.
Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular

Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Securities of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.
In the case of a Random Lot Security, it is anticipated that the Trustee will determine the yield to maturity of the security based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Security (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the security (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining security of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Security after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.
Acquisition Premium
A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "—Election to Treat All Interest Under the Constant Yield Method" below.
Variable Rate Regular Securities
Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this base prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.
Under the REMIC Regulations, a Regular Security (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.
The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "—Original Issue Discount" with the yield to maturity and future payments on the Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.
Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Securities.
Market Discount
A purchaser of a Regular Security also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Security or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of the Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest (including original issue discount) distributable on that Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See "—Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.
Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the total stated redemption price at maturity of the Regular Security.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "—Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.
Premium
A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Securityholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Securities. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security rather than as a separate deduction item. See "—Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.
Election to Treat All Interest Under the Constant Yield Method
A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder in the same taxable year or the following years as the year of the election or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.
Prepayment Premiums
Prepayment Premiums actually collected on the mortgage loans will be distributed to the Regular Securities as described in "Description of the Securities—Distributions—Prepayment Premiums" in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Securities, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Securities prior to the Trustee's actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Securities.  The IRS may disagree with these positions.  Securityholders should consult their own tax advisors concerning the treatment of prepayment premiums.
Sale, Exchange or Retirement of Regular Securities
If a Regular Securityholder sells or exchanges a Regular Security, or such Regular Security is redeemed or retired, such Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Security.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Security will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Regular Security.  A Regular Securityholder who receives a final payment that is less than the Securityholder's adjusted basis in the Regular Certificate will generally recognize less.
Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.
Treatment of Losses
Holders of Regular Securities will be required to report income with respect to the Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Securities, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Securityholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction

(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that the Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, the Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining as assets of the issuing entity have been liquidated or the class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Securityholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.
Taxation of Residual Securities
Prospective investors in the Residual Securities should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Securities and the tax liabilities on the Residual Securities will exceed cash distributions to the holder of the Residual Securities during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Securities may be zero or negative.  In the following discussion, the term "Residual Securityholder" refers to the holder of the Residual Securities.  Unless otherwise noted below, the following discussion applies separately to the Residual Securities' residual interest in each Trust REMIC.  A Residual Securityholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.
Taxation of REMIC Income
Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Securityholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss of the Residual Securityholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC's gross income less deductions.  The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.
The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Securityholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "—Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect upon the Residual Securityholder's after-tax rate of return. In addition, a Residual Securityholder's taxable income during certain periods may exceed the income reflected by the Residual Securityholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.
Basis and Losses
A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Securityholders in the same manner as such REMIC Pool's taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom the loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Securityholder that exceeds such holder's adjusted basis will be treated as a gain from the sale or exchange of the Residual Security.

A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "—Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.
A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic Residual Security, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Securityholders should consult with their tax advisors regarding the effect of these regulations.
Further, to the extent that the initial adjusted basis of a Residual Securityholder (other than an original holder) in the Residual Security is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "—Treatment of Certain Items of REMIC Income and Expense—Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "—Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.
Treatment of Certain Items of REMIC Income and Expense
Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities, and different methods could result in different timing of reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.
Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Securities as described above under "—Taxation of Regular Securities—Original Issue Discount" and "—Variable Rate Regular Securities", without regard to the de minimis rule described in those sections, and "—Taxation of Regular Securities—Premium" above.
Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under "—Taxation of Regular Securities—Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.
Limitations on Offset or Exemption of REMIC Income
The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Securities diminishes.  In the case of a Residual Security issued with an adjusted issue price of zero (a non-economic residual interest), 100% of the income will be treated as excess inclusions.
The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of the Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors"), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "—Taxation of Certain Foreign Investors—Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.
In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Securityholder. First, alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Securities
Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Security is actually held by the Disqualified Organization.
In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Security that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.
If an electing large partnership holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.
For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.
The Agreement with respect to a series of securities will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security, is not a Disqualified Organization and is not purchasing such Residual Securities on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Securityholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, "Disqualified Non-U.S. Tax Person" means with respect to the Residual Securities, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person; (b) any Non-U.S. Tax Person or its agent other than (i) a Non-U.S. Tax Person that holds the Residual Securities in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Security Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Tax Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Securities to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Securities will not be disregarded for federal income tax purposes; or (c) a U.S. Tax Person with respect to which income from a Residual Security is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.
Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Securityholder (other than a Residual Securityholder who is not a U.S. Person, as defined below under "—Taxation of Certain Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "—Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:
(A)   the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or
(B)   the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.
The Agreement with respect to each series of securities will require the transferee of a Residual Security to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under "—Disqualified Organizations". The transferor must have no actual knowledge or reason to know that any statements are false.
Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.
Unless otherwise stated in the related prospectus supplement a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person.  The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).
In addition, under Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of securities will prohibit transfer of a Residual Security to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.
Sale or Exchange of a Residual Security
Upon the sale or exchange of a Residual Security, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "—Taxation of Residual Securities—Basis and Losses") of the Residual Securityholder in the Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Security. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Securityholder's Residual Security, in which case, if the Residual Securityholder has an adjusted basis in the Residual Securityholder's Residual Security remaining when its interest in the REMIC Pool terminates, and if the Residual Securityholder holds the Residual Security as a capital asset under Code Section 1221, then the Residual Securityholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).
The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.
Mark-to-Market Regulations
Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Security is not treated as a security and thus may not be marked to market.
Taxes that May Be Imposed on the REMIC Pool
Prohibited Transactions
Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.
Contributions to the REMIC Pool After the Startup Day
In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Securityholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property
The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to "net income from foreclosure property," taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Securityholders.
The Master Servicer or Special Servicer is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.
It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.
Liquidation of the REMIC Pool
If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Securityholders within the 90-day period.
Administrative Matters
Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Securityholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Securities will be the "tax matters person" of the REMIC Pool for purposes of representing Residual Securityholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Securityholder who held a Residual Security on any day in the previous calendar quarter.
Each Residual Securityholder is required to treat items on its return consistently with their treatment on the REMIC Pool's returns, unless the Residual Securityholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Security as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.
Limitations on Deduction of Certain Expenses
An investor in the Residual Securities that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Securities, as well as holders of Residual Securities, where the Regular Securities are issued in a manner that is similar to pass-through securities in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities. All the expenses will be allocable to the Residual Securities or as otherwise indicated in the prospectus supplement.
Taxation of Certain Foreign Investors
Regular Securities
Interest, including original issue discount, distributable to the Regular Securityholders that are non resident aliens, foreign corporations or other Non-U.S. Tax Persons (i.e., any person that is not a U.S. Person) will be considered "portfolio interest" and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Tax Person (i) is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Tax Person.  The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Security being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Security; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership.  With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification.  A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term "intermediary" means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular

Security.  A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.
If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person.  In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.
Residual Securities
The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Securityholders may qualify as "portfolio interest", subject to the conditions described in "—Regular Securities" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the issuing entity or segregated pool of assets in that issuing entity (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Securityholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "—Taxation of Residual Securities—Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Securityholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. Partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.
Unless otherwise stated in the related prospectus supplement, transfers of residual securities to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.
FATCA
Under the "Foreign Account Tax Compliance Act" ("FATCA") provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to "foreign financial institutions" and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The trustee will be required to withhold amounts under FATCA on payments made to Holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.
3.8% Medicare Tax on "Net Investment Income"
Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their "net investment income," which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Backup Withholding
Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a rate of 28% (increasing to 31% after 2013) on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Securityholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Securities, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability.  Regular Securityholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.
Reporting Requirements
Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Securities will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request the information from the nominee.
The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.
Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses (see "—Limitations on Deduction of Certain Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "—Status of REMIC Securities."
Federal Income Tax Consequences for Securities
 as to which No REMIC Election is Made
Standard Securities
General
In the event that the applicable Agreement provides that no election is made to treat an issuing entity (or a segregated pool of assets in that issuing entity) with respect to a series of Securities that are not designated as Stripped Securities as described below, as a REMIC (Securities of this series shall be referred to as "Standard Securities"), in the opinion of Tax Counsel, the trust estate of the issuing entity will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i).
Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Securities, the holder of each Standard Security (a "Standard Securityholder") in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the issuing entity represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "—Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Securityholder's method of accounting. A Standard Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the related issuing entity in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that issuing entity. However, investors who are individuals, estates or trusts who own Standard Securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the related issuing entity, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is eliminated for the taxable years beginning in 2010-2012.  Under current law, the limitation will be fully reinstated for taxable year beginning in 2013.  As a result, the investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Securities with respect to interest at the pass-through rate on the Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Securities or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "—Stripped Securities" and "—Recharacterization of Servicing Fees," respectively.
Tax Status

In the opinion of Tax Counsel, Standard Securities will have the following status for federal income tax purposes:

1.    A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

2.    A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related issuing entity consist of qualified assets, and interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to the extent within the meaning of Code Section 856(c)(3)(B).

3.    A Standard Security owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related issuing entity consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

Premium and Discount
Standard Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or after acquisition.
Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "—Federal Income Tax Consequences for REMIC Securities—Taxation of Residual Securities—Premium."
Original Issue Discount. The original issue discount rules will be applicable to a Standard Securityholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.
Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Securityholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.
Market Discount. Standard Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "—Federal Income Tax Consequences for REMIC Securities—Taxation of Regular Securities—Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.
Recharacterization of Servicing Fees
If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Security, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.
Accordingly, if the IRS's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "—Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the Stripped Securityholder. While Standard Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "—Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.
Sale or Exchange of Standard Securities
Upon sale or exchange of a Standard Security, a Standard Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Security. In general, the aggregate adjusted basis will equal the Standard Securityholder's cost for the Standard Security, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions received on the Standard Security. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Security would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.
Investors that recognize a loss on a sale or exchange of the Standard Securities for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.
Stripped Securities
General
Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities".
The securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "—Standard Securities—Recharacterization of Servicing Fees" above) and (iii) securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "—Standard Securities—Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the Stripped Securities in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Securities for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "—Standard Securities—General," subject to the limitation described in that section.
Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Tax Counsel (i) the assets of the related issuing entity will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Securities arguably should be made in one of the ways described below under "—Taxation of Stripped Securities—Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.
Furthermore, Treasury regulations provide for the treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Security would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under "—Federal Income Tax Consequences for REMIC Securities—Taxation of Regular Securities—Market Discount," without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.
Status of Stripped Securities
No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Tax Counsel, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See "—Standard Securities—Tax Status" above.

Taxation of Stripped Securities
Original Issue Discount. Except as described above under "—General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "Stripped Securityholder") in any taxable year likely will be computed generally as described above under "—Federal Income Tax Consequences for REMIC Securities—Taxation of Regular Securities—Original Issue Discount" and "— Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security issued with de minimis original issue discount as described above under "—General," the issue price of a Stripped Security will be the purchase price paid by each Stripped Securityholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the Stripped Securityholder, presumably under the Prepayment Assumption.
If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Security to recognize an ordinary loss equal to the portion of unrecoverable basis.
As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.
Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Securityholder's adjusted basis in the Stripped Security, as described above under "—Federal Income Tax Consequences for REMIC Securities—Taxation of Regular Securities—Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Securityholder other than an original Stripped Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.
Investors that recognize a loss on a sale or exchange of the Stripped Securities for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.
Purchase of More Than One Class of Stripped Securities. Where an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.
Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Securityholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to the Stripped Security. Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.
Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Stripped Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.
Reporting Requirements and Backup Withholding
It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Securityholder or Stripped Securityholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Securityholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on securities held by persons other than Securityholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities the reporting will be based upon a representative initial offering price of each class of Stripped Securities or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "—Federal Income Tax Consequences for REMIC Securities—Backup Withholding" above.
The IRS has published final regulations establishing a reporting framework for interests in "widely held fixed investment trusts" and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an "investment trust" under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
Under these regulations, in connection with the issuing entity, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Securities or Stripped Securities who are not "exempt recipients" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such securities through a middleman, to report, in accordance with the provisions of the Agreement, the related issuing entity's gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any issuing entity assets were disposed of or the Standard Securities or Stripped Securities, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the issuing entity assets that are attributable to such Securityholder. The same requirements would be imposed on middlemen holding such securities on behalf of Securityholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Securityholders who do not hold their securities through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.
Taxation of Certain Foreign Investors
To the extent that a security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Securityholder or Stripped Securityholder on original issue discount recognized by the Standard Securityholder or Stripped Securityholders on the sale or exchange of the security also will be subject to federal income tax at the same rate.
Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "—Federal Income Tax Consequences for REMIC Securities—Taxation of Certain Foreign Investors—Regular Securities."
In addition, Standard Securityholders or Stripped Securityholders that are "foreign financial institutions" may be required to provide additional information under FATCA.  See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA".
3.8% Medicare Tax on "Net Investment Income"
Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on "net investment income".  See "—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on "Net Investment Income"".
Tax Consequences to Holders of Notes Treated as Indebtedness
General
If securities of a series of Commercial Mortgage-Backed Notes are structured as indebtedness secured by the assets of the related issuing entity, upon the issuance of the notes, in the opinion of Tax Counsel, for federal income tax purposes, assuming compliance with all provisions of the related Indenture and certain related documents, and based in part on facts set forth in the related prospectus supplement and additional information and representations, if the related issuing entity is a domestic entity, the issuing entity will not be classified as an association taxable as a corporation, as a publicly traded partnership, as defined in Section 7704 of the Code, or as a "taxable mortgage pool" as defined in Section 7701(i) of the Code, taxable as a corporation, and if the related issuing entity is a foreign entity, as further set forth in the related prospectus supplement, the issuing entity will not be treated as a foreign corporation engaged in a trade or business in the United States.  If, contrary to the opinion of Tax Counsel, the issuing entity were to be treated as an association taxable as a corporation or a foreign corporation engaged in a trade business in the United States, it would be subject to federal income tax on its net income, which would materially reduce amounts otherwise available to make payments required under the notes.  The remainder of this discussion and any discussion in the related prospectus supplement, unless otherwise noted, assumes the related issuing entity will not be taxable as a corporation for federal income tax purposes.

Federal Tax Treatment of the Notes as Indebtedness
If securities of a series being issued as notes are structured as indebtedness secured by the assets of the related issuing entity, Tax Counsel will deliver an opinion, as appropriate, to the extent provided in the prospectus supplement, that one or more classes of notes will or should qualify as debt for federal income tax purposes.  The related Agreement(s) will require that the issuing entity will agree, and the Holders of the notes ("Noteholders")will agree by their purchase of the notes, to treat the notes as debt for federal income tax purposes.  The consequences of the notes being treated as debt for federal income tax purposes are described below.  Treatment of the notes as equity interests could have adverse tax consequences to certain Noteholders.  For example, in the case of a domestic entity, all or a portion of the income accrued by tax-exempt entities, including pension funds, might be "unrelated business taxable income," and subject such Noteholders to federal income tax and federal income tax return filing and withholding requirements, and individual Noteholders might be subject to limitations on their ability to deduct their shares of issuing entity expenses, including losses.  In the case of a foreign entity, if the notes were to be treated as equity interests in the issuing entity for federal income tax purposes, then a U.S. Noteholder would be subject to the special and potentially adverse U.S. tax rules applicable to U.S. equity owners in passive foreign investment companies ("PFICs") or controlled foreign corporations ("CFCs").  Noteholders are strongly encouraged to consult with their own tax advisors regarding the possibility that the notes could be treated as equity interests and the possible application of the PFIC and CFC rules.
Tax Status of the Notes
Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, notes will not be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.
Taxation of the Notes
Stated Interest
Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of a U.S. Noteholder.
Original Issue Discount
The following discussion is based in part on the OID Regulations under Sections 1271 through 1273 and 1275 of the Code and in part on the provisions of the 1986 Act.  Noteholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the notes.  To the extent such issues are not addressed in the OID Regulations, the Trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability.  Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the notes.
Stated interest other than qualified stated interest must be accrued under the rules applicable to OID.  Qualified stated interest must be unconditionally payable at least annually.  See "—Federal Income Tax Consequences for REMIC Securities—Taxation of Regular Securities—Original Issue Discount" for a description of qualified stated interest  The Trustee intends to treat the interest formula for the notes as meeting the requirements for "qualified stated interest" under Treasury regulations relating to the OID Regulations, except as described below or as may otherwise be stated in the related prospectus supplement.

The notes will be treated as issued with OID if the excess of the "stated redemption price at maturity" of the notes over its issue price exceeds a de minimis amount equal to one-fourth of one percent of the stated redemption price at maturity of the notes multiplied by the weighted average maturity of the notes.  For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the applicable Closing Date until each payment scheduled to be made by a fraction, the numerator of which is the amount of each payment included in the stated redemption price at maturity of the notes and the denominator of which is the stated redemption price at maturity of the notes.  The Conference Committee Report to the 1986 Act provides that the schedule of such payments should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Note Prepayment Assumption").  Generally, the issue price of the notes should be the first price at which a substantial amount of the notes is sold to persons other than placement agents, underwriters, brokers or wholesalers.  The stated redemption price at maturity of the notes is generally equal to all payments on the notes other than payments of "qualified stated interest."  Any de minimis OID on the notes must be included in income as capital gain as principal payments are received on the notes in the proportion that each such payment bears to the original principal amount of the notes.  The treatment of the resulting gain is subject to the general rules discussed under "—Sale or Other Disposition" below.
If the notes are treated as issued with OID, a Noteholder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method.  The amount of OID generally includible in income is the sum of the "daily portions" (as defined below) of OID with respect to the notes accrued during an accrual period for each day during the taxable year or portion of the taxable year in which the Noteholder holds a note, including the date of purchase but excluding the date of disposition.  With respect to each note, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Payment Date, taking into account the Note Prepayment Assumption, if any.  However, no representation is made that the Mortgage Loans will prepay at the rate prescribed by the Note Prepayment Assumption or at any other rate.  The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining payments to be made on the note as of the end of that accrual period and (b) the payments made on the note during the accrual period that are included in the note's stated redemption price at maturity, over (ii) the adjusted issue price of the note at the beginning of the accrual period.  The present value of the remaining payments referred to in the preceding sentence is calculated based on (i) the yield to maturity of the note as of the Closing Date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Note Prepayment Assumption.  For these purposes, the adjusted issue price of a note at the beginning of any accrual period equals the issue price of the note, increased by the aggregate amount of OID with respect to the note that accrued in all prior accrual periods and reduced by the amount of payments included in the note's stated redemption price at maturity that were made on the note that were attributable to such prior periods.  The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.  OID for the short first accrual period will be determined under the exact method.
Under the method described above, the daily portions of OID required to be included as ordinary income by a U.S. Noteholder generally will increase to take into account prepayments on the note as a result of prepayments on the Mortgage Loans that exceed the Note Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Note Prepayment Assumption.  Noteholders are strongly encouraged to consult with their own tax advisors regarding the impact of the OID rules in the event that a note is issued with OID.
Market Discount
The notes, whether or not issued with OID, may be subject to the "market discount rules" of Section 1276 of the Code.  In general, these rules apply if a U.S. Noteholder purchases a note at a market discount—that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code.  If the U.S. Noteholder acquires a note at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment, or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the Note Prepayment Assumption, if any, or in the case of a note issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period.  A Noteholder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the Note Prepayment Assumption, if any.  The treatment of the resulting gain is subject to the general rules discussed under "—Sale or Other Disposition" below.
Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount.  A Noteholder may elect to include market discount in gross income as it accrues.  If it makes this election, the Noteholder will not be required to defer deductions.  Any such election will apply to all debt instruments acquired by the Noteholder on or after the first day of the first taxable year to which such election applies.  The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.
Acquisition Premium
A purchaser of a note at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the note reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under "—Election To Treat All Interest as OID."
Amortizable Bond Premium
In general, if a Noteholder purchases a note at a premium—that is, an amount in excess of the principal amount payable at maturity—the Noteholder will be considered to have purchased the note with "amortizable bond premium" equal to the amount of such excess.  A Noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under "—Market Discount" over the remaining term of the note, using the Note Prepayment Assumption, if any.  A Noteholder's tax basis in the note will be reduced by the amount of the amortized bond premium.  Any such election will apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the U.S. Noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired, and is irrevocable without the consent of the IRS.  Bond premium on a note held by a U.S. Noteholder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.
Election To Treat all Interest as OID
A U.S. Noteholder may elect to include in gross income all interest with respect to the notes, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above under "—Original Issue Discount" (the "Accrual Method Election").  It is unclear whether, for this purpose, the initial Note Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the U.S. Noteholder's acquisition would apply.  This election will generally apply only to the specific note for which it was made.  The Accrual Method Election, however, could trigger other deemed elections as described below.  An Accrual Method Election for a note with market discount held by a U.S. Noteholder that has not made an election under Section 1278(b) of the Code to include market discount in income on a current basis will result in a deemed election under Section 1278(b) of the Code.  Such a deemed election will apply to all debt instruments with market discount acquired by the U.S. Noteholder during the current taxable year and all subsequent years.  Similarly, if a U.S. Noteholder has not made an election under Section 171(c)(2) of the Code to amortize bond premium, and the notes were determined to have amortizable bond premium, an accrual method election will result in a deemed election under Section 171(c)(2) of the Code for all of the U.S. Noteholder's debt instruments with amortizable bond premium held at the beginning of the taxable year and acquired thereafter.  Neither the market discount election under Section 1278(b) of the Code nor the bond premium election under Section 171(c)(2) of the Code may be revoked (including where either such election is deemed made as a result of the accrual method election) without the permission of the IRS.  U.S. Noteholders are strongly encouraged to consult with their own tax advisors before making this election.
Sale or Other Disposition
If a Noteholder of a note sells the note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the U.S. Noteholder's adjusted tax basis in the note.  The adjusted tax basis will equal the Noteholder's cost for the note, increased by any market discount, OID and gain previously included by the U.S. Noteholder in income with respect to the note, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the U.S. Noteholder with respect to the note.  Any such gain or loss generally will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital gains or losses will be long-term capital gains or losses if the note was held for more than one year.  Capital losses generally may be used only to offset capital gains.
Taxation of Certain Foreign Investors
Treatment of Interest
A Non-U.S. Tax Person will not be subject to federal income or withholding tax in respect of interest income on the notes if (1) the Non-U.S. Tax Person provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Tax Person and stating, among other things, that the Non-U.S. Tax Person is not a U.S. Tax Person, and (2) the Non-U.S. Tax Person is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the related issuing entity, unless certain exceptions apply.  To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person and, in either case, certain certification requirements are met.  In the latter case, such Non-U.S. Tax Person will be subject to federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers (and if such Non-U.S. Tax Person is a corporation, possibly to a 30% branch profits tax as well).
Sale or Other Disposition
Generally, a Non-U.S. Tax Person will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or other disposition of a debt instrument unless such Non-U.S. Tax Person is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Tax Person.  If the gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Tax Person, such Non-U.S. Tax Person will generally be subject to federal income tax with respect to such gain in the same manner as U.S. Tax Person, as described above.
Information Reporting and Backup Withholding
Under certain circumstances, the Code requires "information reporting" annually to the IRS and to each Holder, and "backup withholding" with respect to certain payments made on or with respect to the notes.  Backup withholding generally does not apply with respect to certain holders, including tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts.  Backup withholding will apply to a U.S. Noteholder only if the U.S. Noteholder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his or her Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.  The application for exemption is available by providing a properly completed IRS Form W-9.

A Non-U.S. Tax Person that provides the applicable IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Tax Person and stating that the Non-U.S. Tax Person is not a U.S. person will not be subject to IRS reporting requirements and backup withholding.
The payment of the proceeds on the disposition of a note by a Noteholder to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding unless the Holder either certifies its status as a Non-U.S. Tax Person under penalties of perjury on the applicable IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (as described above) or otherwise establishes an exemption.  The payment of the proceeds on the disposition of a note by a Non-U.S. Tax Person through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a U.S. Related Person (as defined below).  The payment of proceeds on the disposition of a note by a Non-U.S. Tax Person to or through a Non-U.S. office of a U.S. broker or a U.S. Related Person generally will not be subject to backup withholding but will be subject to information reporting unless the Holder certifies its status as a Non-U.S. Tax Person under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Tax Person's foreign status and the broker has no actual knowledge to the contrary.
For this purpose, a "U.S. Related Person" is (i) a "controlled foreign corporation" for federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business, or (iii) a foreign partnership if at any time during its tax year one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.
Backup withholding is not an additional tax and may be refunded (or credited against the Noteholder's federal income tax liability, if any), provided that certain required information is furnished.  The information reporting requirements may apply regardless of whether withholding is required.  Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Tax Person is a resident under the provisions of an applicable income tax treaty or agreement.
In addition, Holders that are "foreign financial institutions" may be required to provide additional information under FATCA.  See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA".
3.8% Medicare Tax on "Net Investment Income"
Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on "net investment income".  See "—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on "Net Investment Income"".
THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN NOTES.  PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES.
STATE AND LOCAL TAX CONSIDERATIONS
In addition to the Federal income tax consequences described in "Federal Income Tax Consequences" in this base prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the securities. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS
Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, "ERISA Plans") and on persons who are "parties in interest" (as defined in Section 3(14) of ERISA) or "disqualified persons" (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state and local law ("Similar Law") materially similar to the foregoing provisions of ERISA and the Code.
Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a security, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.
Prohibited Transactions
Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the ERISA Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of securities by or on behalf of the ERISA Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.
Special caution should be exercised before the assets of an ERISA Plan are used to purchase a security if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.
Further, if the assets included in an issuing entity were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the securities might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the securities, and certain transactions involved in the operation of the issuing entity might be deemed to constitute prohibited transactions under ERISA and/or the Code.
The U.S. Department of Labor (the "Department") has issued regulations (as modified by Section 3(42) of ERISA, the "Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as an issuing entity described in this prospectus) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest" in the entity.  An equity interest is defined under the Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Under this definition, any certificate issued by an issuing entity is likely considered an equity interest, because certificates are typically not treated as indebtedness under local law.  Notes are typically treated as indebtedness under local law; however, certain classes of notes may be considered to have substantial equity features.  The related prospectus supplement will describe whether a class of notes would likely be considered indebtedness or an equity interest for purposes of the Regulations.
Certain exceptions are provided in the Regulations, through which an investing ERISA Plan's assets in a class of equity interests would be deemed merely to include its interest in the securities instead of being deemed to include an interest in the assets of the related issuing entity. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations.  For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans and entities whose underlying assets include plan assets by reason of an ERISA Plan's investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.
Pursuant to the Regulations, if the assets of an issuing entity were deemed to be plan assets by reason of an ERISA Plan's investment in any securities, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held by the issuing entity. Therefore, because the mortgage loans and other assets held by an issuing entity may be deemed to be the assets of each ERISA Plan that purchases securities representing equity interests, in the absence of an exemption, the purchase, sale or holding of these securities of any series or class by a ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). This Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter's Exemption might be applicable to a series of securities, the related prospectus supplement will refer to that possibility.
If notes issued by an issuing entity are treated as indebtedness without substantial equity features for purposes of the Regulations, then such notes will be eligible for purchase by ERISA Plans.  However, without regard to whether the a class of notes is treated as an equity interest for such purposes, the acquisition or holding of notes by or on behalf of an ERISA Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such ERISA Plan.  Additionally, if a note is purchased in the secondary market and such purchase constitutes a sale or exchange between an ERISA Plan and a party in interest or disqualified person with respect to such ERISA Plan, the purchase could constitute a prohibited transaction.  There can be no assurance that an issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to an ERISA Plan that acquires notes.
It is possible that an Underwriter's Exemption will apply to some or all classes of notes of a series, in which case the related prospectus supplement will describe the applicability of the Underwriter Exemption and any limitations to such applicability.  In the event that an Underwriter's Exemption is not available with respect to a series of notes, one or more other prohibited transaction exemptions may be available to ERISA Plans purchasing or transferring the notes depending in part upon the type of fiduciary making the decision to acquire the notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption ("PTCE") 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions").  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.  The related Prospectus Supplement will describe the applicability of the Investor-Based Exemptions with respect to a series of notes.

Unrelated Business Taxable Income —Residual Interests
The purchase of a security that is a Residual Security by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Security, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Security on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Securities—Taxation of Residual Securities."
Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of securities.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with the counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of securities.
The sale of securities to a Plan is in no respect a representation by the Depositor or the applicable Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.
LEGAL INVESTMENT
The offered securities will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the offered securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered securities, is subject to significant interpretative uncertainties.
No representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any securities under applicable legal investment restrictions.  Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions.
THE APPRAISAL REGULATIONS
Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the securities offered in this base prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.
We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of securities. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of securities.
PLAN OF DISTRIBUTION
The securities offered by this base prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of securities will describe the method of offering of the series of securities, including the initial public offering or purchase price of each class of securities or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of securities may be made through a combination of two or more of these methods:

1.    by negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;
2.    by placements by the Depositor with investors through dealers; and
3.    by direct placements by the Depositor with investors.
As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Cantor Fitzgerald & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Cantor Fitzgerald & Co. and, as such, Cantor Fitzgerald & Co. will have a conflict of interest in underwriting any offered securities.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of securities will be obligated to purchase all the securities if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Securityholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.
In the ordinary course of business, Cantor Fitzgerald & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the securities.
If specified in the prospectus supplement relating to a series of securities, a holder of one or more classes of offered securities that is required to deliver a base prospectus in connection with the offer and sale of the securities may offer and sell, pursuant to this base prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the securities or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of securities by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the securities and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Securityholder's offering of the securities may receive compensation in the form of underwriting discounts or commissions from the selling Securityholder, and the dealers may receive commissions from the investors purchasing the securities for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the securities will be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the securities by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.
If the securities of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the securities. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.
The place and time of delivery for each series of securities offered in this base prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.
If specified in the prospectus supplement relating to securities of a particular series offered in this base prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this base prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of the securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the securities may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the securities for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the securities will be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the securities by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.
INCORPORATION OF CERTAIN INFORMATION
 BY REFERENCE
The Commission allows us to incorporate by reference information that we file with the Commission, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this base prospectus and the applicable prospectus supplement.  Information that we file later with the Commission will automatically update the information in this base prospectus and the applicable prospectus supplement.  All documents filed by us (other than Form 10-Ks) with respect to an issuing entity referred to in the accompanying prospectus supplement and the related series of securities after the date of this base prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this base prospectus and are a part of this base prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this base prospectus or the applicable prospectus supplement.  As a recipient of this base prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing to Cantor Fitzgerald

Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, or calling (212) 938-5000.
This base prospectus and the prospectus supplement for each series are parts of our Registration Statement. This base prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our Registration Statement. For further information, please see our Registration Statement and the accompanying exhibits which we have filed with the Commission. This base prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission's offices. Reports and other information filed with the Commission, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E. Washington, D.C. 20549.  Copies of the material can be obtained from the Public Reference Section of the Commission at 100 F Street, N.E. Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The Commission also maintains a website at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.  The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's website.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of securities is issued will be provided to each person to whom a base prospectus and the related prospectus supplement are delivered, upon written or oral request directed to CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022 (phone: (212) 938-5000).
If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.
LEGAL MATTERS
The validity of the securities offered by this base prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.
RATINGS
Unless the offering of the securities of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the securities of each series offered by this base prospectus and by the related prospectus supplement that at least one nationally recognized statistical rating agency shall have rated the securities in one of the four highest rating categories.
Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.
A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS
1
1986 Act	58

A
Accrual Method Election	85
ADA	54
Advances	30
Agreement	13
Appraisal Regulations	90
Assessment of Compliance	31
Attestation Report	31

B
Balloon Payments	37
Bankruptcy Code	41
beneficial owner	14

C
CCRE	12
CCRE Lending	12
CERCLA	43
CFCs	83
Closing Date	24
Code	55
Collection Account	16
Commission	19
Companion Loans	23
Cut-Off Date	15

D
Defective Mortgage Loans	25
Depository	14
Disqualified Non-U.S. Tax Person	69
Disqualified Organization	68, 90
Distribution Account	15
Distribution Date	15

E
EDGAR	19
electing large partnership	68
Environmental Condition	42
ERISA	88
ERISA Plans	88
Event of Default	32
Exchange Act	19

F
FAMC	21
FDIA	7
FHLMC	21
Financial Intermediary	14
FIRREA	90
FIRREA Appraisal	90
FNMA	21
Form 8-K	23

G
Garn-St Germain Act	50
GNMA	21

H
Holders	15

I
Indenture	12
Insurance Proceeds	16
Investor-Based Exemptions	89
IRS	57

L
Lender Liability Act	43
Letter of Credit Bank	34
Letter of Credit Percentage	34
Liquidation Proceeds	16

M
Master Servicer	27
Master Servicer Remittance Date	17
MBS	13
MBS Agreement	26
MBS Issuer	26
MBS Servicer	26
MBS Trustee	26
Mortgage Loan File	24
Mortgage Loan Schedule	24
Mortgaged Property	21
Mortgages	21

N
NCUA	53
Note Prepayment Assumption	84
Noteholders	83

O
OID Regulations	58
Operating Advisor	28

P
Pass-Through Entity	68
Permitted Investments	17
PFICs	83
Pooling Agreement	12
Prepayment Assumption	59
Prepayment Premium	16
Property Protection Expenses	16
PTCE	89

R
Random Lot Securities	58
Rating Agency	13
Regular Securities	55
Regular Securityholder	58
Regulations	88
REMIC	18
REMIC Pool	55
REMIC Regulations	55
REMIC Securities	55
REO Account	17
REO Property	16
Repurchase Price	25
Residual Securityholder	64
Responsible Party	24

S
secured-creditor exemption	43
Securities Act	14
Securityholders	15
Seller	11
Senior Securities	34
Servicing Agreement	12
Servicing Fee	30
Similar Law	88
Simple Interest Loans	22
Special Servicer	27
Specially Serviced Mortgage Loans	27
Split-Loans	23
Standard Securities	75
Standard Securityholder	76
Startup Day	56
Stripped Securities	78
Subordinate Securities	34
Substitute Mortgage Loans	25

T
Tax Counsel	55
TIN	86
Title V	53
Title VIII	53
Treasury	55
Trustee	19

U
U.S. Person	70
U.S. Related Person	87
Underwriter's Exemption	89

V
Voting Rights	33

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.                          Other Expenses of Issuance and Distribution.
The expenses expected to be incurred in connection with the issuance and distribution of the certificates being registered, other than underwriting compensation, are as set forth below.  All such expenses, except for the registration fee, are estimated.
SEC Registration Fee	$116.20
Legal Fees and Expenses	$1,070,000
Accounting Fees and Expenses	$180,000
Trustee Fees and Expenses (including counsel fees)	$60,000
Printing and Engraving Fees	$70,000
Rating Agency Fees	$1,780,000
Miscellaneous	$210,000
Total	$3,370,116.20

Item 15.                          Indemnification of Directors and Officers.
The limited partnership agreement of CCRE Commercial Mortgage Securities, L.P. (the "Registrant") provides that the Registrant will, to the fullest extent permitted by applicable law, indemnify its general partner, its limited partner, its special limited partner, any, employee or agent of the Registrant or any employee, representative, manager, agent or affiliate of the general partner, the limited partner or the special limited partner (each, a "Covered Person") for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the limited partnership agreement, except that no Covered Person is entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions.
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and has the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
The Pooling and Servicing Agreement may provide that no director, officer, employee or agent of the Registrant is liable to the trust fund or the certificateholders, except for (i) any breach of warranty or representation with respect to such respective party or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement with respect to such respective party.  Such agreement may provide further that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such agreement and the related certificates, other than any such loss, liability or expenses (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement, in each case by the person being indemnified, (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling and Servicing Agreement, (iii) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof or (iv) which constitutes a property advance that is otherwise reimbursable under the Pooling and Servicing Agreement.
Any underwriters who execute an underwriting agreement in the form incorporated by reference as Exhibit 1.1 hereto will agree to indemnify the directors and officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 under certain circumstances.
Item 16.                          Exhibits.
1.1	Form of Underwriting Agreement incorporated by reference from Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-172863).
3.1	Certificate of Limited Partnership of CCRE Commercial Mortgage Securities, L.P. incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-3 (File No. 333-172863).
3.2	Limited Partnership Agreement of CCRE Commercial Mortgage Securities, L.P. incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-3 (File No. 333-172863).
4.1	Form of Pooling and Servicing Agreement incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-172863).
5.1	Opinion of Cadwalader, Wickersham & Taft LLP as to legality.*
8.1	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (incorporated in Exhibit 5.1).*
10.1	Form of Mortgage Loan Purchase Agreement incorporated by reference from Exhibit 10.1 to the Registration Statement on Form S-3 (File No. 333-172863).
23.1	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.1).*
24.1	Powers of Attorney (contained on page II-8 of this Registration Statement).*
______________
* Filed herewith

Item 17.                          Undertakings.
(a)            Rule 415 Offering.
The undersigned Registrant hereby undertakes:
(1)            to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) except as otherwise provided by Item 512(a) of Regulation S-K, to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
(ii) except as otherwise provided by Item 512(a) of Regulation S-K, to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;
provided, however, that paragraphs (i), (ii) and (iii) of this paragraph 1 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;
provided further, however, that paragraphs (i) and (ii) of this paragraph 1 do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c));
(2)            that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)            to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)            that, for the purpose of determining liability under the Securities Act to any purchaser:
(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and
(5)            that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)            Filings Incorporating Subsequent Exchange Act Documents by Reference.
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)            Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)            Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site.
The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.
(e)            Undertaking in respect of indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

(f)            Undertaking in respect of the Trust Indenture Act of 1939
The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.
(g)            Undertaking in respect of Rule 430A
The Registrant hereby undertakes that:
(1)            For purposes of determining any liability under the Securities Act, that the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
(2)            For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the requirement that the securities be rated investment grade at the time of sale) and it has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 18, 2015.

CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.

By:	CCRE Commercial Mortgage Securities Holdings, LLC, its general partner

/s/ Anthony Orso
Name: Anthony Orso
Title: principal executive officer and director

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Orso and Ira Strassberg, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Form S-3 Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Anthony Orso	principal executive officer and director	June 18, 2015
Anthony Orso
/s/ Ira Strassberg	principal accounting officer and principal financial officer	June 18, 2015
Ira Strassberg

EXHIBIT INDEX
Exhibit
Number
1.1	Form of Underwriting Agreement incorporated by reference from Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-172863).
3.1	Certificate of Limited Partnership of CCRE Commercial Mortgage Securities, L.P. incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-3 (File No. 333-172863).
3.2	Limited Partnership Agreement of CCRE Commercial Mortgage Securities, L.P. incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-3 (File No. 333-172863).
4.1	Form of Pooling and Servicing Agreement incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-172863).
5.1	Opinion of Cadwalader, Wickersham & Taft LLP as to legality.*
8.1	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (incorporated in Exhibit 5.1).*
10.1	Form of Mortgage Loan Purchase Agreement incorporated by reference from Exhibit 10.1 to the Registration Statement on Form S-3 (File No. 333-172863).
23.1	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.1).*
24.1	Powers of Attorney (contained on page II-8 of this Registration Statement).*
______________
* Filed herewith